Exhibit 10.2

[INTENDED FOR CYCLE D2]

ADOPTION AGREEMENT

ESOP

The undersigned adopting employer hereby adopts this Plan. The Plan is intended to qualify as a tax-exempt plan under Code sections 401(a) and 501(a), respectively. The ESOP Accounts of the Plan and the applicable portion of the Trust are also intended to qualify as a tax-exempt employee stock ownership plan and trust under Code section 4975(e)(7). The Plan shall consist of this Adoption Agreement, its related Basic Plan Document #CD2-ESOP and any related Appendix and Addendum to the Adoption Agreement. Unless otherwise indicated, all Section references are to Sections in the Basic Plan Document.

COMPANY INFORMATION

1.	Name of adopting employer (Plan Sponsor): Atlantic Coast Financial Corporation
2.	Address 4655 Salisbury Road, Suite 110
3.	City: Jacksonville 4. State:FL 5. Zip:32256
6.	Phone number: 904 998-5500 7. Fax number: __________ __________
8.	Plan Sponsor EIN: 65-1310069
9.	Plan Sponsor fiscal year end: December 31
10a.	Plan Sponsor entity type:
i.	☒ C Corporation
ii.	☐ S Corporation
iii.	☐ Non Profit Organization
iv.	☐ Partnership
v.	☐ Limited Liability Company
vi.	☐ Limited Liability Partnership
vii.	☐ Sole Proprietorship
viii.	☐ Union
ix.	☐ Government Agency
x.	☐ Other: __________ (must be a legal entity recognized under the Code)
10b.	If 10a.viii (Union) is selected, enter name of the representative of the parties who established or maintain the Plan: __________
11.	State of organization of Plan Sponsor:Maryland
12a.	The Plan Sponsor is a member of an affiliated service group:

☐ Yes ☒ No

12b.	If 12a is "Yes", list all members of the group (other than the Plan Sponsor): __________
13a.	The Plan Sponsor is a member of a controlled group:

☐ Yes ☒ No

13b.	If 13a is "Yes", list all members of the group (other than the Plan Sponsor): __________

PLAN INFORMATION

A.	GENERAL INFORMATION.

1.	Plan Number: 034
2.	Plan name: a. Atlantic Coast Financial Corporation Employee Stock Ownership Plan
b. __________
3.	Effective Date:
3a.	Original effective date of Plan: January 01, 2004
3b.	Is this a restatement of a previously-adopted plan?

☒ Yes ☐ No

3c.	If A.3b is "Yes", effective date of Plan restatement: January 1, 2016.

NOTE: If A.3b is "No", the Effective Date shall be the date specified in A.3a, otherwise the date specified in A.3c; provided, however, that when a provision of the Plan states another effective date, such stated specific effective date shall apply as to that provision. The date specified in A.3a for a new plan, or the date specified in A.3c for an amended and restated plan, may not be earlier than the first day of the Plan Year during which the Plan is adopted by the Plan Sponsor.

4a.	Plan Year means each 12-consecutive month period ending on December 31 (e.g. December 31).
4b.	The Plan has a short Plan Year:

☐ Yes ☒ No

4c.	If A.4b is "Yes", the short Plan Year begins __________ and ends __________.

5.	Limitation Year means:
i.	☒ Plan Year
ii.	☐ calendar year
iii.	☐ tax year of the Plan Sponsor
6a.	The Plan is frozen as to eligibility and benefits

☐ Yes ☒ No

6b.	If A.6a is "Yes", enter the date the Plan was frozen __________.

NOTE: If A.6a is "Yes", no Eligible Employee shall become a Participant, no Participant shall be eligible to further participate in the Plan and no contributions shall accrue as of the date specified in A.6b.

Plan Features

14.	ESOP Accounts. The Non-Elective Contribution Account shall constitute the ESOP Accounts of the Plan (Section 1.02).

NOTE: It may be possible for other Accounts to be specified as ESOP Accounts. Consult with appropriate counsel before specifying any other Accounts.

ESOP Contributions

15a.	If more than one ESOP Account is specified in A.14 and the Company Stock to be allocated to ESOP Accounts is insufficient to fully fund the contributions to the ESOP Accounts, specify the ordering rule of the ESOP contributions made in the form of Company Stock (Section 4A.01(b)):
i.	☒ Pro rata
ii.	☐ Pursuant to the special ordering rule in A.15b
15b.	If A.15a.ii (special ordering rule) is selected, specify the ordering rule: __________

Compensation

20a.	Definition of Compensation:
i.	☒ W-2. Wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052.
ii.	☐ Withholding. Wages within the meaning of Code section 3401(a) for the purposes of income tax withholding at the source.
iii.	☐ 415 Safe Harbor. Only those items specified in Treas. Reg. section 1.415(c)-2(b)(1) and excluding all those items listed in Treas. Reg. section 1.415(c)-2(c).
20b.	If A.20a.iii (415 Safe Harbor) is selected, exclude amounts received during the year by an employee pursuant to a nonqualified unfunded deferred compensation plan to the extent includible in gross income:

☐ Yes ☐ No

21.	Include deferrals in definition of Compensation:

☒ Yes ☐ No

Unless "No" is checked, Compensation shall also include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Code sections 125, 402(e)(3), 402(h), 403(b), 132(f) or 457.

22a.	Include Post Severance Compensation in definition of Compensation for allocation purposes:

☐ Yes ☒ No

22b.	If A.22a is "Yes", effective date of inclusion of Post Severance Compensation shall be limitation years beginning on or after: __________.
22c.	Determine compensation for allocation purposes using Post Year End Compensation:

☐ Yes ☒ No

NOTE: If "Yes" is selected, amounts earned during the current year and paid during the first few weeks of the next year will be included in current year compensation.

22d.	If A.22c is "Yes", effective date of inclusion of Post Year End Compensation shall be limitation years beginning on or after: __________.
22e.	Include in Compensation payments made to an individual on account of qualified military service:

☐ Yes ☒ No

22f.	Include in Compensation payments made to a Participant who is permanently and totally disabled:

☐ Yes ☒ No

22g.	Include deemed Code section 125 compensation in definition of Compensation:

☐ Yes ☒ No

NOTE: The elections specified in A.20b and A.22a - A.22g will also apply for purposes of Testing Compensation.

Compensation Exclusions

23a.	Exclude pay earned before participation in Plan from definition of Compensation:

☒ Yes ☐ No

Unless "No" is checked, Compensation shall include only that compensation which is actually paid to the Participant by the Company during that part of the Plan Year the Participant is eligible to participate in the Plan. Otherwise, Compensation shall include that compensation which is actually paid to the Participant by the Company during the Plan Year.

23b.	Exclude certain fringe benefits from definition of Compensation:

☐ Yes ☒ No

If "Yes" is checked, Compensation shall exclude all of the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits.

24a.	Exclude other pay from definition of Compensation for the following Participants:
i.	☒ None
ii.	☐ Highly Compensated Employees only
iii.	☐ All Participants
24b.	If A.24a.ii or iii is selected, describe other pay excluded from definition of Compensation: __________.

NOTE: The pay specified above must be objectively determinable and may not be specified in a manner that is subject to Company discretion.

Testing Compensation

26.	Definition of Testing Compensation:
i.	☒ W-2. Wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052.
ii.	☐ Withholding. Wages within the meaning of Code section 3401(a) for the purposes of income tax withholding at the source.
iii.	☐ 415 Safe Harbor. Only those items specified in Treas. Reg. section 1.415(c)-2(b)(1) and excluding all those items listed in Treas. Reg. section 1.415(c)-2(c).

Highly Compensated Employee

29.	Use top-paid group election in determining Highly Compensated Employees:

☒ Yes ☐ No

30.	Use calendar year beginning with or within the preceding Plan Year in determining Highly Compensated Employees:

☒ Yes ☐ No

Other Definitions

32.	Definition of Disability:
i.	☐ The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.
ii.	☐ The determination by the Social Security Administration that the Participant is eligible to receive disability benefits under the Social Security Act.
iii.	☐ The Participant suffers from a physical or mental impairment that results in his inability to engage in any occupation comparable to that in which the Participant was engaged at the time of his disability. The permanence and degree of such impairment shall be supported by medical evidence.
iv.	☐ The Participant is eligible to receive benefits under a Company-sponsored disability plan.
v.	☒ The Participant is mentally or physically disabled under uniform rules consistently applied to all Participants in like circumstances.
33.	Name of state or commonwealth for choice of law (Section 14.05): Maryland

B.	ELIGIBILITY.

Exclusions

The term "Eligible Employee" shall not include (Check items B.1 - B.4a as appropriate):

1.	☒ Union. Any Employee who is included in a unit of Employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining, and if the collective bargaining agreement does not provide for participation in this Plan.
2.	☒ Any Leased Employee (as defined in Article 2).
3.	☒ Non-Resident Alien. Any Employee who is a non-resident alien who received no earned income (within the meaning of Code section 911(d)(2)) which constitutes income from services performed within the United States (within the meaning of Code section 861(a)(3)).
4a.	☐ Other. Other Employees described in B.4b (any exclusion must satisfy Code section 401(a)).
4b.	If B.4a is selected, describe other excluded Employees from definition of Eligible Employee: __________.

NOTE: Any classification specified in B.4b must be an objectively defined classification of Employees.

5.	Opt-Out. An Employee may irrevocably elect not to participate in the Plan:

☒ Yes ☐ No

Other Employer Service

6a.	Count a maximum of five years of service with other non-affiliated employers for eligibility purposes:

☐ Yes ☒ No

6b.	If B.6a is "Yes", list other employers: __________

Break in Service

7a.	Rule of parity. If an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions, exclude eligibility service before a period of five (5) consecutive One-Year Breaks in Service/Periods of Severance.

☒ Yes ☐ No

7b.	One-year holdout. If an Employee has a One-Year Break in Service/Period of Severance, exclude eligibility service before such period until the Employee has completed a Year of Eligibility Service after returning to employment with the Employer.

☒ Yes ☐ No

Immediate Participation

8a.	If the Plan is a new plan, allow immediate participation to all Eligible Employees employed on the date specified in B.8b:

☐ Yes ☐ No

8b.	If B.8a is "Yes", all Eligible Employees employed on __________ shall become eligible to participate in the Plan as of such date.

Eligibility Service Computation Rules

NOTE: The responses to B.9 are used only to the extent that the Plan determines eligibility service by the hour of service method.

9a.	Eligibility Computation Period switch to Plan Year:

☐ Yes ☒ No

9b.	Select hours equivalency for eligibility purposes:
i.	☒ None

An Employee shall be credited with the following service with the Employer:

ii.	☐ 10 Hours of Service for each day or partial day
iii.	☐ 45 Hours of Service for each week or partial week
iv.	☐ 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v.	☐ 190 Hours of Service for each month or partial month

Non-Elective Contributions

An Eligible Employee shall be eligible to receive an allocation of Non-Elective Contributions (if permitted pursuant to A.13) at the time specified in B.33 upon meeting the requirements of B.30 through B.32 (Section 3.01):

30.	Minimum age requirement for Non-Elective Contributions: 21 (21 maximum - leave blank or enter "0" if none)
31a.	Minimum service requirement for Non-Elective Contributions (Cannot exceed 1 year, unless the Plan provides a nonforfeitable right to 100% of the Participant's Non-Elective Contribution Account balance after not more than 2 years of service, in which case up to 2 years is permitted.):
i.	☐ None

ii.	☒ Completion of one (1) Year of Eligibility Service (Not to exceed 2. See B.31c for hours of service required for a year of service if the Plan does not use the Elapsed Time method in B.31b)
iii.	☐ Completion of __________ Hours of Service (not more than 1,000) in a _____ month period (Not to exceed 12.)
iv.	☐ Completion of __________ Hours of Service (not to exceed 1,000) within a twelve month period.
v.	☐ Completion of __________ months of service (not to exceed 24 months—elapsed time only).

NOTE: If 1-1/2 Years of Eligibility Service is selected, an Eligible Employee shall be deemed to earn 1/2 Year of Eligibility Service on the date that is six months after the end of the Eligibility Computation Period during which he earns his first Year of Eligibility Service; provided, that the individual is an Eligible Employee on the applicable entry date. Other fractional years may not be used.

NOTE: If B.31a.iii - B.31a.iv is selected and the Plan uses the Hours of Service method, the service requirement under B.31a shall be deemed met no later than the end of an Eligibility Computation Period during which the Eligible Employee completes 1,000 Hours of Service; provided, that the individual is an Eligible Employee on the applicable entry date. Service taken into account for purposes of B.31a shall be determined under the terms and conditions as is specified for determining a Year of Eligibility Service.

NOTE: If B.31a.iv is selected, the service requirement under B.31a shall be deemed met at the time the specified number of Hours of Service are completed.

31b.	Eligibility service computation method for Non-Elective Contributions. (Unless B.31b.ii (Elapsed Time) is selected, the Plan will use the Hours of Service method for determining eligibility service for Non-Elective Contributions):
i.	☒ Hours of Service
ii.	☐ Elapsed Time
31c.	If B.31a.ii is selected and if B.31b is "Hours of Service", enter the number of Hours of Service necessary for Year of Eligibility Service for purposes of Non-Elective Contributions: 1000 (Not more than 1,000. If left blank, the Plan will use 1,000 Hours of Service.)
32a.	In addition to the foregoing, the Plan provides for additional requirements for eligibility to receive allocations of Non-Elective Contributions:

☐ Yes ☒ No

32b.	If B.32a is "Yes", Describe any other eligibility requirements: __________.
33a.	Frequency of entry dates for Non-Elective Contributions:
i.	☐ An Eligible Employee shall become a Participant eligible to receive an allocation of Non-Elective Contributions immediately upon meeting the requirements of B.30 through B.32.
ii.	☐ first day of each calendar month
iii.	☐ first day of each plan quarter
iv.	☒ first day of the first month and seventh month of the Plan Year
v.	☐ first day of the Plan Year
vi.	☐ the dates specified in B.33c.
33b.	If B.33a.i and B.33a.vi (immediate entry/dates specified in B.33c) are not selected, an Eligible Employee shall become a Participant eligible to receive an allocation of Non-Elective Contributions on the entry date selected in B.33a that is:
i.	☒ coincident with or next following
ii.	☐ next following
iii.	☐ coincident with or immediately preceding
iv.	☐ immediately preceding
v.	☐ nearest to

the date the requirements of B.30 through B.32 are met.

33c.	If B.33a.vi (dates specified in B.33c) is selected, describe the other entry dates: __________.

C.	CONTRIBUTIONS

Non-Elective - Service

NOTE: An Eligible Employee who has met the requirements of B.30 through B.33 and who has satisfied the following requirements shall be eligible to receive an allocation of Non-Elective Contributions during the applicable Plan Year.

31a.	Require service for a Participant to receive an allocation of Non-Elective Contributions?

☒ Yes ☐ No

31b.	If C.31a is "Yes", Hours of Service required in the applicable Plan Year for a Participant to receive an allocation of Non-Elective Contributions: 1000 (Not more than 1,000. If left blank, the Plan will use 1,000 Hours of Service.)
32.	Require employment by the Company on last day of Plan Year for a Participant to receive an allocation of Non-Elective Contributions?

☒ Yes ☐ No

33a.	Waive service requirement under C.31 and last day requirement under C.32 for a Participant who Terminates employment with the Employer during the Plan Year due to:
i.	☒ death.
ii.	☒ Disability.
iii.	☒ attainment of Normal Retirement Age.
33b.	Any Hour of Service requirement and last day requirement shall be modified upon the occurrence of the events described in C.33a as follows:
i.	☒ Waive both the Hour of Service requirement and last day requirement in C.31/C.32.
ii.	☐ Waive the Hour of Service requirement in C.31/C.32 only
iii.	☐ Waive last day requirement in C.31/C.32 only
34.	Method to fix Non-Elective Contribution Code section 410(b) coverage failures (Section 4.01(d)):
i.	☐ Do not automatically fix
ii.	☒ Add just enough Participants to meet the coverage requirements
iii.	☐ Add all non-excludable Participants

Non-Elective - Formula

35.	Non-Elective allocation formula. The Company's Non-Elective Contribution shall be allocated to eligible Participants who have met the requirements of B.30 through B.33 and C.31 through C.34 in the ratio that each Participant's Compensation bears to the Compensation of all eligible Participants.

Non-Elective - Disability

39a.	Allocate Non-Elective Contributions to Disabled Participants (Section 4.01(e)):

☐ Yes ☒ No

39b.	If C.39a is "Yes", select the anniversary of Disability when allocations end (Allocations to a Disabled Participant end as of the earliest of: (i) the last day of the Plan Year in which occurs the anniversary of the start of the Participant's Disability specified in this C.39b, or (ii) such other time specified in Section 4.01(e).):

☐ first ☐ second ☐ third ☐ fourth ☐ fifth ☐ sixth ☐ seventh ☐ eighth ☐ ninth ☐ tenth

Non-Elective - HEART Act

39c.	For benefit accrual purposes, a Participant that dies or becomes disabled while performing qualified military service will be treated as if he had been employed by the Company on the day preceding death or disability and terminated employment on the day of death or disability pursuant to Code section 414(u)(9) (Section 4.04(d)):

☐ Yes ☒ No

39d.	If C.39c is "Yes", enter the effective date: __________ (must be on or after January 1, 2007).

Rollovers

50.	Rollover Contributions are permitted (Section 4.02):
i.	☒ No
ii.	☐ Yes - All Eligible Employees may make a Rollover Contribution even if not yet a Participant in the Plan
iii.	☐ Yes - Only active Participants may make a Rollover Contribution
51a.	If C.50 is not "No", Rollover Contributions are permitted from:
i.	☐ All qualified plans and tax favored vehicles allowed under Code section 402 (Section 4.02(b))
ii.	☐ Only qualified plans under Code section 401(a) and conduit IRAs
51b.	If C.50 is not "No" and C.51a.i is selected, enter the effective date: __________ (must be after December 31, 2001)

415 Corrections

70.	Corrections to Code section 415 violations made to another plan (Section 5.01):

☒ Yes ☐ No

71.	If C.70 is "Yes", name of plan in which 415 corrections will be made: ATLANTIC COAST BANK EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST

D.	VESTING

Vesting Service Computation Rules:

1.	Vesting service computation method (Unless D.1.ii (Elapsed Time) is selected, the Plan will use the Hours of Service method for determining vesting service. If D.1.ii (Elapsed Time) is selected, questions D.2 through D.4 are disregarded.):
i.	☒ Hours of Service

ii.	☐ Elapsed Time
2.	Number of Hours of Service necessary for a Year of Vesting Service: 1000 (Not more than 1,000. If left blank, the Plan will use 1,000 Hours of Service.)
3.	Select equivalency for vesting purposes:
i.	☒ None.

An Employee shall be credited with the following service with the Employer:

ii.	☐ 10 Hours of Service for each day or partial day
iii.	☐ 45 Hours of Service for each week or partial week
iv.	☐ 95 Hours of Service for each semi-monthly payroll period or partial semi-monthly payroll period
v.	☐ 190 Hours of Service for each month or partial month
4.	Vesting Computation Period:
i.	☒ Calendar year
ii.	☐ Plan Year
iii.	☐ The twelve-consecutive month period commencing on the date the Employee first performs an Hour of Service; each subsequent twelve-consecutive month period shall commence on the anniversary of such date.

Other Employer Service

5a.	Count a maximum of five years service with other non-affiliated employers for vesting purposes

☐ Yes ☒ No

5b.	If D.5a is "Yes", list other non-affiliated employers: __________

Vesting Exceptions

6.	Provide for full vesting for a Participant who Terminates employment with the Employer due to death while an Employee (Section 6.02):

☒ Yes ☐ No

7.	Provide for full vesting for a Participant who Terminates employment with the Employer due to Disability while an Employee (Section 6.02):

☒ Yes ☐ No

Vesting Exclusions

8a.	Exclude Years of Vesting Service earned before age 18:

☒ Yes ☐ No

8b.	Exclude Years of Vesting Service earned before the Employer maintained this Plan or a predecessor plan:

☒ Yes ☐ No

8c.	One-year holdout. If an Employee has a One-Year Break in Service/Period of Severance, exclude Years of Vesting Service earned before such period until the Employee has completed a Year of Vesting Service after returning to employment with the Employer.

☒ Yes ☐ No

8d.	Rule of parity. If an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions, exclude Years of Vesting Service earned before a period of five (5) consecutive One-Year Breaks in Service/Periods of Severance.

☒ Yes ☐ No

Non-Elective Schedule

30a.	Non-Elective Contribution Account Vesting Schedule:

☐ 100% ☐ 2-6 Year Graded ☒ 1-5 Year Graded ☐ 1-4 Year Graded ☐ 3 Year Cliff ☐ 2 Year Cliff ☐ Other

30b.	Retain prior Non-Elective Vesting schedule for pre 2007 contributions:

☐ Yes ☒ No

NOTE: If D.30b is "Yes", the PPA Vesting Schedule shall apply to employer nonelective contributions for Plan Years beginning after December 31, 2006. If D.30b is "No", the PPA Vesting Schedule shall apply to Participants who complete at least one Hour of Service in a Plan Year beginning after December 31, 2006.

31a.	Other Non-Elective Schedule - less than 1 year: __________
31b.	Other Non-Elective Schedule - 1 year but less than 2 years: __________
31c.	Other Non-Elective Schedule - 2 years but less than 3 years: __________
31d.	Other Non-Elective Schedule - 3 years but less than 4 years: __________
31e.	Other Non-Elective Schedule - 4 years but less than 5 years: __________
31f.	Other Non-Elective Schedule - 5 years but less than 6 years: __________

31g.	Other Non-Elective Schedule - 6 or more years: 100%.

E.	DISTRIBUTIONS

Normal Retirement

1a.	Normal Retirement Age means:
i.	☒ Attainment of the age specified in E.1b.
ii.	☐ Later of attainment of the age specified in E.1b and the anniversary of Plan participation specified in E.1c.
1b.	Age component of Normal Retirement Age (not to exceed 65): 65
1c.	If E.1a.ii is selected, anniversary of participation for Normal Retirement Age:

☐ fifth ☐ fourth ☐ third ☐ second ☐ first

Time and Form of Payment after Termination for Reasons other than Death

NOTE: Unless E.10b is "Yes", E.3 through E.6 shall only apply to Accounts other than those that comprise a Participant's ESOP Accounts.

3a.	Distributions after Termination of Employment for reasons other than death shall commence (Section 7.02(b)):
i.	☒ Immediate. As soon as administratively feasible with a final payment made consisting of any allocations occurring after such Termination of Employment.
ii.	☐ End of Plan Year. As soon as administratively feasible after all contributions have been allocated relating to the Plan Year in which the Participant's Account balance becomes distributable.
iii.	☐ Normal Retirement Age. When the Participant attains Normal Retirement Age.
iv.	☐ Other.
3b.	If E.3a.iv (Other) is selected, enter time when distributions after Termination of Employment commence: __________
4a.	Medium of distribution from the Plan:
i.	☐ Cash only
ii.	☒ Cash or in-kind
iii.	☐ Cash or in-kind rollover to an Individual Retirement Account sponsored by the vendor described in E.4b.
4b.	If E.4a.iii (specified vendor) is selected, enter name of specified vendor: __________
5a.	Distributions from the Plan after Termination for reasons other than death may be made in the following forms:
i.	☒ Lump sum only
ii.	☐ Lump sum payment or substantially equal annual, or more frequent installments over a period not to exceed the joint life expectancy of the Participant and his Beneficiary
iii.	☐ Under a continuous right of withdrawal pursuant to which a Participant may withdraw such amounts at such times as he shall elect.
iv.	☐ Other
5b.	If E.5a.iv is selected, describe payment forms that apply uniformly to Participants: __________

NOTE: Any entry must comply with Code section 401(a)(9), Section 7.02(e) and other requirements of Article 7.

6.	Permit distributions in the form of an annuity:

☐ Yes ☒ No

If E.6 is "Yes", a Participant may elect to have the Plan Administrator apply his Accounts other than those that comprise his or her ESOP Accounts toward the purchase of an annuity contract, which shall be distributed to the Participant. The terms of such annuity contract shall comply with the provisions of this Plan and any annuity contract shall be nontransferable.

Payment on Participant Death

NOTE: Unless E.10b is "Yes", E.7 shall only apply to Accounts other than those that comprise a Participant's ESOP Accounts.

7.	Distributions on account of the death of the Participant shall be made in accordance with one of the following:
i.	☐ Pay entire Account balance by end of fifth year for all Beneficiaries in accordance with Sections 7.02(c)(1)(A) and 7.02(c)(2)(A) only.
ii.	☐ Pay entire Account balance no later than the 60th day following the end of Plan Year in which the Participant dies.
iii.	☒ Allow extended payments for all beneficiaries in accordance with Sections 7.02(c)(1)(A), (B) and (C) and 7.02(c)(2)(A) and (B).
iv.	☐ Pay entire Account balance by end of fifth year for Beneficiaries in accordance with Sections 7.02(c)(1)(A) and 7.02(c)(2)(A) and allow extended payments in accordance with Sections 7.02(c)(1)(B) and (C) and 7.02(c)(2)(B) only if the Participant's spouse is the Participant's sole primary Beneficiary.

ESOP Distributions

NOTE: E.10 through E.13 shall only apply to a Participant's ESOP Accounts.

10a.	Distributions from a Participant's ESOP Accounts may be made over a period longer than the period described in Section 7.02(a)(3):

☐ Yes ☒ No

10b.	Distributions from a Participant's ESOP Accounts may be made pursuant to the elections in E.3, E.5 and E.7:

☒ Yes ☐ No

11.	Distributions from a Participant's ESOP Accounts may be made in Company Stock:

☒ Yes ☐ No

12.	Apply the distribution rules of Section 7.02(a) and the diversification rules of Section 9.02(b) to Company Stock acquired by the Plan on or before December 31, 1986:

☒ Yes ☐ No

13.	Provide for a right of first refusal for distributions payable in Company Stock (Section 7.02(d)(4)):

☒ Yes ☐ No

Cash Out

15a.	Involuntary cash-out amount for purposes of Section 7.03: $1000 ($5,000 maximum)($5,000 unless otherwise specified. If zero, the Plan will not automatically cash out participants).
15b.	Involuntary cash-out amount for purposes of Section 7.10 (J&S consent requirements): $__________ ($5,000 maximum).
16.	Involuntary cash-out of a terminated Participant's Account balance when it exceeds the cash-out amount specified in E.15a is deferred under Section 7.03(b) until:
i.	☐ Later of age 62 or Normal Retirement Age - payment made in a lump sum only.
ii.	☒ Required Beginning Date - Participant may elect payment in a lump sum or installments.
iii.	☐ Required Beginning Date - payment made in a lump sum only.
17a.	Exclude amounts attributable to Rollover Contributions in determining the value of the Participant's nonforfeitable account balance for purposes of the Plan's involuntary cash-out rules (Sections 7.03 and 7.10):

☐ Yes ☒ No

17b.	If E.17a is "Yes", the election shall apply with respect to distributions made on or after __________ (Enter a date no earlier than January 1, 2002.).
18a.	It is necessary to provide an effective date for the cash out amount specified in E.15:

☐ Yes ☒ No

18b.	If E.18a is "Yes", enter the effective date of the change in the amount specified in E.15a: __________
18c.	If E.18a is "Yes", enter the effective date of the change in the amount specified in E.15b: __________

NOTE: May not be earlier than the Effective Date.

Spousal Death Benefits

20.	The Plan has received a transfer of assets from a plan subject to the survivor annuity rules of Code sections 411(a)(11) and 417:

☐ Yes ☒ No

Required Beginning Date

30.	Required Beginning Date for a Participant other than a More Than 5% Owner:
i.	☒ Retirement. April 1 of the calendar year following the later of the calendar year in which the Participant: (x) attains age 70-1/2, or (y) retires
ii.	☐ Age 70-1/2. April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2
iii.	☐ Election. Participant may elect to commence distributions pursuant to either E.30.i or E.30.ii.

Final 401(a)(9) Regulations

31.	Effective date of adoption of final 401(a)(9) regulations (Section 7.05): January 2015

NOTE: The response to E.31 will be deemed to be the Effective Date unless the Plan was amended to comply with the final 401(a)(9) regulations on or before the later of: (i) the last day of the first Plan Year beginning on or after January 1, 2003, or (ii) the end of the GUST remedial amendment period. If the Plan was timely amended to comply with the final 401(a)(9) regulations, the date entered should be the 2003 calendar year or a date during the 2002 calendar year.

2009 Required Minimum Distributions

33a.	Indicate the extent to which Participants and Beneficiaries have an election to receive distributions that include 2009 RMDs:
i.	☒ Default to continue 2009 RMDs.
ii.	☐ Default to discontinue 2009 RMDs.
iii.	☐ Other: __________.

NOTE: If "Other" is selected, the below provisions will not apply except to the extent specified.

33b.	Direct Rollovers of 2009 RMDs. For purposes of the direct rollover provisions of the Plan, the following will also be treated as eligible rollover distributions in 2009:
i.	☒ None. 2009 RMDs will not be treated as eligible rollover distributions in 2009.
ii.	☐ 2009 RMDs only.
iii.	☐ Extended 2009 RMDs only.
iv.	☐ 2009 RMDs and Extended 2009 RMDs.

F.	IN SERVICE WITHDRAWALS & LOANS

General

1.	In-service withdrawals under F are allowed from Accounts that are only partially vested:
i.	☒ No - an Account must be fully vested for a Participant to receive an in-service withdrawal
ii.	☐ Yes

Hardship

10.	Hardship withdrawals are allowed from the portion of a Participant's Accounts described in F.1 as follows (Section 8.01) (If "None", questions regarding Hardship withdrawals are disregarded. Skip to F.20):
i.	☐ All Accounts
ii.	☐ Selected Accounts
iii.	☒ None
11a.	The criteria used in determining whether a Participant is entitled to receive a Hardship withdrawal:
i.	☐ Safe Harbor criteria set forth in Section 8.01(b)
ii.	☐ Non Safe Harbor criteria set forth in Section 8.01(c)
11b.	Expand the Hardship criteria to include the beneficiary of the Participant:

☐ Yes ☐ No

NOTE: If F.11b is "Yes", Hardship distributions may be made for a primary beneficiary for expenses described in Treas. Reg. sections 1.401(k)-1(d)(3)(iii)(B)(1), (3), or (5) (relating to medical, tuition, and funeral expenses, respectively). A "primary beneficiary" is an individual who is named as a beneficiary under the Plan and has an unconditional right to all or a portion of the Participant's Account Balance upon the death of the Participant.

11c.	If F.11b is "Yes", enter the effective date: __________.

NOTE: May not be earlier than August 17, 2006.

12.	If F.10.ii (Selected Accounts) is selected, hardship withdrawals may be made from the following Accounts:
a.	☐ Non-Elective Contribution Account.
b.	☐ Rollover Contribution Account.
c.	☐ Transfer Account.

Specified Age

20.	In-service withdrawals are allowed on attainment of the age specified in F.21 from the portion of a Participant's Accounts described in F.1. (Section 8.02) (If "None", questions regarding specified age withdrawals are disregarded. Skip to F.30):
i.	☐ All Accounts.
ii.	☐ Selected Accounts.
iii.	☒ None.
21.	In-service withdrawal permitted after age __________.
22.	If F.20.ii (Selected Accounts) is selected, specified age withdrawals may be made from the following Accounts:
a.	☐ Non-Elective Contribution Account.
b.	☐ Rollover Contribution Account.
c.	☐ Transfer Account.

Other Withdrawals

30a.	After a Period Certain (Section 8.03(a)). In-service withdrawals are allowed from a Participant's Non-Elective Contribution Account after 5 yrs. participation or on funds held 2 yrs. from the portion of a Participant's Accounts described in F.1:

☐ Yes ☒ No

30b.	If F.30a is "Yes", allow in-service withdrawals after a period certain pursuant to F.30a from an Account that constitutes a Participant's ESOP Account:

☐ Yes ☐ No

31.	At Any Time (Section 8.03(b)). In-service withdrawals are allowed from a Participant's Rollover Contribution Account at any time:

☐ Yes ☐ No

Loans

40.	Loans are permitted (Section 8.06) (If "No", questions regarding loans are disregarded. Skip to G):

☐ Yes ☒ No

41.	Require showing of financial hardship or unusual or special situation to receive loan:

☐ Yes ☐ No

42.	Permit loans in excess of 1/2 of account balance up to $10,000 with adequate security:

☐ Yes ☐ No

43.	Allow extended loan amortization for purchase of principal residence:

☐ Yes ☐ No

44.	Minimum loan amount: __________ (Not greater than $1,000. Leave blank or enter "0" if none.)
45.	Maximum number of loans outstanding: __________ (If blank, the maximum number of loans is one.)
46.	If G.3.iii is selected (Plan does not permit participant self-direction), are loans treated as a segregated investment:

☐ Yes ☐ No

47.	A Participant must obtain the consent of his or her spouse, if any, to use the Account balance as security for a loan:

☐ Yes ☐ No

NOTE: "Yes" is automatically selected for F.47 if E.20 is "Yes" (Plan has received a transfer of assets from a plan subject to the survivor annuity rules of Code sections 411(a)(11) and 417) or E.6 (distributions allowed in the form of an annuity) is "Yes"

G.	PLAN OPERATIONS

Permitted Investments

1.	Plan may invest assets in Accounts other than ESOP Accounts in life insurance (Section 9.11):

☐ Yes ☒ No

2a.	Indicate the extent to which terminated Participant shall be subject to the reshuffling provisions of Section 7.02(d)(5):
i.	☐ Redemption. Company Stock held in an ESOP Account shall be redeemed for assets other than Company Stock
ii.	☐ Transfer. Company Stock held in an ESOP Account shall be transferred to other Participant Accounts
iii.	☐ Other
iv.	☐ None
2b.	If G.2a.iv is not selected indicate: (i) when such redemption/transfer shall occur, (ii) the manner in which Company stock will be valued, and (iii) the method used to determine how many shares of Company Stock shall be redeemed/transferred and to which Participant Accounts the Company Stock shall be transferred: __________

Participant Self Direction

3.	Specify the extent to which the Plan permits Participant self direction (Section 9.02. If "None", questions regarding Participant self direction are disregarded. Skip to G.7a):
i.	☐ All Accounts other than ESOP Accounts
ii.	☐ Some Accounts
iii.	☒ None
4.	If G.3.iii (None) is not selected, Participants may also establish individual brokerage accounts:

☐ Yes ☐ No

5.	Participants may exercise voting rights with respect to the assets held in Accounts other than ESOP Accounts (Section 9.06(a)):

☐ Yes ☐ No

6.	If G.3.ii (Some Accounts) is selected, a Participant may self direct the following Accounts if they are not ESOP Accounts:
a.	☐ Non-Elective Contribution Account.
b.	☐ Rollover Contribution Account.
c.	☐ Transfer Account.

Valuation Date

7a.	Enter Valuation Date for Accounts other than ESOP Accounts (Article 2 Definitions):
i.	☐ Last day of Plan Year
ii.	☐ Last day of each Plan quarter
iii.	☐ Last day of each month
iv.	☒ Each business day
v.	☐ Other
7b.	If G.7a.v is selected, enter Valuation Date: __________ (Must be at least annually).
8a.	Enter Valuation Date for ESOP Accounts (Article 2 Definitions and Section 9.10):
i.	☐ Last day of Plan Year
ii.	☒ Other
8b.	If G.8a.ii is selected, enter Valuation Date: Each valuation price of stock (Must be at least annually).

Diversification

9a.	Enter the method used to determine "years of participation in the Plan" for purposes of Section 9.02(b)(3):
i.	☐ Anniversaries of date of initial participation in the plan
ii.	☒ Plan Years in which the Participant was entitled to receive an allocation of employer contributions
iii.	☐ Plan Years in which the Participant earned the Hours of Service (not to exceed 1,000) specified in G.9b
iv.	☐ Other specified in G.9b
9b.	If G.9a.iii or G.9a.iv is selected, describe the hours or method: __________.

NOTE: The response to G.9 may not impose any additional requirements than what was imposed in prior version of the Plan.

Plan Administration

10a.	Designation of Plan Administrator (Section 12.01):
i.	☒ Plan Sponsor
ii.	☐ Committee appointed by Plan Sponsor
iii.	☐ Other
10b.	If G.10a.iii is selected, Name of Plan Administrator: __________
11.	Establishment of procedures for the Plan Administrator and the Investment Fiduciary (Sections 12.01(c) and 12.02(c)):
i.	☒ Plan Administrator and Investment Fiduciary adopt own procedures.
ii.	☐ Board sets procedures for Plan Administrator and Investment Fiduciary.
12a.	Type of indemnification for the Plan Administrator and Investment Fiduciary:
i.	☐ None - the Company will not indemnify the Plan Administrator or the Investment Fiduciary.
ii.	☒ Standard according to Section 12.06.
iii.	☐ Custom.
12b.	If G.12a.iii (Custom) is selected, indemnification for the Plan Administrator and Investment Fiduciary is provided pursuant to an Addendum to the Adoption Agreement.

Qualified Domestic Relations Orders

13.	Allow distribution of ESOP Accounts to an Alternate Payee prior to the date the Participant has a Termination of Employment or reaches his earliest retirement age (Section 14.02(b)):

☒ Yes ☐ No

Trust

20.	Trust Agreement is contained in a document separate from the Basic Plan Document.
i.	☒ No
ii.	☐ Yes - Section 10.09 of the Basic Plan Document shall apply.
21.	Trustee Type
i.	☐ Corporate
ii.	☒ Individual

22.	If G.21.i (Corporate) is selected, enter Trustee address: __________
23.	Name of Trustee: Tracy Keegan
24a.	Type of Trustee Indemnification:
i.	☒ Standard according to Section 10.07(b)
ii.	☐ Custom
24b.	If G.24a.ii (Custom) is selected, indemnification for the Trustee is provided pursuant to an addendum to the Adoption Agreement.
25.	If G.20.i (use trust in Basic Plan Document) is selected, the Trustees may designate one Trustee to act on behalf of all Trustees (Section 10.05(b)(2)):

☒ Yes ☐ No

26a.	The Trustee is also the Investment Fiduciary (Section 10.06):

☒ Yes ☐ No

26b.	If G.26a is "No", enter the name of the Investment Fiduciary: __________.

H.	TOP HEAVY

Top Heavy Plans

1.	Plan to which Top-Heavy allocations are made:
i.	☐ This Plan
ii.	☒ Pursuant to the terms of another plan
2.	If H.1.ii (another plan) is selected, name of other Plan to which Top-Heavy allocations are made: ATLANTIC COAST BANK EMPLOYEES' SAVINGS & PROFIT SHARING PLAN AND TRUST
3.	If H.1.i (This Plan) is selected, type of other plan maintained by the Company that covers employees eligible to participate in this Plan:
i.	☐ N/A - No other plan
ii.	☐ Defined Contribution
iii.	☐ Defined Benefit

Top Heavy Allocations

4.	If H.1.i (This Plan) is selected, Participants who share in Top-Heavy minimum allocations:
i.	☐ Non-Key only. Any Participant who is employed by the Employer on the last day of the Plan Year and is not a Key Employee.
ii.	☐ All Participants. Any Participant who is employed by the Employer on the last day of the Plan Year.

Top Heavy Vesting

5.	Top-Heavy vesting schedule:

☐ 100% ☐ 2-6 Year Graded ☐ 3 Year Cliff ☒ Other

6a.	Other Top-Heavy Schedule - less than 1 year: 0
6b.	Other Top-Heavy Schedule - 1 year but less than 2 years: 20
6c.	Other Top-Heavy Schedule - 2 years but less than 3 years: 40
6d.	Other Top-Heavy Schedule - 3 years but less than 4 years: 60
6e.	Other Top-Heavy Schedule - 4 years but less than 5 years: 80
6f.	Other Top-Heavy Schedule - 5 years but less than 6 years: 100
6g.	Other Top-Heavy Schedule - 6 or more years: 100%.

Present Value Assumptions

7a.	Enter the interest rate to be used for determining Present Value to compute the top-heavy ratio: __________ %
7b.	Enter the mortality table to be used for determining Present Value to compute the top-heavy ratio: __________

NOTE: H.7 should only be completed if the Employer also sponsors a defined benefit plan.

NOTE: The Plan Sponsor should add an Addendum to the Adoption Agreement to add any language that is necessary to satisfy Code sections 415 and 416.

I.	MISCELLANEOUS

Failure to properly fill out the Adoption Agreement may result in disqualification of the Plan.

The Plan shall consist of this Adoption Agreement, its related Basic Plan Document #CD2-ESOP and any related Appendix and Addendum to the Adoption Agreement.

J.	EXECUTION PAGE

The undersigned agree to be bound by the terms of this Adoption Agreement and Basic Plan Document and acknowledge receipt of same. The parties have caused this Plan to be executed this 18th day of December, 2015.

Atlantic Coast Financial Corporation:

Signature:	/s/ John K. Stephens, Jr.

Print Name:	John K. Stephens, Jr.

Title/Position:	President

TRUSTEE:

/s/ Tracy L. Keegan
Tracy Keegan

FUTUREBENEFITS OF AMERICA, LLC

BASIC PLAN DoCUMENT #CD2-ESOP

[INTENDED FOR CYCLE D2]

Copyright, 2002-2015 FUTUREBENEFITS OF AMERICA, LLC

All Rights Reserved.

FUTUREBENEFITS OF AMERICA, LLC

BASIC PLAN DOCUMENT

ARTICLE 1

INTRODUCTION

Section 1.01         PLAN AND TRUST

This document ("Basic Plan Document") and its related Adoption Agreement are intended to qualify as a tax-exempt plan and trust under Code sections 401(a) and 501(a), respectively.

Section 1.02         EMPLOYEE STOCK OWNERSHIP PLAN

The Accounts specified in the Adoption Agreement as the ESOP Accounts and the applicable portion of the Trust are also intended to qualify as a tax-exempt employee stock ownership plan and trust under Code section 4975(e)(7). The Accounts specified in the Adoption Agreement as the ESOP Accounts of the Plan shall be invested primarily in Company Stock.

Section 1.03         APPLICATION OF PLAN AND TRUST

Except as otherwise specifically provided herein, the provisions of this Plan shall apply to those individuals who are Eligible Employees of the Company on or after the Effective Date. Except as otherwise specifically provided for herein, the rights and benefits, if any, of former Eligible Employees of the Company whose employment terminated prior to the Effective Date, shall be determined under the provisions of the Plan, as in effect from time to time prior to that date.

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ARTICLE 2

DEFINITIONS

"Account" means the balance of a Participant's interest in the Trust Fund as of the applicable date as adjusted pursuant to Article 9. "Account" or "Accounts" shall include to the extent provided in the Adoption Agreement, Non-Elective Contribution Account, Rollover Contribution Account, Transfer Account and such other account(s) or subaccount(s) as the Plan Administrator, in its discretion, deems appropriate.

"Adoption Agreement" means the document executed in conjunction with this Basic Plan Document that contains the optional features selected by the Plan Sponsor.

"Alternate Payee" means the person entitled to receive payment of benefits under the Plan pursuant to a Qualified Domestic Relations Order.

"Annual Addition" means the sum of the following amounts credited to a Participant's Account for the Limitation Year:

(a)          Company contributions allocated to a Participant's Account, including elective deferrals, matching contributions, Non-Elective Contributions and qualified nonelective contributions. Company contributions shall also include excess elective deferrals, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year;

(b)          after-tax contributions;

(c)          forfeitures;

(d)          amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer;

(e)          amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code section 419A(d)(3), under a welfare benefit fund, as defined in Code section 419(e), maintained by the Employer; and

(f)          allocations under a simplified employee pension.

Notwithstanding the foregoing, an Annual Addition shall not include a restorative payment within the meaning of IRS Revenue Ruling 2002-45 and any superseding guidance.

"Annuity Starting Date" means the first day of the first period for which an amount is paid as an annuity or any other form.

"Beneficiary" means the person(s) entitled to receive benefits, under Section 7.04 of the Plan, upon the Participant's death.

"Board" means the governing body of the Plan Sponsor. If the Plan Sponsor is a sole proprietorship, the Board means the sole proprietor.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means the Committee that may be appointed by the Plan Sponsor pursuant to Section 12.01 to serve as Plan Administrator.

"Company" means the Plan Sponsor and any other entity that has adopted the Plan with the approval of the Plan Sponsor.

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"Company Stock" means the securities issued by the Employer that qualifies as employer securities within the meaning of Code section 409(l).

"Company Stock Fund" means the Investment Fund which is invested primarily in Company Stock.

"Compensation" shall have the meaning set forth in the Adoption Agreement. To the extent provided in the Adoption Agreement, amounts not includible in gross income under Code section 125 shall include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage ("deemed Code section 125 compensation"). An amount will be treated as an amount under Code section 125 only if the Company does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

Compensation shall include other compensation paid by 2-1/2 months after a Participant's severance from employment with the Company if: (a) the payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (e.g., overtime or shift differential), commissions, bonuses, or other similar payments; and the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Company. The exclusions from compensation for payments after severance from employment do not apply to payments to a Participant who does not currently perform services for the Company by reason of qualified military service (as that term is used in Code section 414(u)(1)) to the extent those payments do not exceed the amounts the Participant would have received if the individual had continued to perform services for the Company rather than entering qualified military service. To the extent provided in the Plan, Compensation shall include compensation paid to a Participant who is permanently and totally disabled.

Compensation must be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)). For any Self-Employed Individual covered under the Plan, Compensation will mean Earned Income.

For any Plan Year, the annual compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). Annual compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.

If a determination period consists of fewer than 12 months, the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

"Determination Date" means the last day of the preceding Plan Year. Notwithstanding the foregoing, the Determination Date for the first Plan Year shall be the last day of such year.

"Disabled" or "Disability" shall have the meaning specified in the Adoption Agreement. The determination of Disability shall be made by the Plan Administrator.

"Disqualified Person" means a person defined in Code section 4975(e)(2), including but not limited to (i) a fiduciary of the Plan; (ii) a person providing services to the Plan; (iii) the Employer; (iv) an owner of 50% or more of the combined voting power or value of all classes of stock of the Plan Sponsor entitled to vote or the total value of shares of all classes of stock of the Plan Sponsor and certain members of such owner's family; or (v) an officer, director, 10% or greater shareholder or highly compensated employee (who earns 10% or more of the yearly wages) of the Employer.

"Earned Income" means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code section 404. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code section 164(f) for taxable years beginning after December 31, 1989.

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"Effective Date" shall have the meaning set forth in the Adoption Agreement.

"Eligibility Computation Period" means a 12 consecutive month period beginning with an Employee's Employment Commencement Date and each anniversary thereof. Notwithstanding the foregoing, if the Adoption Agreement provides that the Eligibility Computation Period switches to the Plan Year his succeeding Eligibility Computation Period for such purpose will switch to the Plan Year, beginning with the Plan Year that includes the first anniversary of his Employment Commencement Date. If the Eligibility Computation Period switches to the Plan Year, an Employee who is credited with a Year of Eligibility Service in both the initial Eligibility Computation Period and the first Plan Year which commences prior to the first anniversary of the Employee's initial Eligibility Computation Period will be credited with two Years of Eligibility Service.

"Eligible Employee" means any Employee employed by the Company, subject to the modifications and exclusions described in the Adoption Agreement.

If an individual is subsequently reclassified as, or determined to be, an Employee by a court, the Internal Revenue Service or any other governmental agency or authority, or if the Company is required to reclassify such individual an Employee as a result of such reclassification determination (including any reclassification by the Company in settlement of any claim or action relating to such individual's employment status), such individual shall not become an Eligible Employee by reason of such reclassification or determination.

An individual who becomes employed by the Employer in a transaction between the Employer and another entity that is a stock or asset acquisition, merger, or other similar transaction involving a change in the employer of the employees of the trade or business shall not become eligible to participate in the Plan until the Plan Sponsor specifically authorizes such participation.

"Employee" means any individual who is employed by the Employer, including a Self-Employed Individual. The term "Employee" includes any Leased Employee of the Employer. No Leased Employee may become a Participant hereunder unless he becomes an Eligible Employee. The term "Employee" shall not include a person who is classified by the Employer as an independent contractor or a person (other than a Self-Employed Individual) who is not treated as an employee for purposes of withholding federal employment taxes.

"Employer" means the Company or any other employer required to be aggregated with the Company under Code sections 414(b), (c), (m) or (o); provided, however, that "Employer" shall not include any entity or unincorporated trade or business prior to the date on which such entity, trade or business satisfies the affiliation or control tests described above. In identifying "Employer" for purposes of Section 5.01, the definition in Code sections 414(b) and (c) shall be modified as provided in Code section 415(h).

"Employment Commencement Date" means the first date on which the Eligible Employee performs an Hour of Service.

"ERISA" means the Employee Retirement Income Security Act of 1974, all amendments thereto and all federal regulations promulgated pursuant thereto.

"ESOP Accounts" means those Accounts specified in Section 1.02 and the Adoption Agreement as the ESOP portion of the Plan. The ESOP Accounts shall be invested in the Company Stock Fund.

"Exempt Loan" means an extension of credit to the Plan which satisfies the requirements of Treas. Reg. section 54.4975-7(b) and Department of Labor Reg. section 2550.408(b)-3, or any future law or regulation that modifies either or both of such regulations and affects the exemption for such loans to an employee stock ownership plan.

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"Highly Compensated Employee" means, effective for Plan Years beginning after December 31, 1996, any Employee who during the Plan Year performs services for the Employer and who:

(a)          was a More Than 5% Owner at any time during the Plan Year or the preceding Plan Year; or

(b)          during the preceding Plan Year (the Adoption Agreement may provide that the foregoing determination may be made with respect to the calendar year beginning with or within the preceding Plan Year) received Testing Compensation in excess of the Code section 414(q)(1) amount ($80,000 as adjusted) and unless otherwise provided in the Adoption Agreement was a member of the top paid group of Employees within the meaning of Code section 414(q)(3).

The determination of who is a Highly Compensated Employee will be made in accordance with Code section 414(q) and the regulations thereunder to the extent they are not inconsistent with the method established above.

The term Highly Compensated Employee also includes a former Employee who was a Highly Compensated Employee when he separated from service or at any time after attaining age 55.

"Hour of Service" means:

(a)          Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed.

(b)          Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours of service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to DOL Reg. section 2530.200b-2 which is incorporated herein by this reference.

(c)          Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours of service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

Solely for purposes of determining whether a One-Year Break in Service has occurred, an individual who is absent from work for maternity or paternity reasons shall receive credit for the hours of service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The hours of service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period, or (2) in all other cases, in the following computation period.

Notwithstanding the foregoing, for determining service under the elapsed time method an Hour of Service means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

If the Employer is a member of an affiliated service group (under Code section 414(m)), a controlled group of corporations (under Code section 414(b)), a group of trades or businesses under common control (under Code section 414(c)) or any other entity required to be aggregated with the Employer pursuant to Code section 414(o), service will be credited for any employment with such groups during the time the Employer is a member of the applicable group. Service will also be credited for any individual considered an Employee for purposes of this Plan under Code sections 414(n) or 414(o).

5

If the Employer maintains the plan of a predecessor employer, service with such employer will be treated as service for the Employer.

Service with respect to qualified military service shall be credited in accordance with Code section 414(u) and service shall also be determined to the extent required by the Family and Medical Leave Act of 1993.

"Investment Fiduciary" means the persons designated in the Adoption Agreement.

"Investment Funds" means the funds, including the Company Stock Fund, in which the Trust Fund is invested.

"Investment Manager" means an investment manager as described in section 3(38) of ERISA.

"Key Employee" means for Plan Years beginning after December 31, 2001, any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date is an officer of the Employer having an annual Testing Compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), a More Than 5% Owner of the Employer, or a 1-percent owner of the Employer having Testing Compensation of more than $150,000. In determining whether a plan is top-heavy for Plan Years beginning before January 1, 2002, Key Employee means any employee or former employee (including any deceased employee) who at any time during the 5-year period ending on the Determination Date, is an officer of the Employer having Testing Compensation that exceeds 50 percent of the dollar limitation under Code section 415(b)(1)(A), an owner (or considered an owner under Code section 318) of one of the ten largest interests in the Employer if such individual's Testing Compensation exceeds 100 percent of the dollar limitation under Code section 415(c)(1)(A), a More than 5% Owner of the Employer, or a 1-percent owner of the Employer who has Testing Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

"Leased Employee" means any person (other than an employee of the Employer) who pursuant to an agreement between the Employer and any other person ("leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Code section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. A person shall not be considered a Leased Employee if: (i) such person is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code sections 125, 402(e)(3), 402(h), 403(b), 132(f) or 457, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the Employer's nonhighly compensated work force.

"Leveraged Shares" means shares of Company Stock acquired by the Trustee with the proceeds of an Exempt Loan pursuant to Article 4A.

"Limitation Year" means the year specified in the Adoption Agreement. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

"More Than 5% Owner" means any person who owns (either directly or by attribution, under Code section 318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer. For purposes of Section 7.05, a Participant is treated as a More than 5% Owner if such participant is a More than 5% Owner at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70-1/2 and shall continue to be considered a More than 5% Owner (and distributions must continue under Section 7.05) even if the Participant ceases to be a 5-percent owner in a subsequent year.

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"Non-Elective Contribution" means a contribution made by the Company that is allocated to a Participant's Non-Elective Contribution Account pursuant to Article 4.

"Non-Elective Contribution Account" means so much of a Participant's Account as consists of Non-Elective Contributions made to the Plan.

"Non-Key Employee" means any Employee or former Employee who is not a Key Employee.

"Nonhighly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

"Normal Retirement Age" shall have the meaning set forth in the Adoption Agreement.

"One-Year Break in Service" means, for purposes of determining eligibility service, an Eligibility Computation Period or, for purposes of determining a Year of Vesting Service, a Vesting Computation Period during which an Employee is credited with 500 or fewer Hours of Service.

"One-Year Period of Severance" means a Period of Severance of at least 12 consecutive months. In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a One-Year Period of Severance. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

"Participant" means an Eligible Employee who participates in the Plan in accordance with Article 3.

"Period of Severance" means a continuous period of time during which the Employee does not perform an Hour of Service for the Employer. Such period begins on the date the Employee retires, dies, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

"Permissive Aggregation Group" means the Required Aggregation Group of plans, plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

"Plan Administrator" means the person(s) designated pursuant to the Adoption Agreement and Section 12.01. The Plan Administrator is a "named fiduciary" within the meaning of ERISA section 402(a)(2).

"Plan Sponsor" means the entity described in the Adoption Agreement.

"Plan Year" means the 12-consecutive month period described in the Adoption Agreement.

"Post Severance Compensation" means amounts paid by 2-1/2 months after a Participant's severance from employment with the Company and those amounts would have been included in the definition of compensation if they were paid prior to the Participant's severance from employment with the Company. However the payment must be for (a) unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if the employee had continued in employment; or (b) received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Company and only to the extent that the payment is includible in the Participant's gross income.

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"Post Year End Compensation" means amounts earned during a year but not paid during that year solely because of the timing of pay periods and pay dates if: (i) these amounts are paid during the first few weeks of the next year; (ii) the amounts are included on a uniform and consistent basis with respect to all similarly situated Employees; and (iii) no compensation is included in more than one year.

"Present Value" means a benefit of equivalent value and shall be based only on the interest and mortality rates specified in the Adoption Agreement.

"Qualified Domestic Relations Order" means any judgment, decree, or order (including approval of a property settlement agreement) that constitutes a "qualified domestic relations order" within the meaning of Code section 414(p). Effective April 6, 2007, pursuant to DOL regulation section 2530.206, a domestic relations order will not fail to be a Qualified Domestic Relations Order solely because the domestic relations order: (i) revises or is issued after another domestic relations order or Qualified Domestic Relations Order, or (ii) the domestic relations order is issued after the participant's death, divorce or annuity starting date.

"Qualified Joint and Survivor Annuity" means for a married Participant, an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and the spouse and which is the amount of benefit which can be purchased with the Participant's vested Account balance. The percentage of the survivor annuity under the plan shall be 50%, unless a different percentage is elected in the Adoption Agreement. For a single Participant, a Qualified Joint and Survivor Annuity means an immediate annuity for the life of the Participant and which is the amount of benefit which can be purchased with the Participant's vested Account balance. The terms of such annuity contract shall comply with the provisions of this Plan and the annuity contract shall be nontransferable.

"Qualified Optional Survivor Annuity" means an annuity for the life of the Participant with a survivor annuity that is equal to the applicable percentage of the amount of the annuity that is payable during the joint lives of the Participant and the spouse, and that is the actuarial equivalent of a single life annuity for the life of the Participant. The survivor percentage of the Qualified Optional Survivor Annuity shall be determined in accordance with the following:

(a).         If the Plan provides for a specific Qualified Joint and Survivor Annuity survivor annuity percentage and such percentage is less than 75%, then the Plan's Qualified Optional Survivor Annuity shall be 75%.

(b)          If the Plan provides for a specific Qualified Joint and Survivor Annuity survivor annuity percentage and such percentage is greater than or equal to 75%, then the Plan's Qualified Optional Survivor Annuity shall be 50%.

(c)          If the Plan does not provide for a specific Qualified Joint and Survivor Annuity survivor annuity percentage, then the Qualified Joint and Survivor Annuity survivor annuity percentage shall be 50% and the Qualified Optional Survivor Annuity survivor annuity percentage shall be 75%.

"Released and Unallocated Account" means the account established and maintained in the Trust to hold Company Stock released from the Suspense Account, as described in Article 4A, but not yet allocated to Participants' Accounts and dividends thereon.

"Required Aggregation Group" means (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the Determination Date or any of the four preceding Plan Years (regardless of whether the Plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of Code sections 401(a)(4) or 410.

"Required Beginning Date" means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70-1/2 or the calendar year in which the Participant retires, except that benefit distributions to a More Than 5% Owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2. The Adoption Agreement may provide that for a Participant other than a More Than 5% Owner: (i) the Required Beginning Date is the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2; or (ii) the Participant may elect to begin receiving distributions at the date specified in the preceding sentence or the date specified in clause (i) of this sentence.

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"Rollover Contribution" means an Employee contribution made to the Plan as a rollover from another eligible retirement plan or individual retirement account pursuant to Article 4 of the Plan.

"Rollover Contribution Account" means so much of a Participant's Account as consists of a Participant's Rollover Contributions (and corresponding earnings) made to the Plan.

"S Corporation" means a corporation described in Code section 1361(a)(1) for which an election under Code section 1362(a) is in effect.

"Self-Employed Individual" means any individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, including an individual who would have Earned Income but for the fact that the trade or business had no net profits for the taxable year. An individual shall not be a Self-Employed Individual unless he or she is also an owner of the Company.

"Suspense Account" means the account established and maintained in the Trust to hold Company Stock acquired with the proceeds of an Exempt Loan, which has not yet been released pursuant to Article 4A, and dividends thereon.

"Termination" and "Termination of Employment" means any absence from service that ends the employment of the Employee with the Employer.

"Testing Compensation" shall have the meaning set forth in the Adoption Agreement.

Testing Compensation must be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)). For any Self-Employed Individual, Testing Compensation shall mean Earned Income.

Testing Compensation shall include any amount which is contributed by the Company pursuant to a salary reduction agreement and which is not includible in the gross income of the Participant under Code sections 125, 402(e)(3), 402(h), 403(b), 132(f) or 457. To the extent provided in the Adoption Agreement, Testing Compensation shall include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage ("deemed Code section 125 compensation"). An amount will be treated as an amount under Code section 125 only if the Company does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

Testing Compensation shall include other compensation paid by 2-1/2 months after a Participant's severance from employment with the Company if: (a) the payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (e.g., overtime or shift differential), commissions, bonuses, or other similar payments; and the payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Company. The exclusions from compensation for payments after severance from employment do not apply to payments to a Participant who does not currently perform services for the Company by reason of qualified military service (as that term is used in Code section 414(u)(1)) to the extent those payments do not exceed the amounts the Participant would have received if the individual had continued to perform services for the Company rather than entering qualified military service. To the extent provided in the Plan, Testing Compensation shall include compensation paid to a Participant who is permanently and totally disabled.

Notwithstanding any other provision hereof to the contrary, the annual Testing Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed the amount in effect for such year under Code section 401(a)(17). If a Plan Year consists of fewer than 12 months, the applicable limitation under Code section 401(a)(17) will be multiplied by a fraction, the numerator of which is the number of months in such year, and the denominator of which is 12.

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"Top-Heavy Ratio" means:

(a)          If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s), including any part of any account balance distributed in the one-year period ending on the Determination Date(s), (five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period ending on the Determination Date(s)) (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002), both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

(b)          If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the Determination Date (five-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002).

(c)          For purposes of (a) and (b) above the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is a Non Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one hour of service with any Employer maintaining the Plan at any time during the one-year period (5-year period in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002) ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Non Key Employee shall be determined under: (x) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (y) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

"Transfer Account" means so much of a Participant's Account as consists of amounts transferred from another eligible retirement plan (and corresponding earnings) pursuant to Article 4 in a transaction that was not an eligible rollover distribution within the meaning of Code section 402.

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"Trust Fund" means all of the assets of the Plan held by the Trustee pursuant to Article 10 or held by an insurance company pursuant to section 403 of ERISA.

"Trustee" means the persons designated in the Adoption Agreement.

"Valuation Date" has the meaning specified in the Adoption Agreement. Valuations of Company Stock shall be made pursuant to Section 9.10. Notwithstanding anything in the Adoption Agreement to the contrary and in the event that a Participant is to receive a distribution from the Plan, the Plan Administrator may in its sole discretion declare a special Valuation Date for that portion of the Plan that is not daily-valued in extraordinary situations to protect the interests of Participants in the Plan or the Participant receiving the distribution. Such extraordinary circumstances include a significant change in economic conditions or market value of the Trust Fund.

"Vesting Computation Period" means, for purposes of determining Years of Vesting Service, the period described in the Adoption Agreement.

"Year of Eligibility Service" means, with respect to any Eligible Employee, an Eligibility Computation Period during which he completes at least the service specified in the Adoption Agreement. If the Plan uses the elapsed time method: (i) "Year of Eligibility Service" means a twelve month period of time beginning on an Employee's Employment Commencement Date and ending on the date on which eligibility service is being determined; (ii) in order to determine the number of whole Years of Eligibility Service under the elapsed time method, nonsuccessive periods of service and less than whole year periods of service shall be aggregated on the basis that 12 months of service (30 days are deemed to be a month in the case of the aggregation of fractional months) or 365 days of service are equal to a whole year of service; (iii) an Employee will also receive credit for any Period of Severance of less than 12 consecutive months; and (iv) if less than one year of eligibility service is required in Article 3, such service shall be determined by substituting such period for "twelve month" and "Year" where they appear in this paragraph. If the Plan provides for fractional Years of Eligibility Service, the requirement to complete any specified hours in the fractional period shall be waived.

All eligibility service with the Employer are taken into account except that if permitted in the Adoption Agreement, the following service shall be disregarded in determining Years of Eligibility Service:

(a)          One-Year Holdout. If an Employee has a One-Year Break in Service (One-Year Period of Severance to the extent the Plan uses the elapsed time method), Years of Eligibility Service before such period will not be taken into account until the Employee has completed a Year of Eligibility Service after returning to employment with the Employer.

(b)          Rule of Parity. If an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions, Years of Eligibility Service before a period of five (5) consecutive One-Year Breaks in Service (One-Year Periods of Severance to the extent the Plan uses the elapsed time method) will not be taken into account in computing eligibility service.

If a Participant's Years of Eligibility Service are disregarded pursuant to the foregoing, such Participant will be treated as a new Employee for eligibility purposes. If a Participant's Years of Eligibility Service may not be disregarded pursuant to the foregoing, such Participant shall participate in the Plan pursuant to the terms of Article 3.

To the extent provided in the Adoption Agreement, eligibility service may also include service with employers other than the Employer.

"Year of Vesting Service" means a Vesting Computation Period during which the Employee completes at least the number of hours specified in the Adoption Agreement. If the Plan uses the elapsed time method: (i) "Year of Vesting Service" means a twelve month period of time beginning on an Employee's Employment Commencement Date and ending on the date on which vesting service is being determined; (ii) in order to determine the number of whole Years of Vesting Service under the elapsed time method, nonsuccessive periods of service and less than whole year periods of service shall be aggregated on the basis that 12 months of service (30 days are deemed to be a month in the case of the aggregation of fractional months) or 365 days of service are equal to a whole year of service; and (iii) an Employee will also receive credit for any Period of Severance of less than 12 consecutive months.

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All Years of Vesting Service with the Employer are taken into account except that for an Employee who has five consecutive One-Year Breaks in Service (One-Year Periods of Severance to the extent the Plan uses the elapsed time method) and except to the extent provided in Article 6, all periods of service after such breaks in service/periods of severance shall be disregarded for the purpose of vesting the Employee's employer-derived Account balance that accrued before such breaks in service/periods of severance, but except as otherwise expressly provided, both the service before and after such breaks in service/periods of severance shall count for purposes of vesting the Employee's employer-derived Account balance that accrues after such breaks in service/periods of severance.

In addition, if permitted in the Adoption Agreement, the following service shall be disregarded in determining Years of Vesting Service:

(a)          One-Year Holdout. If an Employee has a One-Year Break in Service (One-Year Period of Severance to the extent the Plan uses the elapsed time method), Years of Vesting Service before such period will not be taken into account until the Employee has completed a Year of Vesting Service after returning to employment with the Employer.

(b)          Rule of Parity. If an Employee does not have any nonforfeitable right to the Account balance derived from Employer contributions, Years of Vesting Service before a period of five (5) consecutive One-Year Breaks in Service (One-Year Periods of Severance to the extent the Plan uses the elapsed time method) will not be taken into account in computing vesting service. Elective Deferrals under a qualified CODA are taken into account for purposes of determining whether a Participant is a nonvested Participant for purposes of Code section 411(a)(6)(D)(iii).

(c)          Years of Vesting Service before age 18 and/or Years of Vesting Service before the Employer maintained this Plan or a predecessor plan will not be taken into account in computing vesting service.

To the extent provided in the Adoption Agreement, vesting service may also include service with employers other than the Employer.

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ARTICLE 3

PARTICIPATION

Section 3.01         NON-ELECTIVE CONTRIBUTIONS

Each Eligible Employee as of the Effective Date who was eligible to participate in the Plan with respect to Non-Elective Contributions immediately prior to the Effective Date shall be a Participant eligible to receive Non-Elective Contributions pursuant to Article 4 on the Effective Date. Each other Eligible Employee who was not a Participant in the Plan with respect to Non-Elective Contributions immediately prior to the Effective Date shall become a Participant eligible to receive Non-Elective Contributions on the date specified in the Adoption Agreement; provided that he is an Eligible Employee on such date. Notwithstanding the foregoing, a Participant shall be eligible to receive Non-Elective Contributions only to the extent such contributions are permitted in the Adoption Agreement.

Section 3.02         TRANSFERS

If a change in job classification or a transfer results in an individual no longer qualifying as an Eligible Employee, such Employee shall cease to be a Participant for purposes of Article 4 (or shall not become eligible to become a Participant) as of the effective date of such change of job classification or transfer. Should such Employee again qualify as an Eligible Employee or if an Employee who was not previously an Eligible Employee becomes an Eligible Employee, he shall become a Participant with respect to the contributions for which the eligibility requirements have been satisfied as of the later of the effective date of such subsequent change of status or the date the Employee meets the eligibility requirements of this Article 3.

Section 3.03         TERMINATION AND REHIRES

If an Employee has a Termination of Employment, such Employee shall cease to be a Participant for purposes of Article 4 (or shall not become eligible to become a Participant) as of his Termination of Employment. An individual who has satisfied the applicable eligibility requirements set forth in Article 3 as of his Termination date, and who is subsequently reemployed by the Company as an Eligible Employee, shall resume or become a Participant immediately upon his rehire date with respect to the contributions for which the eligibility requirements of this Article 3 have been satisfied. An individual who has not so qualified for participation on his Termination date, and who is subsequently reemployed by the Company as an Eligible Employee, shall be eligible to participate as of the later of the effective date of such reemployment or the date the individual meets the eligibility requirements of this Article 3. The determination of whether a rehired Eligible Employee satisfies the requirements of Article 3 shall be made after the application of any applicable break in service rules.

Section 3.04         LIMITATIONS ON EXCLUSIONS

(a)          Exclusions. Any employee exclusion entered in the Adoption Agreement shall not be valid to the extent that such exclusion requires that the maximum number of Nonhighly Compensated Employees with the highest amount of compensation and/or service shall be excluded from participation so that the Plan still meets the coverage requirements of Code section 410(b).

(b)          Coverage. The Plan must provide that an Eligible Employee who has attained age 21 and who has completed one Year of Eligibility Service (two Years of Eligibility Service may be used for contributions other than Elective deferrals if the Plan provides a nonforfeitable right to 100% of the Participant's applicable Account balance after not more than 2 Years of Eligibility Service) shall commence participation in the Plan no later than the earlier of: (i) the first day of the first Plan Year beginning after the date on which such Eligible Employee satisfied such requirements; or (ii) the date that is 6 months after the date on which he satisfied such requirements.

(c)          A Participant shall be treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Treas. Reg. section 1.410(b)-3(a). Notwithstanding any provision of the Plan to the contrary, no Participant shall earn an allocation hereunder except as provided under the terms of the Plan as in effect on the last day of the Plan Year after giving effect to all retroactive amendments that may be permitted under applicable Internal Revenue Service procedures and other applicable law; including, without limitation, any amendment permitted under Treas. Reg. 1.401(a)(4)-11.

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(d)          Eligibility Waiver. The Company may waive any of the Eligibility requirements to participate in the Plan with respect to Profit Sharing Contributions for an Employee who does not otherwise satisfy such requirements. However, in order to qualify for the waiver, the Employee must also be: (i) a Nonhighly Compensated Employee, and (ii) eligible for a nonelective allocation.

Section 3.05         PROCEDURES FOR ADMISSION

The Plan Administrator shall prescribe such forms and may require such data from Participants as are reasonably required to enroll a Participant in the Plan or to effectuate any Participant elections made pursuant to this Article 3.

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ARTICLE 4

CONTRIBUTIONS

Section 4.01         NON-ELECTIVE CONTRIBUTIONS

(a)          Amount. Subject to the limitations described in Article 5, the Company may, in its sole discretion, make Non-Elective Contributions to the Plan on behalf of each Participant who has completed any service requirements specified in the Adoption Agreement.

(b)          Allocation of Non-Elective Contributions. Non-Elective Contributions shall be allocated to the Non-Elective Contribution Accounts of each Participant eligible to share in such allocations pursuant to Subsection (a) in the manner described in the Adoption Agreement.

(c)          Participant. For purposes of this Section, "Participant" shall mean an Eligible Employee who has met the eligibility requirements of Article 3 with respect to Non-Elective Contributions.

(d)          Coverage Failures. If the application of the rules described above causes the Plan to fail to meet the minimum coverage requirements of Code section 410(b)(1)(B) (the Plan does not benefit a percentage of Nonhighly Compensated Employees that is at least 70% of the percentage of Highly Compensated Employees who benefit under the Plan) for any Plan Year with respect to contributions described in this Section 4.03 because such contributions have not been allocated to a sufficient number or percentage of Participants for such year, then the list of Participants eligible to share in such contributions for such year shall be expanded to include the Participants described in the Adoption Agreement.

(1)         If the Adoption Agreement specifies that all non-excludable Participants shall be entitled to share in such contributions for such year, then the following additional Participants shall be eligible to share in such contributions:

(A)         Any Participant who remains in the Employer's employ on the last day of such Plan Year; and

(B)         Any Participant who completes at least 501 Hours of Service during such Plan Year (whether or not he remains in the Employer's employ in the last day of such Plan Year).

(2)         If the Adoption Agreement specifies that just enough Participants shall be entitled to share in such contributions for such year, then the following additional Participants shall be eligible to share in such contributions:

(A)         The list of Participants eligible to share in such contributions for such Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the minimum coverage requirements under Code section 410(b)(1)(B). The specific Participants who shall become eligible to share in such contributions for such Plan Year pursuant to this Paragraph (A) shall be those Participants who remain in the Company's employ on the last day of such Plan Year and who have completed the greatest amount of service during the Plan Year.

(B)         If, after the application of Paragraph (A) above, the minimum coverage requirements of Code section 410(b)(1)(B) are still not satisfied, then the list of Participants eligible to share in such contributions for such Plan Year shall be further expanded to include the minimum number of Participants who do not remain in the Company's employ on the last day of the Plan Year as are necessary to satisfy such requirements. The specific Participants who shall become eligible to share in the Company's contribution for such Plan Year pursuant to this Paragraph (B) shall be those Participants who had completed the greatest amount of service during the Plan Year before terminating their employment with the Employer.

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(e)          Disability. In addition to the foregoing, if the Adoption Agreement specifies that contributions described in this Section shall be allocated to Disabled Participants, a Participant who does not meet the requirements of Subsection (a) due to Disability shall be eligible to share in such contributions; provided that such Disability would also constitute a disability pursuant to Code section 22(e). The Company shall allocate the applicable contributions on behalf of each such Disabled Participant on the basis of the Compensation each such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before suffering a Disability. Contributions allocated to Participants suffering a Disability pursuant to this Subsection shall be fully vested when made. Such allocations shall cease on the first to occur of the following:

(1)         the last day of the Plan Year in which occurs the anniversary specified in the Adoption Agreement of the date the Plan Administrator determines that the Participant's Disability commenced;

(2)         the date the Participant ceases to suffer from a Disability;

(3)         the date the Participant refuses to submit to a periodic examination by the Company or its agent to determine the existence of a Disability; or

(4)         the date the Participant dies.

Section 4.02         ROLLOVER CONTRIBUTIONS

(a)          In General. To the extent provided in the Adoption Agreement, the Plan Administrator may accept Rollover Contributions made in cash or other form acceptable to the Trustee; but only if the contribution qualifies as a tax-free rollover as defined in Code section 402(c) from: (i) a plan qualified under Code section 401(a); or (ii) a "Conduit Individual Retirement Account", as determined in accordance with procedures established by the Plan Administrator. If it is later determined that the amount received does not qualify as a tax-free rollover, the amount shall be refunded to the Eligible Employee. Rollover Contributions shall be allocated to the Eligible Employee's Rollover Contribution Account.

(b)          Additional Rollovers. In addition to the Rollover Contributions specified in Subsection (a), the Plan may accept the following Rollover Contributions made after December 31, 2001 (or such other date specified in the Adoption Agreement) if permitted in the Adoption Agreement and to the extent allowed by the Plan Administrator in its sole discretion:

(1)         A direct rollover of an eligible rollover distribution of after-tax employee contributions from a qualified plan described in Code section 401(a) or 403(a).

(2)         Any rollover of an eligible rollover distribution from an annuity contract described in Code section 403(b), excluding after-tax employee contributions.

(3)         Any rollover of an eligible rollover distribution from an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(4)         Any rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code sections 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includable in gross income.

(5)         If the Plan permits Roth Elective Deferrals, the Plan may accept a rollover contribution to a Roth Elective Deferral Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code section 402(c).

(c)          Additional Rollovers. In addition to the Rollover Contributions specified in Subsections (a) and (b), effective for taxable years beginning on or after January 1, 2007, if the Plan permits Rollover Contributions to the Plan from all qualified plans and tax favored vehicles, the eligible plans shall include after-tax contributions as permitted by Section 822 of PPA. The Plan shall separately account for amounts so transferred, including separately accounting for the portion of such contribution which is includible in gross income and the portion of such contribution which is not so includible.

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Section 4.03         TRANSFERS

The Trustee may accept a direct transfer of assets, made without the consent of the affected Employees, from the trustee of any other qualified plan described in Code section 401(a) to the extent permitted by the Code and the regulations and rulings thereunder. In the event assets are transferred to the Plan pursuant to the foregoing sentence, the transferred assets shall be accounted for separately in the Transfer Account of the affected Employees to the extent necessary to preserve a more favorable vesting schedule or any other any legally-protected benefits available to such Employees under the transferor plan. The Plan Administrator shall establish a vesting schedule for the Transfer Account; provided that such schedule is not less favorable that the vesting schedule under the transferor plan.

Section 4.04         MILITARY SERVICE

(a)          In General. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code section 414(u).

(b)          Death Benefits Under USERRA. Effective January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service specified in Subsection (d) below) provided under the plan as if the Participant had resumed and then terminated employment on account of death pursuant to Code section 401(a)(37), Notice 2010-5 and any superseding guidance.

(c)          Differential Military Pay. Effective for Plan Years beginning after December 31, 2008, pursuant to Code section 414(u)(12), Notice 2010-5 and any superseding guidance, a Participant receiving differential wage payments (as defined in Code section 3401(h)(2)) shall be treated as an Employee of the Employer making the payment and the differential wage payments shall be treated as Compensation under the Plan.

(1)         For purposes of Code sections 401(k)(2)(B)(i)(I), 403(b)(7)(A)(ii), 403(b)(11)(A), or 457(d)(1)(A)(ii), a Participant shall be treated as having terminated from employment during any period the Participant is performing services described in Code section 3401(h)(2)(A).

(2)         If a Participant elects to receive a distribution by reason of Subsection (c)(1), the Participant may not make an Elective Deferral during the 6-month period beginning on the date of distribution.

(d)          Death or Disability During Qualified Military Service. To the extent provided in the Adoption Agreement and pursuant to Code section 414(u)(9), Notice 2010-5 and any superseding guidance, a Participant that dies or becomes disabled while performing qualified military service (as defined in Code section 414(u)) will be treated as if he had been employed by the Company on the day preceding death or disability and terminated employment on the day of death or disability and receive benefit accruals related to the period of qualified military service as provided under Code section 414(u)(8), except as provided below:

(1)         All Participants eligible for benefits under the Plan by reason of this Section shall be provided benefits on reasonably equivalent terms.

(2)         For the purposes of applying Code section 414(u)(8)(C), a Participant's Elective Deferrals shall be determined based on the Participant's average actual contributions for: (i) the 12-month period of service with the Employer immediately prior to qualified military service, or (ii) if service with the Employer is less than such 12-month period, the actual length of continuous service with the Employer.

Section 4.05         MULTIPLE EMPLOYER PLAN

If the Employees of more than one employer within the meaning of Code section 413(c) are covered under the Plan, the provisions of such section shall apply to the Plan. The Plan Administrator may restrict the allocation of any forfeitures arising hereunder to the entity for which the applicable Participant is or was employed.

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ARTICLE 4A

SPECIAL ESOP PROVISIONS

Section 4A.01       ESOP CONTRIBUTIONS

(a)          Amount of ESOP Contributions. The Company shall make a contribution to the Plan in cash sufficient to pay any currently maturing obligations on an Exempt Loan (to the extent that such obligations will not be satisfied pursuant to the terms of Article 4 by means of contributions paid to ESOP Accounts or by use of dividends pursuant to Article 9). Such contributions shall be applied, as the Plan Administrator shall direct the Trustee, to repay any outstanding Exempt Loan in accordance with any pledge or similar agreement. The Company may make additional contributions in cash or Company Stock; provided however, that Rollover Contributions and transfers may be in such other form that may be acceptable to the Trustee and the Plan Administrator.

(b)          Allocation of ESOP Contributions. ESOP Contributions made in the form of Company Stock and Company Stock transferred to the Released and Unallocated Account shall be allocated to the ESOP Accounts in the manner specified in the Adoption Agreement and determined by the Plan Administrator. The shares so allocated shall have a fair market value as of the allocation date equal to the amount of the contributions to which the Participant is entitled. Allocations to Participants within each ESOP Account shall be made pursuant to the terms of Article 4.

Section 4A.02        EXEMPT LOAN

(a)          Authorization - Use. The Board may direct the Trustee to borrow money from a Disqualified Person, or another source which is guaranteed by a Disqualified Person the proceeds of which are used within a reasonable time to: (1) acquire Company Stock, (2) repay such Exempt Loan, or (3) repay a prior Exempt Loan pursuant to applicable regulations.

(b)          Terms of Exempt Loan Agreements. All Exempt Loans shall satisfy the following requirements:

(1)         The loan shall be primarily for the benefit of Participants and their Beneficiaries.

(2)         The loan shall be for a specified term, shall bear no more than a reasonable rate of interest, and shall not be payable on demand except in the event of default.

(3)         The collateral pledged by the Trustee shall consist only of the Company Stock purchased with the borrowed funds, or Company Stock that was pledged as collateral in connection with a prior Exempt Loan that was repaid with the proceeds of the current Exempt Loan.

(4)         Under the terms of the loan agreement, the lender shall have no recourse against the Trust, or any of its assets, except with respect to the collateral and contributions (other than contributions of Company Stock) by the Company that are made to satisfy the Trustee's obligations under the loan agreement and earnings attributable to such collateral and such contributions.

(5)         The payments made on the Exempt Loan during a Plan Year shall not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments on the Exempt Loan in prior years.

(6)         In the event of default, the value of Plan assets transferred in satisfaction of the Exempt Loan shall not exceed the amount of default; moreover, if the lender is a Disqualified Person, the loan agreement shall provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

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Section 4A.03        RELEASE OF COMPANY STOCK

(a)          Company Stock purchased with the proceeds of an Exempt Loan shall be held in the Suspense Account as the collateral for that Exempt Loan. Such Company Stock shall be released from the Suspense Account, and transferred to the Released and Unallocated Account, on a pro-rata basis according to the amount of the payment on the Exempt Loan determined under one of the following two alternative formulas specified in Subsections (a)(1) and (a)(2) in the discretion of the Plan Administrator and in accordance with the terms of the Exempt Loan.

(1)         For each payment during the duration of the Exempt Loan, the number of shares of Company Stock released and transferred to the Released and Unallocated Account shall equal the number of such shares held in the Suspense Account immediately before release for the current payment period multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid for the payment period, and the denominator of the fraction is the sum of the numerator plus the remaining principal and interest to be paid for all future payments. The number of future payments under the Exempt Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the interest rate under the Exempt Loan is variable, the interest to be paid in future payment periods must be computed by using the interest rate applicable as of the end of the immediately preceding payment period. Notwithstanding the foregoing, if the Exempt Loan is repaid with the proceeds of a subsequent Exempt Loan, such repayment shall not operate to release all of the Company Stock in the Suspense Account; rather, such release shall be effected pursuant to the foregoing provisions of this subsection on the basis of payments of principal and interest on such substitute loan; or

(2)         For each payment during the duration of the Exempt Loan, the number of shares of Company Stock released and transferred to the Released and Unallocated Account is determined solely with reference to the principal payment of the Exempt Loan. Company Stock in the Suspense Account may be released in accordance with this subsection (2) only if the following three conditions are met:

(i)          The Exempt Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years;

(ii)         The interest portion of any payment is disregarded for purposes of determining the number of shares released only to the extent it would be treated as interest under standard loan amortization tables; and

(iii)        If the Exempt Loan is renewed, extended or refinanced, the sum of the expired duration of the Exempt Loan and the renewal period, the extension period or the duration of a new Exempt Loan does not exceed ten years.

(b)          More than One Exempt Loan. If at any time there is more than one Exempt Loan outstanding, separate accounts shall be established under the Suspense Account and the Released and Unallocated Account for each Exempt Loan. Each Exempt Loan for which a separate account is maintained shall be treated separately for purposes of Subsection (a) governing the release of shares from the Suspense Account.

(c)          Treasury Regulations. It is intended that the provisions of this section be applied and construed in a manner consistent with the requirements and provisions of Treas. Reg. section 54.4975-7(b)(8) and any successor regulation thereto. If the Suspense Account holds more than one class of Company Stock, such stock shall be allocated and distributed in substantially the same proportion of each such class of Company Stock when distributed under Article 7, pursuant to Treas. Reg. 54.4975-11(f)(2).

Section 4A.04        PROHIBITED ALLOCATION

(a)          Section 1042. Notwithstanding any provision in this Plan to the contrary, if shares of Company Stock (in a C-Corporation only) are sold to the Plan by a shareholder in a transaction for which special tax treatment is elected by such shareholder (or his representative) pursuant to Code section 1042, no assets attributable to such Company Stock may be allocated to the ESOP Accounts of: (i) the shareholder, and any person who is related to such shareholder [within the meaning of Code section 267(b)], during the nonallocation period except that lineal descendants of such shareholder may receive allocations so long as no more than 5% of the aggregate amount of all Company Stock sold by such shareholder in a transaction to which Code section 1042 applies is allocated to such lineal descendants of such shareholder; and (ii) any other person who owns [after application of Code section 318(a)] more than 25 percent in value of the outstanding securities of the Employer.

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For purposes of this Subsection, "nonallocation period" means the period beginning on the date of a sale of Company Stock to the Plan financed with an Exempt Loan and ending on the later of ten years after the date of such sale or the date of the allocation attributable to the final payment on the Exempt Loan incurred with respect to the sale.

(b)          Subchapter S Corporations.

(1)         In General. Notwithstanding any provision in this Plan to the contrary, if the Company Stock is issued by an S Corporation, no portion of the assets attributable to (or allocable in lieu of) Company Stock may, during a nonallocation year, accrue (or be allocated directly or indirectly under any Employer plan qualified under Code section 401(a)) for the benefit of any S Corporation disqualified person. This Subsection (b) shall be effective for Plan Years beginning after December 31, 2004 and only to the extent that Company Stock consists of shares in an S Corporation. However, in the case of: (i) an employee stock ownership plan established after March 14, 2001 (within the meaning of Internal Revenue Service Revenue Ruling 2003-6); or (ii) an employee stock ownership plan established on or before March 14, 2001 where the employer securities held by the Plan consist of stock in a corporation that is not an S Corporation on such date, this Subsection (b) shall be effective for Plan Years ending after March 14, 2001.

(2)         Prevention of Nonallocation Year. In the absence of a Board resolution to otherwise prevent a nonallocation year, the Plan Administrator shall transfer the S Corporation securities held for the Participant under the ESOP into a separate portion of the Plan that is not an ESOP (as provided in Section 4A.05 and as permitted under Treas. Reg. section 54.4975-11(a)(5)) or to another qualified plan of the Employer that is not an ESOP. Any such transfer must be effectuated by an affirmative action taken no later than the date of the transfer, and all subsequent actions (including benefit statements) generally must be consistent with the transfer having occurred on that date.

(3)         Definitions and Other Rules. The following definitions and other rules apply for purposes of this Subsection (b):

(A)         "Nonallocation Year" means any Plan Year if, at any time during such Plan Year: (i) the Plan holds employer securities consisting of stock in an S Corporation; and (ii) disqualified persons own at least 50 percent of the number of shares of stock in the S Corporation. For purposes of this definition, the rules of Code section 318(a) shall apply for purposes of determining ownership, except that in applying Code section 318(a)(1), the members of an individual's family shall include members of the family defined in Subsection (3)(D) herein pursuant to Code section 409(p)(4)(D) and Code section 318(a)(4) regarding options shall not apply. Notwithstanding the employee trust exception in Code section 318(a)(2)(B)(i), an individual shall be treated as owning deemed-owned shares of the individual. Solely for purposes of applying Code section 409(p)(5) (regarding the treatment of synthetic equity), this definition of a nonallocation year shall be applied after the attribution rules of Section 4A.04(b)(3)(E)(1) and Code section 409(p)(5) have been applied.

(B)         "Disqualified Person" means any person if: (i) the aggregate number of deemed-owned shares of such person and the members of such person's family is at least 20 percent of the number of deemed-owned shares of stock in the S corporation, or (ii) in the case of a person not described in clause (i), the number of deemed-owned shares of such person is at least 10 percent of the number of deemed-owned shares of stock in such corporation (a "deemed 10% shareholder"). For purposes of clause (i) of the preceding sentence, any member of such person's family with deemed-owned shares shall be treated as a disqualified person if not otherwise treated as a disqualified person under this Subsection (B).

(C)         "Deemed-Owned Shares" means, with respect to any person: (i) the stock in the S Corporation constituting employer securities of an employee stock ownership plan which is allocated to such person under the Plan, and; (ii) such person's share of the stock in such corporation which is held by the Plan but which is not allocated under the Plan to Participants. For purposes of clause (ii) of the preceding sentence, a person's share of unallocated S corporation stock held by the Plan is the amount of the unallocated stock which would be allocated to such person if the unallocated stock were allocated to all Participants in the same proportions as the most recent stock allocation under the Plan.

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(D)          "Member of the Family” means, with respect to any individual: (i) the spouse of the individual; (ii) an ancestor or lineal descendant of the individual or the individual's spouse; (iii) a brother or sister of the individual or the individual's spouse and any lineal descendant of the brother or sister; and (iv) the spouse of any individual described in clause (ii) or (iii). A spouse of an individual who is legally separated from such individual under a decree of divorce or separate maintenance shall not be treated as such individual's spouse for purposes of this Subsection (D).

(E)         Treatment of Synthetic Equity.

(1)         In General. For purposes of Subsections (3)(A) and (3)(B), in the case of a person who owns synthetic equity in the S Corporation, except to the extent provided in regulations, the shares of stock in such corporation on which such synthetic equity is based shall be treated as outstanding stock in such corporation and deemed-owned shares of such person if such treatment of synthetic equity of one or more such persons results in (i) the treatment of any person as a disqualified person, or (ii) the treatment of any year as a nonallocation year. For purposes of this Subsection, synthetic equity shall be treated as owned by a person in the same manner as stock is treated as owned by a person under the rules of Code section 318(a)(2) and (3). If, without regard to this Subsection, a person is treated as a disqualified person or a year is treated as a nonallocation year, this Subsection shall not be construed to result in the person or year not being so treated.

(2)         "Synthetic Equity" means any stock option, warrant, restricted stock, deferred issuance stock right, or similar interest or right that gives the holder the right to acquire or receive stock of the S Corporation in the future. Except to the extent provided in regulations, synthetic equity also includes a stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value of such stock or appreciation in such value.

(3)         Determination of Other Synthetic Equity. This Subsection (3) shall apply with regard to other synthetic equity described in Treas. Reg. section 1.409(p)-1(f)(4)(iii)(A) or superseding guidance. The Plan Administrator shall use the first day of the Plan Year as the annual determination date and the number of shares of synthetic equity owned shall be treated as owned for the period from a determination date through the date immediately preceding the next following determination date pursuant to Treas. Reg. section 1.409(p)-1(f)(4)(iii)(B). The Plan Administrator shall use triannual recalculations specified in Treas. Reg. section 1.409(p)-1(f)(4)(iii)(C). Such triannual recalculations may be modified as provided in Treas. Reg. section 1.409(p)-1(f)(4)(iii)(C)(3).

(F)         "Impermissible Allocation” means, an allocation occurring during a Nonallocation Year to a Disqualified Person under this Plan or any other plan of the Employer qualified under Code section 401(a).

(G)         "Impermissible Accrual" means, any accrual of Company Stock, and any assets attributable thereto, that are made to the Account of a Disqualified Person during a Nonallocation Year.

Section 4A.05        NON-ESOP PORTION OF PLAN

(a)          Non-ESOP Portion. Assets held under the Plan in accordance with this Section are held under a portion of the Plan that is not an employee stock ownership plan (ESOP), within the meaning of Code section 4975(e)(7). Amounts held in the portion of the Plan that is not an ESOP (the Non-ESOP Portion) shall be held in Accounts that are separate from the Accounts for the amounts held in the remainder of the Plan (the ESOP Portion). Any statements provided to Participants and/or Beneficiaries to show their interest in the Plan shall separately identify the amounts held in each such portion. Except as specifically set forth in this Section, all of the terms of the Plan apply to any amount held under the Non-ESOP Portion of the Plan in the same manner and to the same extent as an amount held under the ESOP Portion of the Plan.

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(b)          Transfers from ESOP Portion to Non-ESOP Portion of Plan.

(1)         Amount to be Transferred. In the case of any event that the Plan Administrator determines would otherwise cause a nonallocation year (as defined in Section 4A.04(b)) to occur (referred herein as a "nonallocation event"), shares of employer stock held under the Plan before the date of the nonallocation event shall be transferred from the ESOP Portion of the Plan to the Non-ESOP Portion of the Plan as provided in Subsection (b)(2). Events that may cause a nonallocation year include, but are not limited to, a contribution to the Plan in the form of shares of employer stock, a distribution from the Plan in the form of shares of employer stock, a change of investment within a Plan account of a disqualified person (as defined in Section 4A.04(b)) that alters the number of shares of employer stock held in the account of the disqualified person, or the issuance by the employer of synthetic equity as defined by Code section 409(p)(6)(C) and Treas. Reg. section 1.409(p)-1(f). A nonallocation event occurs only if (i) the total number of shares of employer stock that, held in the ESOP account of those Participants who are or who would be disqualified persons after taking into account the Participant's synthetic equity and the nonallocation event exceeds (ii) the number of shares of employer stock equal to 49.9% of the total number of shares of employer stock outstanding after taking the nonallocation event into account (causing a nonallocation year to occur). The amount transferred under this Subsection shall be the amount that the Plan Administrator determines to be the minimum amount that is necessary to ensure that a nonallocation year does not occur, but in no event is the amount so transferred to be less than the excess of (i) over (ii). The Plan Administrator shall take steps to ensure that all actions necessary to implement the transfer are taken before the nonallocation event occurs.

(2)         Ordering Rules.

(A)         Except as provided for in Subsection (b)(2)(B), at the date of the transfer, the total number of shares transferred, as provided for in Subsection (b)(1), shall be charged against the accounts of Participants who are disqualified persons (i) by first reducing the ESOP account of the Participant who is a disqualified person whose account has the largest number of shares (with the addition of synthetic equity shares) and (ii) thereafter by reducing the ESOP accounts of each succeeding Participant who is a disqualified person who has the largest number of shares in his or her account (with the addition of synthetic equity shares). Immediately following the transfer, the number of transferred shares charged against any Participant's account in the ESOP Portion of the Plan shall be credited to an account established for that Participant in the Non-ESOP Portion of the Plan.

(B)         Notwithstanding Subsection (b)(2)(A), the number of shares transferred shall be charged against the accounts of Participants who are disqualified persons (i) by first reducing the account of the Participant with the fewest shares (including synthetic equity shares) who is a disqualified person and who is a Highly Compensated Employee to cause the Participant not to be a disqualified person, and (ii) thereafter reducing the account of each other Participant who is a disqualified person and a Highly Compensated Employee, in the order of who has the fewest ESOP shares (including synthetic equity shares). A transfer under this Subsection (b)(2)(B) only applies to the extent that the transfer results in fewer shares being transferred than in a transfer under Subsection (b)(2)(A).

(3)         Tie Breaker.

(A)         If two or more Participants described in Subsection (b)(2) have the same number of shares, the account of the Participant with the longest service shall be reduced first.

(B)         Beneficiaries of the Plan are treated as Plan Participants for purposes of this Section.

(c)          Income Taxes. If the Trust owes income taxes as a result of unrelated business taxable income under Code section 512(e) with respect to shares of employer stock held in the Non-ESOP Portion of the Plan, the income tax payments made by the Trustee shall be charged against the accounts of each Participant or Beneficiary who has an account in the Non-ESOP Portion of the Plan in proportion to the ratio of the shares of employer stock in such Participant's or Beneficiary's account in the non-ESOP Portion of the Plan to the total shares of employer stock in the non-ESOP Portion of the Plan. The Employer shall purchase shares of employer stock from the Trustee with cash (based on the fair market value of the shares so purchased) from each such account to the extent cash is not otherwise available to make the income tax payments from the Participant's or Beneficiary's ESOP accounts or his or her other defined contribution plan accounts.

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ARTICLE 5

LIMITATIONS ON CONTRIBUTIONS

Section 5.01         MAXIMUM AMOUNT OF ANNUAL ADDITIONS

(a)          General Rule.

(1)         One Plan. If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Code section 419(e) maintained by the Employer, or an individual medical account, as defined in Code section 415(l)(2), maintained by the Employer, or a simplified employee pension, as defined in Code section 408(k), maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the maximum permissible amount specified in Section 5.01(b) or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed such maximum permissible amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the maximum permissible amount.

(2)         Multiple Plans. This Subsection 5.01(a)(2) applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension maintained by the Employer, that provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the maximum permissible amount specified in Section 5.01(b) reduced by the Annual Additions credited to a Participant's account under the other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same Limitation Year.

(b)          Maximum Permissible Amount. For Limitation Years beginning on or after January 1, 2002, the maximum permissible amount is the lesser of:

(1)         $40,000, as adjusted for increases in the cost-of-living under Code section 415(d); or

(2)         100 percent of the Participant's Testing Compensation for the Limitation Year. The compensation limit referred to in this Subsection (b)(2) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code sections 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition. Notwithstanding the preceding sentence, Testing Compensation for purposes of Section 5.01 for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code section 22(e)(3)) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled.

Prior to determining the Participant's actual Testing Compensation for the Limitation Year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's Testing Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant's actual Testing Compensation for the Limitation Year.

(c)          Correction of Excess. If there is an allocation in excess of the Maximum Permissible Amount, the Plan Administrator shall correct such excess pursuant to the procedures outlined under EPCRS as described in Rev. Proc. 2008-50 and any superseding guidance.

(d)          Special ESOP Rule.

(1)         General Rule. In the case of an applicable plan that meets the requirements of Subsection (d)(2) below, the limitations imposed by this Section do not apply to: (i) forfeitures of employer securities (within the meaning of Code section 409(l)) if such securities were acquired with the proceeds of a loan (as described in Code section 404(a)(9)(A)); or (ii) employer contributions which are deductible under Code section 404(a)(9)(B) and charged against the Participant's Account.

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(2)         Applicable Plan. An employee stock ownership plan as described in Code section 4975(e)(7) meets the requirements of this Subsection if no more than one-third of the employer contributions for the Limitation Year that are deductible under Code section 404(a)(9) are allocated to Highly Compensated Employees. This Subsection (f) shall not apply if the Company Stock is issued by an S Corporation.

(e)          Stock Value Declines Below Basis. Notwithstanding the foregoing, the amount of Company contributions attributable to ESOP Contributions that is considered an Annual Addition for any Limitation Year shall in no event be greater than the lesser of (i) the amount of the payment of principal and interest on the Acquisition Loan or (ii) the fair market value of shares released from the Suspense Account on account of the repayment and allocated to Participants.

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ARTICLE 6

VESTING

Section 6.01         PARTICIPANT CONTRIBUTIONS

A Participant shall have a fully vested and nonforfeitable interest in his Rollover Contribution Account. A Participant shall also be fully vested in cash dividends that the Participant elects to have reinvested in the Plan pursuant to Section 9.09(a)(2)(B).

Section 6.02         EMPLOYER CONTRIBUTIONS

The Participant's interest in his Non-Elective Contribution Account shall vest based on his Years of Vesting Service in accordance with the terms of the Adoption Agreement.

For purposes of the Adoption Agreement, "3-7 Year Graded", "2-6 Year Graded", "1-5 Year Graded", "1-4 Year Graded", "5 Year Cliff", "3 Year Cliff" and "2 Year Cliff" shall be determined in accordance with the following schedules:

Years of Vesting Service	Vesting Percentage

"3-7 Year Graded":
Less than Three Years	0%
Three Years but less than Four Years	20%
Four Years but less than Five Years	40%
Five Years but less than Six Years	60%
Six Years but less than Seven Years	80%
Seven or More Years	100%

"2-6 Year Graded":
Less than Two Years	0%
Two Years but less than Three Years	20%
Three Years but less than Four Years	40%
Four Years but less than Five Years	60%
Five Years but less than Six Years	80%
Six or More Years	100%

"1-5 Year Graded":
Less than One Year	0%
One Year but less than Two Years	20%
Two Years but less than Three Years	40%
Three Years but less than Four Years	60%
Four Years but less than Five Years	80%
Five or More Years	100%

"1-4 Year Graded":
Less than One Year	0%
One Year but less than Two Years	25%
Two Years but less than Three Years	50%
Three Years but less than Four Years	75%
Four or More Years	100%

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"5 Year Cliff":
Less than Five Years	0%
Five or More Years	100%

"3 Year Cliff":
Less than Three Years	0%
Three or More Years	100%

"2 Year Cliff":
Less than Two Years	0%
Two or More Years	100%

Notwithstanding the foregoing, a Participant will become fully (100%) vested upon his attainment of Normal Retirement Age while an Employee. In addition, the Adoption Agreement may provide that a Participant will become fully (100%) vested upon (i) his death while an Employee, or (ii) his suffering a Disability while an Employee.

Section 6.03         FORFEITURES

(a)          Participants Receiving a Distribution. A Participant who receives a distribution of the value of the entire vested portion of his Account shall forfeit the nonvested portion of such Account as soon as administratively feasible after such distribution; but no later than the end of the Plan Year following the date of such distribution. For purposes of this Section, if the value of a Participant's vested Account balance is zero upon Termination, the Participant shall be deemed to have received a distribution of such vested Account. A Participant's vested Account balance shall not include accumulated deductible employee contributions within the meaning of Code section 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989. If the Participant elects to the extent permitted by Article 7 to have distributed less than the entire vested portion of the Account balance derived from Employer contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the vested Employer-derived Account balance. No forfeitures will occur solely as a result of a Participant's withdrawal of employee contributions.

(b)          Participants Not Receiving a Distribution. The nonvested portion of the Account balance of a Participant who has a Termination of Employment and does not receive a complete distribution of the vested portion of his Account shall be forfeited as soon as administratively feasible after the date he incurs five consecutive One-Year Breaks in Service (One-Year Periods of Severance if the Plan uses the elapsed time method); but no later than the end of the Plan Year following the date of such break in service.

(c)          Reemployment.

(1)         Before Five One-Year Breaks. If a Participant receives or is deemed to receive a distribution pursuant to this Section and the Participant resumes employment covered under this Plan, the Participant's Employer-derived Account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs 5 consecutive One-Year Breaks in Service (One-Year Periods of Severance if the Plan uses the elapsed time method) following the date of the distribution. If a zero-vested Participant is deemed to receive a distribution pursuant to this Section, and the Participant resumes employment covered under this Plan before the date the Participant incurs 5 consecutive One-Year Breaks in Service (One-Year Periods of Severance if the Plan uses the elapsed time method), upon the reemployment of such Participant, the Employer-derived Account balance of the Participant will be restored to the amount on the date of such deemed distribution. Forfeitures that are restored pursuant to the foregoing shall be accomplished by an allocation of forfeitures, or if such forfeitures are insufficient, by a special Company contribution.

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(2)         After Five One-Year Breaks. If a Participant resumes employment as an Eligible Employee after forfeiting the nonvested portion of his Account balance after 5 consecutive One-Year Breaks in Service (One-Year Periods of Severance if the Plan uses the elapsed time method) and is not fully vested upon reemployment, the Participant's Account balance attributable to his pre-break service shall be kept separate from that portion of his Account balance attributable to his post-break service until such time as his post-break Account balance becomes fully vested.

(d)          Disposition of Forfeitures. Amounts forfeited from a Participant's Account under this Section shall be used to restore forfeitures, reduce Company contributions made pursuant to Article 4 or to pay Plan expenses.

(e)          Company Stock Fund. The portion of a Participant's Account invested in Investment Funds other than the Company Stock Fund shall be forfeited before that portion of the Account invested in the Company Stock Fund.

(f)          Vesting Following In-Service Withdrawals or Payment in Installments. If a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of his Account derived from Employer contributions and the Participant may increase the nonforfeitable percentage in the Account:

(1)         A separate account will be established for the Participant's interest in the Plan as of the time of the distribution, and

(2)         At any relevant time the Participant's nonforfeitable portion of the separate account will be equal to an amount ("X") determined by the formula:

X = P(AB + (R x D)) - (R x D)

For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the Account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

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ARTICLE 7

DISTRIBUTIONS

Section 7.01         COMMENCEMENT OF DISTRIBUTIONS

(a)          Normal Retirement. A Participant, upon attainment of Normal Retirement Age, shall be entitled to retire and to receive his Account as his benefit hereunder pursuant to Section 7.02.

(b)          Late Retirement. If a Participant continues in the employ of the Company beyond his Normal Retirement Age, his participation under the Plan shall continue, and his benefits under the Plan shall commence following his actual Termination of Employment pursuant to Section 7.02.

(c)          Disability Retirement. If a Participant becomes Disabled, he shall become entitled to receive his vested Account pursuant to Section 7.02 following the date he has a Termination of Employment.

(d)          Death. If a Participant dies, either before or after his Termination of Employment, his Beneficiary designated pursuant to Section 7.04 shall become entitled to receive the Participant's vested Account pursuant to Section 7.02.

(e)          Termination of Employment. A Participant shall become entitled to receive his vested Account pursuant to Section 7.02 following the date he has a Termination of Employment.

Section 7.02         TIMING AND FORM OF DISTRIBUTIONS

(a)          ESOP Accounts.

(1)         Distribution for Reasons of Attainment of Retirement Age, Disability or Death. If a Participant's ESOP Accounts become distributable pursuant to Section 7.01 on account of attainment of Normal or Late Retirement, Disability or death, payment of his vested ESOP Accounts shall commence with respect to Company Stock acquired by or contributed to the Plan after December 31, 1986 (or all Company Stock if so provided in the Adoption Agreement) not later than one year after the close of the Plan Year in which the Participant otherwise separates from service unless the Participant elects a later date.

(2)         Distribution for Reasons Other than Retirement, Disability or Death. If a Participant's ESOP Accounts become distributable pursuant to Section 7.01 on account of any reason other than Normal or Late Retirement Age, Disability or death, payment of his vested ESOP Accounts shall commence with respect to Company Stock acquired by or contributed to the Plan after December 31, 1986 (or all Company Stock if so provided in the Adoption Agreement) not later than the close of the Plan Year which is the 6th Plan Year following the Plan Year in which the Participant otherwise separates from service unless the Participant elects a later date. This Subsection (a)(2) shall not apply if the Participant is reemployed by the Company before distribution is required to begin.

(3)         Form of Payments. The benefit of a Participant entitled to a distribution of his ESOP Accounts derived from Company Stock acquired by or contributed to the Plan after December 31, 1986 (or all Company Stock if so provided in the Adoption Agreement) shall be payable in substantially equal annual, or more frequent installments over a period not to exceed the greater of (i) five (5) years, or (ii) in case of Participant with account balance greater than $850,000, five (5) years plus one year for each $170,000 that the balance exceeds $850,000. Such amounts shall be indexed in accordance with Code section 409(o)(2). To the extent permitted in the Adoption Agreement, a Participant may elect to have payments extend over a longer or shorter period.

(4)         Delayed Distribution. Notwithstanding the foregoing and at the election of the Plan Administrator, distribution of the ESOP Contribution Account (other than for reasons specified in Paragraph (1) above) need not commence until the close of the Plan Year in which the Exempt Loan is repaid in full; provided that the proceeds of the Exempt loan were not used to acquire Company Stock issued by an S Corporation.

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(5)         To the extent provided in the Adoption Agreement, distributions may also be paid over the periods applicable to Accounts other than the ESOP Accounts. In any event, distributions made on account of the death of the Participant must be made in the manner described in Subsections (c)(1)(A), (B) & (C) and Subsections (c)(2)(A) & (B) below.

(6)         Any amendment or exercise of employer discretion regarding revisions of optional forms of benefit shall be subject to the requirements of Treas. Reg. section 1.411(d)-4 Q&A-2(d).

(b)          Accounts other than ESOP Accounts.

(1)         Distribution for Reasons Other Than Death. If a Participant's Accounts other than his ESOP Account becomes distributable pursuant to Section 7.01 for any reason other than death and such amount is not required to be distributed in the form of a Qualified Joint and Survivor Annuity pursuant to Section 7.10, payment of his vested Accounts other than his ESOP Account shall commence at such times and shall be payable in the form and at such times as specified in the Adoption Agreement. To the extent permitted in the Adoption Agreement, a Participant may elect to have the Plan Administrator apply his Accounts other than his ESOP Account toward the purchase of an annuity contract. The terms of such annuity contract shall comply with the provisions of this Plan and any annuity contract shall be nontransferable and shall be distributed to the Participant.

The method of distribution shall be selected by the Participant on a form prescribed by the Plan Administrator. If no such selection is made by the Participant, payment shall be made in the form of a lump sum distribution unless payment is required to be made in the form of a Qualified Joint and Survivor Annuity pursuant to Section 7.10 of the Adoption Agreement. No distribution shall be made if the Participant is rehired by the Company before payments commence.

(2)         Distribution on Account of Death. If a Participant's Accounts other than his ESOP Account becomes distributable pursuant to Section 7.01 on account of death, the distributions will be made pursuant to Subsection (c) below.

(c)          Distribution on Account of Death.

(1)         Before Distribution Has Begun. If the Participant dies before distribution of his Account begins and such amount is not required to be distributed in the form of a Qualified Preretirement Survivor Annuity pursuant to Section 7.10, distribution of the Participant's entire Account shall be completed by the time and in the manner specified in the Adoption Agreement. To the extent permitted in the Adoption Agreement, payments may be made over the following periods:

(A)         A complete distribution shall be made by December 31 of the calendar year containing the fifth anniversary of the Participant's death;

(B)         Distributions may be made over the life or over a period certain not greater than the life expectancy of the Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; and/or

(C)         If the Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with Subparagraph (B) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died and (ii) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

If the Plan permits Participant elections under this Subsection (c)(1) and the Participant has not made an election as to form of payment by the time of his death, the Participant's Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary, or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

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If the surviving spouse dies after the Participant, the provisions of this Subsection (c)(1), with the exception of Subparagraph (C) therein, shall be applied as if the surviving spouse were the Participant.

(2)         After Distribution has Begun. If the Participant dies after distribution of his Account has begun, the remaining portion of such Account will continue to be distributed at least as rapidly as the method of distribution being used prior to the Participant's death. If the Participant's Account was not being distributed in the form of an annuity at the time of his death: (i) distribution of the Participant's entire Account shall be completed by the time and in the manner specified in the Adoption Agreement, and (ii) the Beneficiary may elect to receive the Participant's remaining vested Account balance in a lump sum distribution. To the extent permitted in the Adoption Agreement, payments may be made over the following periods:

(A)         A complete distribution shall be made by December 31 of the calendar year containing the fifth anniversary of the Participant's death; and/or

(B)         Distributions shall continue to be distributed at least as rapidly as the method of distribution being used prior to the Participant's death.

The Beneficiary shall provide the Plan Administrator with the death notice or other sufficient documentation before any payments are made pursuant to this Subsection.

(d)          Special Rules Relating to ESOP Accounts.

(1)         In General. Unless a Participant elects to receive his distribution in cash, distribution of a Participant's vested ESOP Account shall be made in whole shares of Company Stock, with any fractional shares paid in cash. Shares of Company Stock distributed may include such legend restrictions on transferability as the Company may reasonably require to assure compliance with applicable federal and state securities laws. Notwithstanding any provision of the Plan to the contrary: (i) a Participant shall not have the right to receive Company Stock with respect to the portion of the Participant's Account that has been reinvested pursuant to Section 9.02(b), and (ii) except as otherwise provided in the Adoption Agreement and if the Plan is an applicable plan (as defined below) a distribution from the Company Stock Fund shall be made in cash. If pursuant to the foregoing a Participant elects to receive any portion of his ESOP Account in the form of Company Stock that is invested in Investment Funds other than the Company Stock Fund, the Plan Administrator shall direct the Trustee to liquidate such other Investment Funds and purchase whole shares Company Stock with the proceeds. In the event that there is not enough Company Stock available for purchase, the Participant may elect to: (i) receive Company Stock to the extent available and receive the balance in cash, (ii) receive Company Stock to the extent available and receive the balance in Company Stock at a later date when such stock becomes available, or (iii) defer distribution until such Company Stock becomes available.

(2)         Applicable Plans. An applicable plan is a plan that is established and maintained by: (i) an employer whose charter or bylaws restrict the ownership of substantially all outstanding employer securities to employees or to a trust described in Code section 401(a), (ii) an S Corporation, or (iii) a bank (as defined in Code section 581) which is prohibited by law from redeeming or purchasing its own securities.

(3)         Put Option. If the Company Stock is not readily tradable on an established market (within the meaning of IRS Notice 2011-19 for Plan Years beginning on or after January 1, 2012 or such later date provided in such Notice) and Company Stock may be distributed to Participants pursuant to Subsection (d)(2), each distributee has a right to require that the Company repurchase Company Stock under a fair valuation formula. Such put option shall be enforceable by the Participant for a period of at least 60 days following the date of distribution of Company Stock and, if the put option is not exercised within such 60-day period, for an additional period of at least 60 days in the following Plan Year (as provided in applicable Treasury regulations). The Company may permit the Trustee to purchase any shares covered by the put option directly from the Participant.

(A)         Payment Requirement for Total Distribution. If the Company is required to repurchase Company Stock that is distributed to the Participant as part of a total distribution, the Company may make payments in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the put option and not exceeding 5 years, provided that there is adequate security provided and reasonable interest paid on the unpaid amounts. For purposes of this paragraph, the term "total distribution" means the distribution within one taxable year to the recipient of the balance to the credit of the recipient's account.

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(B)         Payment Requirement for Installment Distributions. If the Company is required to repurchase Company Stock as part of an installment distribution, payment shall made not later than 30 days after the exercise of the put option described in this paragraph (3).

(4)         Right of First Refusal. To the extent provided in the Adoption Agreement, shares of Company Stock distributed by the Trustee to a Participant or Beneficiary shall be subject to a "Right of First Refusal" if such shares do not constitute registration-type securities within the meaning of Code section 409(e).

(A)         Parties. The Right of First Refusal shall be in favor of the Company, the Plan, or both in any order of priority as determined by the Plan Administrator.

(B)         Price. The selling price and other terms under the Right of First Refusal must not be less favorable to the Participant than the greater of the value of the Company Stock determined under Section 9.10, or the purchase price and other written terms offered by an independent and unrelated buyer making a good faith offer to purchase the Company Stock.

(C)         Term. The Right of First Refusal must lapse no later than 14 days after the Participant gives written notice to the holder of the offer by an independent and unrelated buyer.

(D)         Conditions. The Company may require that the distributee execute such documents (and may provide suitable legends on the applicable stock certificates) that include the terms of the right of first refusal prior to receiving Company Stock.

(5)         Stock Reshuffling. If the Plan is an applicable plan as described in Subsection (2) above, any Company Stock held in an ESOP Account shall be redeemed or transferred to the extent provided in the Adoption Agreement. Such redemption or transfer shall be subject to the following:

(A)         Company Stock diversified under sections 401(a)(28)(B) or 401(a)(35) shall not be mandatorily returned to Participants' Accounts who are subject to such provisions.

(B)         If the Participant may take an immediate distribution of his or her Account and does not consent to a distribution, such Participant must be provided sufficient investment options in order to ensure that the loss of the Company Stock investment is not a significant detriment within the meaning of Treas. Reg. section 1.411(a)-11(c)(2)(i).

(e)          Valuation Date. The distributable amount of a Participant's Account is the vested portion of his Account as of the Valuation Date coincident with or next preceding the date distribution is made to the Participant or Beneficiary as reduced by any subsequent distributions, withdrawals or loans.

(f)          Restriction on Deferral of Payment. Unless otherwise elected, benefit payments under the Plan will begin to a Participant not later than the 60th day after the latest of the close of the Plan Year in which:

(1)         the Participant attains Normal Retirement Age;

(2)         occurs the 10th anniversary of the year in which his participation commenced; or

(3)         the Participant has a Termination of Employment.

(g)          Minimum Distribution Requirements. Distributions shall be made in a method that is in conformance with the requirements set forth in Section 7.05. Section 7.05 shall not be deemed to create a type of benefit (e.g., installment payments, lump sum within five years or immediate lump sum payment) to any class of Participants and Beneficiaries that is not otherwise permitted by the Plan. Any elections described in Section 7.02(a)(5) and 7.02(c) shall also apply to this Section 7.05.

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Section 7.03         CASH-OUT OF SMALL BALANCES

(a)          Vested Account Balance Does Not Exceed $5,000. Notwithstanding the foregoing, if the vested amount of an Account payable to a Participant or Beneficiary does not exceed $5,000 (or such lesser amount specified in the Adoption Agreement) at the time such individual becomes entitled to a distribution hereunder (or at any subsequent time established by the Plan Administrator to the extent provided in applicable Treasury regulations), such vested Account shall be paid in a lump sum.

(b)          Vested Account Balance Exceeds $5,000. If the value of a Participant's vested Account balance exceeds $5,000 or such lesser amount as specified in Subsection (a), and the Account balance is immediately distributable, the Participant must consent to any distribution of such Account balance. Notwithstanding the foregoing and unless otherwise specified in the Adoption Agreement, payments shall commence as of the Participants Required Beginning Date in the form of a lump sum or installment payments. The Participant's consent shall be obtained in writing within the 90-day period (180-day period for Plan Years beginning after December 31, 2006) ending on the Annuity Starting Date. The Plan Administrator shall notify the Participant of the right to defer any distribution until the date specified in the Adoption Agreement. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan, and shall be provided no less than 30 days and no more than 90 days (180 days for Plan Years beginning after December 31, 2006) prior to the Annuity Starting Date. Except to the extent provided in Section 7.10, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution. In the event a Participant's vested Account balance becomes distributable without consent pursuant to this Subsection (b), and the Participant fails to elect a form of distribution, the vested Account balance of such Participant shall be paid in a single sum except to the extent provided in Section 7.10.

(c)          For purposes of this Section 7.03, the Participant's vested Account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Code section 72(o)(5)(B).

(d)          Required Distributions and Plan Termination. Consent of the Participant or his spouse shall not be required to the extent that a distribution is required to satisfy Code sections 401(a)(9) or 415. In addition, upon termination of this Plan the Participant's Account balance shall be distributed to the Participant in a lump sum distribution unless payment is made in the form of a Qualified Joint and Survivor Annuity pursuant to Section 7.10. However, if the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)), then the Participant's Account balance will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

(e)          (1)         Applicability and Effective Date. This Section 7.03(e) shall apply if elected by the Plan Sponsor in the Adoption Agreement and shall be effective January 1, 2002 unless otherwise specified in the Adoption Agreement.

(2)         Rollovers disregarded in determining value of account balance for involuntary distributions. For purposes of this Section 7.03, the Participant's vested Account balance shall not include that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

(f)          Notice of Right to Defer. Any description of a Participant's right to defer a distribution under Code section 411(a)(11) must also include a description of the consequences of failing to defer receipt of the distribution. The Plan will not be treated as failing to meet these notice requirements if the Plan Administrator makes a reasonable attempt to comply with the new requirements during the period that is within 90 days of the issuance of regulations.

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Section 7.04         BENEFICIARY

(a)          Beneficiary Designation Right. Each Participant, and if the Participant has died, the Beneficiary of such Participant, shall have the right to designate one or more primary and one or more secondary Beneficiaries to receive any benefit becoming payable upon such individual's death. To the extent that a Participant's Account is not subject to Section 7.10, the spouse of a married Participant shall be the sole primary beneficiary of such Participant unless the requirements of Subsection (b) are met. To the extent that a Participant's Account is subject to Section 7.10, the spouse of a married Participant shall be the beneficiary of 100% of such Participant's Account unless the spouse waives his or her rights to such benefit pursuant to Section 7.10. All Beneficiary designations shall be in writing in a form satisfactory to the Plan Administrator and shall only be effective when filed with the Plan Administrator during the Participant's lifetime (or if the Participant has died, during the lifetime of the Beneficiary of such Participant who desires to designate a further Beneficiary). Except as provided in Section 7.04(b) or Section 7.10, as applicable, each Participant (or Beneficiary) shall be entitled to change his Beneficiaries at any time and from time to time by filing written notice of such change with the Plan Administrator.

(b)          Form and Content of Spouse's Consent. To the extent that a Participant's Account is not subject to Section 7.10, the Participant may designate a Beneficiary other than his spouse pursuant to this Subsection if: (i) the spouse has waived the spouse's right to be the Participant's Beneficiary in accordance with this Subsection, (ii) the Participant has no spouse, or (iii) the Plan Administrator determines that the spouse cannot be located or such other circumstances exist under which spousal consent is not required, as prescribed by Treasury regulations. If required, such consent: (i) shall be in writing, (ii) shall relate only to the specific alternate beneficiary or beneficiaries designated (or permits beneficiary designations by the Participant without the spouse's further consent), (iii) shall acknowledge the effect of the consent, and (iv) shall be witnessed by a plan representative or notary public. Any consent by a spouse, or establishment that the consent of a spouse may not be obtained, shall not be effective with respect to any other spouse. Any spousal consent that permits subsequent changes by the Participant to the Beneficiary designation without the requirement of further spousal consent shall acknowledge that the spouse has the right to limit such consent to a specific Beneficiary, and that the spouse voluntarily elects to relinquish such right.

(c)          In the event that the Participant fails to designate a Beneficiary, or in the event that the Participant is predeceased by all designated primary and secondary Beneficiaries, the death benefit shall be payable to the Participant's spouse or, if there is no spouse, to the Participant's estate.

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Section 7.05         MINIMUM DISTRIBUTION REQUIREMENTS

(a)          General Rules.

(1)         Effective Date.

(A)         In General. Subject to Section 7.10, the requirements of this Section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified in the Adoption Agreement, the provisions of this Section apply to calendar years beginning after December 31, 2002.

(B)         2009 Waiver of Requirements. Notwithstanding other provisions of the Plan to the contrary; to the extent provided in the Adoption Agreement and by Code section 401(a)(9), IRS Notice 2009-82 and any superseding guidance, a Participant or Beneficiary who would have been required to receive 2009 RMDs or Extended 2009 RMDs will receive those distributions for 2009 unless the Participant or Beneficiary chooses not to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence.

(i)          In addition, notwithstanding other provisions of the Plan to the contrary, and solely for purposes of applying the direct rollover provisions of the Plan, certain additional distributions in 2009, as chosen in the Adoption Agreement, will be treated as eligible rollover distributions.

(ii)         Definitions:

1.          "2009 RMDs" are Required Minimum Distributions for 2009 but for the enactment of section 401(a)(9)(H) of the Code;

2.          "Extended 2009 RMDs" are one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years.

(2)         Construction. All distributions required under this Section shall be determined and made in accordance with the regulations under Code section 401(a)(9) and the minimum distribution incidental benefit requirement of Code section 401(a)(9)(G). Nothing contained in this Section shall be deemed to create a type of benefit (e.g., installment payments, lump sum within five years or immediate lump sum payment) to any class of Participants and/or Beneficiaries that is not otherwise permitted by the Plan.

(3)         Limits on Distribution Periods. As of the first distribution calendar year, distributions to a Participant, if not made in a single-sum, may only be made over one of the following periods:

(A)         the life of the Participant,

(B)         the joint lives of the Participant and a designated beneficiary,

(C)         a period certain not extending beyond the life expectancy of the Participant, or

(D)         a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a designated beneficiary.

(b)          Time and Manner of Distribution.

(1)         Required Beginning Date. Unless an earlier date is specified in Section 7.02(b), the Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

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(2)         Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

(A)         If the Participant's surviving spouse is the Participant's sole designated beneficiary, then unless an earlier date is specified in Section 7.02(b), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(B)         If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then, unless otherwise specified in Section 7.02(b), distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)         If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death unless an earlier date is specified in Section 7.02(b).

(D)         If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this Subsection (b)(2), other than Subsection (b)(2)(A), will apply as if the surviving spouse were the Participant except as otherwise provided in Section 7.02(b).

For purposes of this Subsection (b)(2) and Subsection (d), unless Subsection (b)(2)(D) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Subsection (b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section Subsection (b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Subsection (b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(3)         Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single-sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Subsections (c) and (d) to the extent otherwise permitted by the Plan. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code 401(a)(9) and the regulations.

(c)          Required Minimum Distributions During Participant's Lifetime.

(1)         Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)         the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. section 1.401(a)(9)-9, Q&A-2 using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(B)         if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. section 1.401(a)(9)-9 using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(2)         Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Subsection (c) beginning with the first distribution calendar year and continuing up to, and including, the distribution calendar year that includes the Participant's date of death.

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(d)          Required Minimum Distributions After Participant's Death.

(1)         Death On or After Date Distributions Begin.

(A)         Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

(i)          The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)         If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(iii)        If the Participant's surviving spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(B)         No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of the September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)         Death Before Date Distributions Begin.

(A)         Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in Subsection (d)(1).

(B)         No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(C)         Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Subsection (b)(2)(A), this Subsection (d)(2) will apply as if the surviving spouse were the Participant.

(e)          Definitions.

(1)         Designated Beneficiary. The individual who is designated by the Participant (or the Participant's surviving spouse) as the beneficiary of the Participant's interest under the plan and who is the designated beneficiary under Code section 401(a)(9) and Treas. Reg. section 1.401(a)(9)-4.

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(2)         Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Subsection (b)(2). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3)         Life expectancy. Life expectancy as computed by use of the Single Life Table in Treas. Reg. section 1.401(a)(9)-9, Q&A-1.

(4)         Participant's Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(f)          TEFRA Section 242(b)(2) Elections.

(1)         Notwithstanding the other requirements of this Section and subject to the requirements of Section 7.10, distribution on behalf of any employee, including a More than 5% Owner, who has made a designation under section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (a "section 242(b)(2) election") may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(A)         The distribution by the plan is one which would not have disqualified such plan under Code section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

(B)         The distribution is in accordance with a method of distribution designated by the employee whose interest in the plan is being distributed or, if the employee is deceased, by a beneficiary of such employee.

(C)         Such designation was in writing, was signed by the employee or the beneficiary, and was made before January 1, 1984.

(D)         The employee had accrued a benefit under the plan as of December 31, 1983.

(E)         The method of distribution designated by the employee or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the employee's death, the beneficiaries of the employee listed in order of priority.

(2)         A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the employee.

(3)         For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the employee, or the beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Subsections (f)(1)(A) and (E).

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(4)         If a designation is revoked, any subsequent distribution must satisfy the requirements of Code section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code section 401(a)(9) and the regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

(5)         In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Treas. Reg. section 1.401(a)(9)-8, Q&A-14 and Q&A-15, shall apply.

(g)          Application of Five Year Rule.

(1)         To the extent permitted in Section 7.02(b), if the Participant dies before distributions are required to begin and there is a designated beneficiary, distributions to the designated beneficiary are not required to begin by the date specified in Subsection (b)(2), but the Participant's entire interest may be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

(2)         To the extent permitted in Section 7.02(b), Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Subsections (b)(2) and (d)(2) applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distributions would be required to begin under Subsections (b)(2), or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with Subsections (b)(2), (d)(2) and (h)(1).

Section 7.06         DIRECT ROLLOVERS

(a)          In General. This Section applies to distributions made after December 31, 2001. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this part, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution that is equal to at least $200 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner) paid directly to an eligible retirement plan specified by the distributee in a direct rollover. If an eligible rollover distribution is less than $500 (or such lesser amount as determined by the Plan Administrator in a nondiscriminatory manner), a distributee may not make the election described in the preceding sentence to roll over a portion of the eligible rollover distribution.

(b)          Definitions.

(1)         Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); any hardship distribution; the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b), or to a qualified defined contribution plan described in Code section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

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(2)         Eligible Retirement Plan. An eligible retirement plan is an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code section 408(a), individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), an annuity contract described in Code section 403(b), or a qualified plan described in Code section 401(a), that accepts the distributee's eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code section 414(p).

If any portion of an eligible rollover distribution is attributable to payments or distributions from a Roth Elective Deferral Account, an eligible retirement plan shall only include another Roth elective deferral account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth IRA described in Code section 408A and only to the extent the rollover is permitted under the rules of Code section 402(c). The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant's Roth Elective Deferral Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant's Roth Elective Deferral Account is not taken into account in determining whether distributions from a Participant's other Accounts are reasonably expected to total less than $200 during a year. The provisions of this Section that allow a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500 are applied by treating any amount distributed from the Participant's Roth Elective Deferral Account as a separate distribution from any amount distributed from the Participant's other Accounts in the Plan, even if the amounts are distributed at the same time.

Notwithstanding the foregoing, effective for distributions made after December 31, 2007, a Participant may roll over a distribution from the Plan to a Roth IRA provided that the amount rolled over is an eligible rollover distribution (as defined in Code section 402(c)(4)) and, pursuant to Code section 408A(d)(3)(A), there is included in gross income any amount that would be includible if the distribution were not rolled over.

Notwithstanding the foregoing, effective January 1, 2007, a non-spouse Beneficiary who is a designated beneficiary within the meaning of Code section 401(a)(9)(E) may, after the death of the Participant, make a direct rollover of a distribution to an IRA established on behalf of the designated Beneficiary; provided that the distributed amount satisfies all the requirements to be an eligible rollover distribution other than the requirement that the distribution be made to the Participant or the Participant’s spouse. Such direct rollovers shall be subject to the terms and conditions of IRS Notice 2007-7 and superseding guidance, including but not limited to the provision in Q&A-17 regarding required minimum distributions. Effective January 1, 2010, the distributions described in this paragraph shall be subject to Code sections 401(a)(31), 402(f) and 3405(c).

Notwithstanding the foregoing, effective for taxable years beginning on or after January 1, 2007, a portion of a distribution shall not fail to be an eligible rollover distribution merely because such portion consists of amounts which are not includible in gross income. However, such portion may be transferred as a direct rollover only to a qualified trust or to an annuity contract described in Code section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(3)         Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

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(4)         Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)          Automatic Rollovers. This Subsection (c) shall be effective for mandatory distributions made on or after March 28, 2005. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Section 7.03(a), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Section 7.02, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator. For purposes of determining whether a mandatory distribution is greater than $1,000, the portion of the Participant's distribution attributable to any rollover contribution is included. Effective for taxable years beginning after December 31, 2005, eligible rollover distributions from a Participant's Roth Elective Deferral Account are separately taken into account in determining whether the total amount of the Participant's Account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan. Notwithstanding the foregoing, this Paragraph shall not be effective until the date this amendment is adopted to the extent that it is inconsistent with the terms of a predecessor plan provision.

(d)          Special Rule for S Corporations. The Plan may permit a direct rollover of the distribution of S Corporation stock to an IRA, provided that:

(1)         The S Corporation shall repurchase the stock immediately upon the Plan's distribution of the stock to an IRA;

(2)         Either: (i) the S Corporation must repurchase the S Corporation stock contemporaneously with, and effective on the same day as, the distribution, or (ii) the Plan may assume the rights and obligations of the S Corporation to repurchase the S Corporation stock immediately upon the Plan's distribution of the stock to an IRA and the Plan repurchases the S Corporation stock contemporaneously with, and effective on the same day as, the distribution;

(3)         No income (including tax-exempt income), loss, deduction, or credit attributable to the distributed S Corporation stock under Code section 1366 shall be allocated to the Participant's IRA.

Section 7.07         MINOR OR LEGALLY INCOMPETENT PAYEE

If a distribution is to be made to an individual who is either a minor or legally incompetent, the Plan Administrator may direct that such distribution be paid to the legal guardian. If a distribution is to be made to a minor and there is no legal guardian, payment may be made to a parent of such minor or a responsible adult with whom the minor maintains his residence, or to the custodian for such minor under the Uniform Transfer to Minors Act, if such is permitted by the laws of the state in which such minor resides. Such payment shall fully discharge the Trustee, Plan Administrator, Trust Fund, and the Employer from further liability on account thereof.

Section 7.08         MISSING PAYEE

If all or any portion of the distribution payable to a Participant or Beneficiary shall, for a period of more than five years after such distribution becomes payable, remain unpaid because the Plan Administrator has been unable to ascertain the whereabouts of the Participant or Beneficiary after sending a registered letter, return receipt requested, to the last known address of such Participant or Beneficiary, the amount so distributable shall be treated as a forfeiture under Article 6 hereof. Notwithstanding the foregoing, if a claim is subsequently made by the Participant or Beneficiary for the forfeited benefit, such benefit shall be reinstated without any credit or deduction for earnings and losses. Amounts forfeited from a Participant's Account under this Section shall be used to restore forfeitures, reduce Company contributions made pursuant to Article 4 or to pay Plan expenses.

Section 7.09         DISTRIBUTIONS UPON TERMINATION OF PLAN

Except as provided in Section 7.10, a Participant may receive the balance of his Account in a lump sum payment upon termination of the Plan without the establishment of alternative defined contribution plan (as described in Treas. Reg. section 1.401(k)-2(d)(4)) other than an employee stock ownership plan (as defined in Code section 4975(e) or Code section 409), a simplified employee pension plan (as defined in Code section 408(k)), a SIMPLE IRA Plan (defined in Code section 408(p)), a plan or contract that satisfies the requirements of Code section 403(b), or a plan that is described in Code section 457(b) or (f).

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Section 7.10         JOINT AND SURVIVOR ANNUITIES

(a)          Application. Notwithstanding any provision to the contrary, this Section shall apply: (i) if a Participant elects benefits in the form of any annuity; or (ii) to the portion of the Participant's Transfer Account attributable to funds subject to the survivor annuity requirements of Code section 401(a)(11) and section 417 that were transferred from another plan (or to such other Accounts if the amounts subject to such survivor annuities and were not separately accounted for). This Section shall only apply if the Participant's Account exceeds $5,000 (or such lesser amount specified in the Adoption Agreement) at the time such individual becomes entitled to a distribution hereunder (or at any subsequent time established by the Plan Administrator to the extent provided in applicable Treasury regulations). Effective January 1, 2002 unless otherwise specified in the Adoption Agreement and if elected by the Plan Sponsor in the Adoption Agreement, for purposes of this Section 7.10(a), the Participant's vested Account balance shall not include that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Code sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

(b)          Qualified Joint and Survivor Annuity. Unless otherwise elected pursuant to Subsection (d) below, a Participant's vested Account balance, to the extent provided in Subsection (a) above, will be paid to him by the purchase and delivery of an annuity in the form of a Qualified Joint and Survivor Annuity. Effective for annuity starting dates in Plan Years beginning after December 31, 2007, to the extent that the Plan must offer a Qualified Joint and Survivor Annuity, the Plan shall also offer a Qualified Optional Survivor Annuity as another optional form of benefit.

A Participant may waive the Qualified Joint and Survivor Annuity during a period that begins on the first day of the 90 day period (180-day period for Plan Years beginning after December 31, 2006) ending on the Annuity Starting Date and ends on the later of the Annuity Starting Date or the 30th day after the Plan Administrator provides the Participant with a written explanation of the Qualified Joint and Survivor Annuity. The Plan Administrator shall no less than 30 days and no more than 90 days (180 days for Plan Years beginning after December 31, 2006) prior to the Annuity Starting Date provide each Participant a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described in the preceding paragraph provided: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a Qualified Joint and Survivor Annuity; (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

(c)          Qualified Preretirement Survivor Annuity. Unless otherwise elected within the applicable election period and to the extent provided in Subsection (a) above, if a Participant dies before the Annuity Starting Date then 50% of the Participant's vested Account balance shall be applied toward the purchase of an annuity for the life of the surviving spouse which shall be distributed to the spouse. The surviving spouse may direct the commencement of payments under the qualified preretirement survivor annuity within a reasonable time after the Participant's death. The terms of such annuity contract shall comply with the provisions of this Plan and the annuity contract shall be nontransferable. The applicable election period shall be the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which he attains age 35, the election period shall begin on the date of separation. A Participant who has not yet attained age 35 may waive the annuity specified in this Subsection (c); provided, that (i) the Participant receives a written explanation pursuant to the following paragraph, (ii) such election is not effective as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Subsection. Notwithstanding anything in this Section to the contrary, the surviving spouse may elect, in writing, to have the Account balance be distributed pursuant to Section 7.02(b).

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The Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the annuity described in this Subsection (c) in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Subsection (b) applicable to a Qualified Joint and Survivor Annuity. The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after the individual becomes a Participant; or (iii) within a reasonable period ending after Termination of Employment in the case of a Participant who separates from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii) and (iii) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. If a Participant who separates from service before the Plan Year in which he attains age 35 thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

(d)          Elections. Any waiver of the annuities described in Subsections (b) and (c) above shall not be effective unless: (i) the Participant's spouse consents in writing to the election; (ii) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); (iii) the spouse's consent acknowledges the effect of the election; and (iv) the spouse's consent is witnessed by a plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse (within the meaning of Code section 417) or that the spouse cannot be located, a waiver will be deemed a qualified election. Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Subsections (b) and (c).

(f)          Deferred Annuity Contracts. In determining whether and/or how the Qualified Joint and Survivor Annuity and the Qualified Preretirement Survivor Annuity rules described in Code sections 401(a)(11) and 417 apply to a deferred annuity contract purchased under the Plan, the provisions of Internal Revenue Service Revenue Ruling 2012-3 and any superseding guidance shall apply.

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ARTICLE 8

INSERVICE DISTRIBUTIONS AND LOANS

Section 8.01         HARDSHIP

(a)          Hardship. A Participant may receive a distribution on account of Hardship from the Accounts specified in the Adoption Agreement. Notwithstanding anything in the Plan to the contrary if the Adoption Agreement permits a Hardship distribution from an Account, the amount available for a Hardship distribution from such Account shall include any amounts grandfathered under Treas. Reg. section 1.401(k)-1(d)(3)(ii)(B). Unless otherwise specified in the Adoption Agreement, a Participant shall only be permitted to receive a hardship distribution pursuant to this Section 8.01 from Accounts that are fully vested.

(b)          Hardship - Safe Harbor. If the Adoption Agreement provides that the Plan has adopted safe harbor criteria for Hardship withdrawal, the following shall apply:

(1)         Immediate and Heavy Financial Need. A hardship distribution shall only be made upon the finding by the Plan Administrator of an immediate and heavy financial need where such Participant lacks other available resources. The following are the only financial needs considered immediate and heavy:

(A)         Expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(B)         Costs directly related to the purchase of a principal residence for the employee (excluding mortgage payments);

(C)         Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the employee, or the employee's spouse, children, or dependents (as defined in Code section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code section 152(b)(1), (b)(2) and (d)(1)(B));

(D)         Payments necessary to prevent the eviction of the employee from the employee's principal residence or foreclosure on the mortgage on that residence;

(E)         Effective as of the effective date of Final 401(k) Regulations specified in the Adoption Agreement, payments for burial or funeral expenses for the employee's deceased parent, spouse, children or dependents (as defined in Code section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code section 152(d)(1)(B));

(F)         Effective as of the effective date of Final 401(k) Regulations specified in the Adoption Agreement, expenses for the repair of damage to the employee's principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); and

(G)         Other expenses as provided by the Commissioner as specified in Treas. Reg. section 1.401(k)-1(d)(3)(v).

(2)         Amount Necessary to Satisfy Need. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(A)         The distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

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(B)         The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

(C)         All plans maintained by the Employer provide that the Participant's Elective Deferrals (and after tax contributions) will be suspended for 6 months (12 months, for hardship distributions before 2002) after the receipt of the hardship distribution; and

(D)         In addition, for hardship distributions before such date as specified in a prior plan document, all plans maintained by the Employer must provide that the Participant may not make Elective Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code section 402(g) for such taxable year less the amount of such Participant's Elective Deferrals for the taxable year of the hardship distribution.

(c)          Hardship - Non Safe Harbor. If the Adoption Agreement provides that the Plan has not adopted the safe harbor criteria for Hardship, the following shall apply:

(1)         Immediate and Heavy Financial Need. A hardship distribution shall only be made upon the finding by the Plan Administrator of an immediate and heavy financial need where such Participant lacks other available resources. Whether a Participant has an immediate and heavy financial need is to be determined based on all relevant facts and circumstances. The need to pay the funeral expenses of a family member would constitute an immediate and heavy financial need and a distribution made to a Participant for the purchase of a boat or television would not constitute a distribution made on account of an immediate and heavy financial need. A financial need may be immediate and heavy even if it was reasonably foreseeable or voluntarily incurred by the Participant.

(2)         Amount Necessary to Satisfy Need. A distribution is not treated as necessary to satisfy an immediate and heavy financial need of a Participant to the extent the amount of the distribution is in excess of the amount required to relieve the financial need or to the extent the need may be satisfied from other resources that are reasonably available to the Participant. This determination generally is to be made on the basis of all relevant facts and circumstances. For purposes of this Paragraph, the Participant's resources are deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant. A vacation home jointly owned (regardless of the nature of legal title) by the Participant and the Participant's spouse will be deemed a resource of the Participant. However, property held for the Participant's child under an irrevocable trust or under the Uniform Gifts to Minors Act is not treated as a resource of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. A distribution generally may be treated as necessary to satisfy a financial need if the Employer relies upon the Participant's written representation, unless the Employer has actual knowledge to the contrary, that the need cannot reasonably be relieved:

(A)         Through reimbursement or compensation by insurance or otherwise;

(B)         By liquidation of the Participant's assets;

(C)         By cessation of all Participant contributions under the Plan;

(D)         By other currently available distributions (including distribution of ESOP dividends under Code section 404(k)) and nontaxable (at the time of the loan) loans, under plans maintained by the Employer or by any other employer; or

(E)         By borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

For purposes of this Paragraph, a need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need. For example, the need for funds to purchase a principal residence cannot reasonably be relieved by a plan loan if the loan would disqualify the Employee from obtaining other necessary financing.

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Section 8.02         SPECIFIED AGE

A Participant may receive a distribution on attainment of a specified age from the Accounts specified in the Adoption Agreement. Unless otherwise specified in the Adoption Agreement, a Participant shall only be permitted to receive a specified age distribution pursuant to this Section 8.02 from Accounts that are fully vested.

Section 8.03         OTHER WITHDRAWALS

(a)          After a Period Certain. To the extent provided in the Adoption Agreement, a Participant may receive a distribution from his Non-Elective Contribution Account which has accumulated for at least twenty-four (24) months. However, an individual who has been a Participant for five (5) or more Plan Years shall be entitled to receive a distribution of his Non-Elective Contribution Account regardless of the length of time the funds have accumulated. Unless otherwise specified in the Adoption Agreement, a Participant shall only be permitted to receive a distribution pursuant to this Section 8.03(a) from Accounts that are fully vested.

(b)          At Any Time. To the extent provided in the Adoption Agreement, a Participant may receive a distribution from his Rollover Contribution Account at any time.

Section 8.04         TRANSFER ACCOUNT

In addition to the foregoing, a Participant may receive a distribution from his Transfer Account as permitted under the terms of any plan from which funds in such Account were transferred to the extent that such optional forms of benefit must be preserved pursuant to Code section 411(d)(6).

Section 8.05         RULES REGARDING INSERVICE DISTRIBUTIONS

(a)          Frequency and Amount of Withdrawals. The Plan Administrator may establish uniform procedures that include, but are not limited to, prescribing limitations on the frequency and minimum amount of withdrawals; provided, that no procedures involving minimum amounts shall prescribe a minimum withdrawal greater than $1,000.

(b)          Form of Withdrawals. All distributions of amounts withdrawn pursuant to Sections 8.01, 8.02, 8.03 and 8.04 shall be made in the form of a single sum as soon as practicable following the Valuation Date as of which such withdrawal is made. Such distributions shall be paid in cash; provided however, that inservice withdrawals may be made from ESOP Accounts in Company Stock to the extent that the Plan permits distributions from ESOP Accounts in Company Stock.

(c)          Active Employment. Only Employees shall be eligible to receive inservice distributions pursuant to this Article 8.

(d)          Ordering Rule. The Plan Administrator shall determine the ordering rule for inservice distributions. Such ordering rule may provide that the Participant may elect to have payments made any combination of such accounts and any other Account.

(e)          Transfer Account. A Participant may receive a distribution from the vested portion of his Transfer Account only to the extent such account was not transferred from a qualified plan subject to Code section 412.

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Section 8.06         LOANS

(a)          Eligible Participants. To the extent provided in the Adoption Agreement, a Participant who is an Employee may apply for a loan from the Plan. The Adoption Agreement may provide that a loan may only be granted for the purpose of enabling the Participant to meet a financial hardship or an unusual or special situation in his financial affairs. Loans shall only be granted pursuant to the terms of this Section to persons who the Plan Administrator determines have the ability to repay the loan. Loans shall not be made available to Participants who are or were Highly Compensated Employees in an amount greater than the amount available to other Participants. Loans shall be made available to all Participants on a nondiscriminatory and reasonably equivalent basis.

(b)          Maximum Loan Amount. Unless otherwise provided in the Adoption Agreement, loans shall not be made from an ESOP Account. No loan to any Participant can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant would exceed the lesser of:

(1)         $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or

(2)         one-half the present value of the nonforfeitable accrued benefit of the Participant or, if greater and so provided in the Adoption Agreement, the total nonforfeitable accrued benefit up to $10,000; provided that additional security is given to the extent such loan exceeds 50% of the nonforfeitable accrued benefit.

For the purpose of the above limitation, all loans from all qualified plans of the Employer are aggregated.

(c)          Loan Term and Amortization. Any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan. If so provided in the Adoption Agreement, a loan term may extend beyond five years if the loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant.

(d)          Minimum Loan Amount - Maximum Number of Loans. The Adoption Agreement shall specify a minimum loan amount and the maximum number of loans outstanding at any one time.

(e)          Interest Rate. Interest shall be charged at a rate to be fixed by the Plan Administrator and, in determining the interest rate, the Plan Administrator shall take into consideration interest rates currently being charged on similar commercial loans by persons in the business of lending money.

(f)          Security. All loans shall be secured by no more than one-half of the vested portion of the Participant's Accounts (determined immediately after the origination of the loan) and such additional security as the Plan Administrator may deem necessary. All loans made to Participants under this Section are to be considered Trust Fund investments and shall be segregated for purposes of Article 9 hereof unless provided otherwise in the Adoption Agreement.

(g)          Repayment. Loans shall be repaid in accordance with the foregoing and the Plan Administrator may require as a condition to granting such loan that it be repaid through payroll deductions. Unless the loan note provides otherwise, the principal amount of the loan and accrued interest shall become immediately due and payable upon a Termination of Employment. Repayment may be suspended pursuant to Code section 414(u).

(h)          Loan Fees. Fees properly chargeable in connection with a loan may be charged, in accordance with a uniform and nondiscriminatory policy established by the Plan Administrator, against the Account of the Participant to whom the loan is granted.

(i)          Default. In the event of default, foreclosure on the note and attachment of security shall not occur until a distributable event occurs in the Plan.

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(j)          Loans to Self-Employed Persons. For Plan loans made before January 1, 2002, no loans will be made to any shareholder-employee or owner-employee. For purposes of this requirement, a shareholder-employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of Code section 318(a)(1), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation. An owner-employee means, if the Employer is a sole proprietorship, an individual who is the sole proprietor, or, if the Employer is a partnership, a partner owning more than ten percent (10%) of either the capital or profits interest of the partnership.

(k)          Loan Procedures. The Plan Administrator is authorized to adopt any administrative rules or procedures that it deems necessary or appropriate with respect to the granting and administering of loans under this Article 8.

(l)          Spousal Consent. If Section 7.10 applies or if so provided in the Adoption Agreement, a Participant must obtain the consent of his or her spouse, if any, to use the Account balance as security for a loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period (180-day period for Plan Years beginning after December 31, 2006) that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the Account balance is used for renegotiation, extension, renewal, or other revision of the loan.

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ARTICLE 9

INVESTMENT AND VALUATION OF TRUST FUND

Section 9.01         INVESTMENT OF ASSETS

All existing assets of the Trust Fund and all future contributions shall be invested in accordance with the terms of this Article 9. All assets of the Trust Fund may be commingled for investment purposes with the assets of any retirement plan which is maintained by the Company and which qualifies under Code section 401(a) and may be held as a single fund under one or more trust instruments; provided that the value of each plan's assets can be determined at any time. The assets allocable to each such plan shall in no event be used for the benefit of Participants in the other plans.

Section 9.02         PARTICIPANT SELF DIRECTION

(a)          In General. To the extent provided for in the Adoption Agreement, the Plan Administrator may permit Participants to direct the investment of their Accounts pursuant to this Section 9.02. Any Participant self direction shall be made pursuant to such uniform guidelines and procedures as the Plan Administrator may establish from time to time. Notwithstanding the foregoing, a Participant may not alter his investment in the Company Stock Fund except as provided in Subsection (b) below.

(b)          Pre-Retirement Diversification Rights.

(1)         The Plan Administrator shall offer a qualified participant the option to direct the investment of Company Stock acquired by or contributed to the Plan after December 31, 1986 (or all Company Stock if so provided in the Adoption Agreement) into other Investment Funds pursuant to this Subsection and Code section 401(a)(28)(B)(ii)(II) during the diversification election period. The Participant must elect such option within 90 days after the end of each Plan Year during the diversification election period, and the value of such Company Stock will be invested as directed by such Participant within 180 days after the end of such Plan Year.

(2)         The maximum number of shares of Company Stock which a qualified participant may elect to reinvest as of the end of each of the Plan Years during the diversification election period shall be that number of such shares (rounded to the nearest whole number) which is equal to the result determined by the formula (25% x (A + B)) - B, where A is the number of shares of Company Stock which are allocated to his Account as of the applicable date and B is the number of shares of Company Stock, if any, previously reinvested by the Participant pursuant to this Subsection, provided that for purposes of determining such maximum number of shares for the last Plan Year in a Diversification election period, fifty percent (50%) shall be substituted for twenty-five percent (25%). No Participant may elect to reinvest during any diversification period if the fair market value as of the end of the preceding Plan Year of Company Stock allocated to such Participant's account is $500 or less.

(3)         For purposes of this Subsection, the diversification election period means the six Plan Years beginning with the Plan Year during which a Participant becomes a qualified participant, and a qualified participant is a Participant who has attained age 55 and has 10 years of participation in the Plan as specified in the Adoption Agreement.

(4)         In the event a Participant elects to diversify pursuant to the foregoing, the Plan Administrator may elect instead to distribute to such Participant the amounts subject to such election.

(c)          Investment Elections. To the extent provided in Subsections (a) and (b), each Participant shall direct in the form and manner and at the time or times prescribed by the Plan Administrator the percentage of the applicable Accounts to be invested in one or more of the available Investment Funds, subject to such rules and limitations as the Plan Administrator may prescribe. After the death of the Participant, a Beneficiary shall be entitled to make investment elections as if the Beneficiary were the Participant. Notwithstanding the foregoing, the Plan Administrator may restrict investment transfers to the extent required to comply with applicable law.

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(d)          Divestiture of Publicly-Traded Employer Securities. To the extent provided in Code section 401(a)(35), Treas. Reg. section 1.401(a)(35)-1 and any superseding guidance, an applicable individual may elect to direct the Plan to divest any publicly traded employer securities held in the applicable portion of his or her Account and to reinvest an equivalent amount in other investment options offered under the Plan. This diversification right only applies to publicly traded employer securities that are held in the Account for which the individual meets the definition of applicable individual.

(e)          Loans. If the Adoption Agreement does not permit Participant self direction, any assets that are held in the form of a Participant loan made pursuant to Article 8 shall be treated as a segregated investment unless otherwise provided in the Adoption Agreement.

Section 9.03         INDIVIDUAL ACCOUNTS

To the extent provided in the Adoption Agreement, there shall be maintained on the books of the Plan with respect to each Participant, as applicable, a Non-Elective Contribution Account, Rollover Contribution Account, Transfer Account and any other Account established by the Plan Administrator. Each such Account shall separately reflect the Participant's interest in the Trust Fund relating to such Account. Each Participant shall receive, at least annually, a statement of his Account. A Participant's interest in the Trust Fund shall be determined and accounted for based on his beneficial interest in such fund.

Section 9.04         QUALIFYING EMPLOYER INVESTMENTS

Subject to Section 1.02, the Trustee may invest up to 100% (to extent that the Plan is not subject to Section 7.10) of the fair market value of the assets of the Trust Fund in "qualifying employer securities" or "qualifying employer real property". The term "employer security" means a security issued by an employer of employees covered by the plan, or by an affiliate of such employer. A contract to which ERISA section 408(b)(5) applies shall not be treated as a security for purposes of this section. The term "employer real property" means real property (and related personal property) which is leased to an employer of employees covered by the Plan, or to an affiliate of such employer. For purposes of determining the time at which a Plan acquires employer real property for purposes of this section , such property shall be deemed to be acquired by the Plan on the date on which the plan acquires the property or on the date on which the lease to the employer (or affiliate) is entered into, whichever is later.

Section 9.05         ALLOCATION OF EARNINGS AND LOSSES

(a)          Reinvestment. Except as provided in Section 9.09, the dividends, capital gains distributions, and other earnings received on the Trust Fund shall be allocated to such fund and reinvested.

(b)          Valuation. Except as provided in Section 9.10, the assets of each Investment Fund shall be valued by the Trustee at their current fair market value as of each Valuation Date, and Accounts of each Participant with interests in that Investment Fund shall be credited with such Participant's allocable share of the earnings and losses of each Investment Fund since the immediately preceding Valuation Date. Such allocation shall be done on the basis of such Participant's interest in the applicable Investment Fund. For purposes of the allocation of investment earnings and losses, the Plan Administrator may adjust the value of interests of Investment Funds in Accounts as of the preceding Valuation Date to account for any contributions, distributions or withdrawals that occur after such preceding Valuation Date.

(c)          Allocation to Individual Accounts. The Accounts of each Participant shall be adjusted as of each Valuation Date by (i) reducing such Accounts by any distributions and withdrawals made therefrom since the preceding Valuation Date, (ii) increasing or reducing such Accounts by the Participant's share of earnings and losses and reasonable fees charged against such accounts at the direction of the Plan Administrator, and (iii) crediting such Accounts with any contributions made thereto since the preceding Valuation Date.

(d)          Allocation of Expenses. The Plan Administrator may allocate all, none or any portion of the Plan's expenses to Participant Accounts. When allocating expenses among Participant Accounts, the Plan Administrator may allocate such expenses using any reasonable method that does not violate Title I of ERISA and does not discriminate in favor of Highly Compensated Employees within the meaning of applicable provisions of Code section 401(a)(4). Such methods may include, but not be limited to: (i) allocating expenses only to current or former employees (or among any other classification(s) of employees), (ii) allocating expenses directly to individual employees, (iii) allocating expenses using the per capita or pro rata method, and (iv) any combination of the foregoing.

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(e)          Valuation for Distribution. Except as provided in Section 9.10, for the purposes of paying the amounts to be distributed to a Participant or Beneficiary pursuant to Articles 7 and 8, the value of the Participant's interest shall be determined in accordance with the provisions of this Article as of the Valuation Date related to the date benefits are paid.

(f)          No Rights Created by Allocation. An allocation of contributions or earnings to the separate account of a Participant under this Article 9 shall not cause the Participant to have any right, title or interest in any assets of the Plan except at the time and under the terms and conditions expressly provided for in the Plan.

(g)          Dividends and Credits. Any dividends or credits earned on insurance contracts will be allocated to the Participant's Account for whose benefit the contract is held. No contract will be purchased under the Plan unless such contract or a separate definite written agreement between the Company and the insurer provides that no value under contracts providing benefits under the Plan or credits determined by the insurer (on account of dividends, earnings, or other experience rating credits, or surrender or cancellation credits) with respect to such contracts may be paid or returned to the Company or diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries. However, any contribution made by the Company may be returned to the Company pursuant to Article 10.

Section 9.06         VOTING RIGHTS

(a)          Accounts other than ESOP Accounts. To the extent provided in the Adoption Agreement, a Participant and a Beneficiary of a deceased Participant shall have the right to direct the Trustee as to the exercise of voting rights with respect to investments allocated to Accounts other than ESOP Accounts. An individual's allocable share of investment in the applicable Accounts shall be determined in the discretion of the Plan Administrator. Any investments for which no instructions are received by the Trustee within such time specified by notice and, unless otherwise required by applicable law, any shares which are not allocated to Participants' Accounts shall be voted by the Trustee in the same proportion that the shares for which instructions are received are voted.

(b)          ESOP Accounts. Except as provided below, all Company Stock held in the Trust and allocated to ESOP Accounts shall generally be voted by the Trustee, as directed by the Plan Administrator.

(1)         In General. Each Participant or, if applicable, his Beneficiary shall be entitled to direct the Trustee as to the exercise of any voting rights attributable to shares of Company Stock then allocated to his ESOP Accounts.

(2)         Nonregistered Securities. Notwithstanding the foregoing, this Subsection (b)(2) shall apply if the Company Stock does not constitute registration-type securities within the meaning of Code section 409(e). A Participant or Beneficiary shall only be entitled to direct the Trustee with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets of a trade or business, or such other transactions which may be prescribed by applicable Treasury regulations promulgated under Code section 409(e). Each participant shall be entitled to one vote with respect to such issues.

(3)         Instructions. If Participants are entitled to so direct the Trustee as to the voting of Company Stock pursuant to Subsection (b)(1) or (b)(2), all such Company Stock as to which such instructions have been received (which may include an instruction to abstain) shall be voted in accordance with such instructions. However, the Trustee shall vote any unallocated Company Stock in the Trust Fund, or any allocated Company Stock as to which no voting instructions have been received, in the same proportion as Company Stock as to which voting instructions have been received, unless otherwise directed by the Plan Administrator.

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(4)         Exempt Loan Subject to Code Section 133. Each Participant or, if applicable, his Beneficiary shall be entitled to direct the Trustee as to the exercise of any and all voting rights attributable to shares of Company Stock then allocated to his Account that were acquired with the proceeds of an Exempt Loan that is subject to the full pass through voting requirements of Code section 133.

(5)         Tender Offer. In the event of a tender offer for any Common Stock, the Plan Administrator shall direct the Trustee to accept or reject the offer with respect to the shares of Company Stock held in the Trust Fund.

(c)          General Rules. As soon as practicable prior to the occasion for the exercise of voting rights described in this Section, the Trustee shall deliver or cause to be delivered, to each Participant and Beneficiary of a deceased Participant entitled to vote all notices, prospectuses, financial statements, proxies and proxy soliciting material relating to such investment allocated to the Participant's Account. Instructions by Participants and Beneficiaries to the Trustee shall be in such form and pursuant to such regulations as the Plan Administrator shall prescribe. Any such instructions shall remain in the strict confidence of the Trustee. With respect to fractional shares for which instructions are received by the Trustee, the Trustee shall aggregate all such fractional shares for which the same instructions are received into whole shares and shall vote such whole shares as instructed. Any remaining fractional shares shall be voted by the Trustee in the same proportion that the shares for which instructions are received are voted.

Section 9.07         LIQUIDITY

(a)          Trustee's Put Option. If Trustee determined that the Trust does not have sufficient cash to provide for distributions of benefits, payment of expenses or for other expenditures, the Trustee shall have an option to sell shares of Company Stock to the Company to the to the extent necessary to provide for such expenditures, provided the sale does not violate the terms of the Plan or applicable law. The sales price shall be determined pursuant to Section 9.10.

(b)          Loans. If permitted under applicable law, rulings or regulations, and not a prohibited transaction under Code section 4975(c) or sections 406 or 407 of ERISA (or a prohibited transaction exemption), the Plan Administrator, at the request of the Trustee, shall cause the Company to advance to the Trustee the amounts needed for distributions of benefits, payment of expenses or for other expenditures. Such amounts shall be reimbursed by the Trustee to the Company, with such interest as may be permitted under ERISA.

Section 9.08         RESTRICTIONS ON COMPANY STOCK

Except as required by Code section 409(h) and by Treas. Reg. section 54.4975-7(b)(9) and (10), or as otherwise required by applicable law, no Company Stock purchased with an Exempt Loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by, and when distributed from, the Plan, whether or not the Plan is an employee stock ownership plan within the meaning of Code section 4975(e)(7) at that time. The Plan shall not obligate itself to acquire securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder.

Section 9.09         TREATMENT OF DIVIDENDS

(a)          Cash Dividends.

(1)         Dividends on Unallocated Company Stock. Any cash dividends received which are attributable to shares of Company Stock (i) acquired with the proceeds of an Exempt Loan and (ii) held in the Suspense Account or the Released and Unallocated Account shall be either: (x) held invested until the next Exempt Loan repayment, at which time such dividends, and interest thereon, shall be applied to repay the principal and, at the Plan Administrator's discretion the interest, of the Exempt Loan; or (y) allocated to Participants' Accounts under Article 4 for such Plan Year.

(2)         Dividends on Allocated Company Stock. As determined in the sole discretion of the Plan Administrator, any cash dividends paid with respect to shares of Company Stock allocated to a Participant's Account may be: (i) used to repay the principal balance of an outstanding Exempt Loan or interest thereon in whole or in part pursuant to Subsection (a)(2)(A) below; (ii) allocated to Participants' Accounts; or (iii) distributed currently (or within 90 days after the close of the Plan Year in which such dividends are paid to the Trustee) in cash to such Participants (or their Beneficiaries) on a nondiscriminatory basis pursuant to Subsection (a)(2)(B) below.

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(A)         Repay Exempt Loan. In the event the Plan Administrator elects to repay the Exempt Loan, Company Stock with a fair market value of not less than the amount of such dividend shall be allocated to each Participant to whom such dividend would have been allocated.

(B)         Distribute to Participants. The Plan Administrator may distribute cash dividends paid with respect to shares of Company Stock allocated to Participants' Accounts. The Plan Administrator may also allow Plan Participants to further elect to have such dividends paid to the Plan, or be distributed currently in cash to such Participants (or their Beneficiaries) under such election procedures as may be established by the Plan Administrator; provided that the dividends are paid within 90 days after the close of the Plan Year in which such dividends are paid. Such distributions may be made directly by the Corporation or by the Trustee after receipt of the dividends.

(b)          Stock Dividends. Stock dividends paid (and stock received by the Trustee as a result of a stock split, stock conversion, reorganization or recapitalization of the Company) shall be credited to the account under which such dividends arise.

Section 9.10         USE OF APPRAISER

If the Company Stock is not readily tradable on an established securities market (within the meaning of IRS Notice 2011-19 for Plan Years beginning on or after January 1, 2012 or such later date provided in such Notice), all valuations of Company Stock acquired by or contributed to the Plan after December 31, 1986 with respect to activities carried on by the Plan shall be performed by an independent appraiser. For purposes of the preceding sentence, the term "independent appraiser" means any appraiser meeting the requirements of Code section 401(a)(28). In the case of a transaction between the Plan and a Disqualified Person, value must be determined as of the date of the applicable transaction. For all other purposes under the Plan, value must be determined as of the most recent Valuation Date under the Plan.

Section 9.11         LIFE INSURANCE

(a)          Purchase of Life Insurance. To the extent provided in the Adoption Agreement, a Participant may request that his Accounts that are not ESOP Accounts be invested in insurance on his life, and if the Plan Administrator, in its discretion, approves such request, it shall direct the Trustee to apply for and be the owner of any insurance contract purchased under the terms of this Section. The insurance contract(s) must provide that proceeds will be payable to the Trustee; however, the Trustee shall be required to pay over all proceeds of the contract(s) to the Participant's Beneficiary in accordance with the distribution provisions of this Plan. The form and type of contract purchased shall be determined by the Plan Administrator. The Plan Administrator may also establish rules that prohibit the purchase of life insurance where the annual premium is estimated to be less than a certain minimum amount. If the Trustee elects to borrow against such contracts, such borrowings shall be on a uniform and nondiscriminatory basis. Any discretion shall be exercised in a non-discriminatory manner.

(b)          Maximum Insurance Amounts. The total premiums paid for a Participant's ordinary life insurance shall be less than 50% of the aggregate Company contributions allocated to such Participant's Account. If term insurance or universal life insurance is purchased, the aggregate premiums shall not exceed 25% of aggregate Company contributions allocated to the insured Participant's Account. If both ordinary life insurance and either term insurance or universal life insurance is purchased for a Participant, the aggregate premiums for such term insurance and/or universal life insurance plus one-half of the total premiums for such ordinary life insurance shall not in the aggregate exceed 25% of the aggregate Company contributions allocated to the insured Participant's Account. However, the foregoing restrictions shall not apply to funds that may be withdrawn or distributed from the Plan in accordance with applicable law even if such withdrawals/distributions are not permitted under the terms of the Plan.

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(c)          Beneficiary. The Trust Fund shall be designated as the beneficiary to receive death benefits payable pursuant to the provisions of any life insurance policy purchased pursuant to this Section. Any death proceeds received by the Trust Fund shall be added to the deceased Participant's Account and distributed pursuant to Article 7 hereof. Under no circumstances shall the Trust Fund retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

(d)          Conversion of Policies. If an insured Participant does not die prior to retirement, the Trustee may: (i) convert the entire value of any such life insurance contract at or before retirement into cash to provide the retirement benefits set forth in Article 7 so that no portion of such value may be used to continue life insurance protection beyond retirement; or (ii) distribute any such contract to the Participant. Nothing provided herein shall be construed to prohibit the purchase, sale, transfer or exchange of any individual life insurance contract which would otherwise be permitted under applicable prohibited transaction class exemptions or Department of Labor Regulations.

(e)          Distributions. Any distribution of an insurance policy or the proceeds of an insurance policy purchased pursuant to this Section shall be subject to the requirements of Article 7.

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ARTICLE 10

TRUST FUND

Section 10.01         TRUST FUND

(a)          Continuation of Trust Fund. A trust is hereby established or continued under the Plan and the Trustee will maintain a trust account for the Plan and, as part thereof, Participants' accounts for such individuals as the Company shall from time to time give written notice to the Trustee are Participants in the Plan. The Trustee will accept and hold in the Trust Fund such contributions on behalf of Participants as it may receive from time to time from the Company, including amounts transferred by any prior trustee of the Plan, and such earnings, income and appreciation as may accrue thereon; less losses, depreciation and payments made by the Trustee to carry out the purposes of the Plan. The Trust Fund shall be fully invested and reinvested in accordance with the applicable provisions of the Plan.

(b)          Exclusive Benefit. All contributions made to the Plan are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for, nor diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and corresponding trust).

(c)          Return of Contributions. Notwithstanding any other provision of the Plan: (i) as contributions made prior to the receipt of an initial determination letter are conditional upon a favorable determination as to the qualified status of the Plan under Code section 401(a), if the Plan receives an adverse determination with respect to its initial qualification, then any such contribution may be returned to the Company within one year after such determination, provided the application for determination is made by the time prescribed by law; (ii) contributions made by the Company based upon mistake of fact may be returned to the Company within one year of such contribution; (iii) as all contributions to the Plan are conditioned upon their deductibility under the Code, if a deduction for such a contribution is disallowed, such contribution may be returned to the Company within one year of the disallowance of such deduction; and (iv) after all liabilities under the Plan have been satisfied, the remaining assets of the Trust shall be distributed to the Company if such distribution does not contravene any provision of applicable law.

In the case of the return of a contribution due to mistake of fact or the disallowance of a deduction, the amount that may be returned is the excess of the amount contributed over the amount that would have been contributed had there not been a mistake or disallowance. Earnings attributable to the excess contributions may not be returned to the Company but losses attributable thereto must reduce the amount to be so returned. Any return of contribution or distribution of assets made by the Trustee pursuant to this Section shall be made only upon the direction of the Company, which shall have exclusive responsibility for determining whether the conditions of such return or distribution have been satisfied and for the amount to be returned.

(d)          Assets Not Held by Trustee. The Trustee shall not be responsible for any assets of the Plan that are held outside of the Trust Fund. The Trustee is expressly hereby relieved of any responsibility or liability for any losses resulting to the Plan arising from any acts or omissions on the part of any insurance company holding assets outside of the Trust Fund. The Company shall serve as custodian for all promissory notes and related documents issued in connection with the Plan's participant loan program and the Company shall be responsible for the safekeeping of same.

(e)          Group Trust. In the event that the Trust is a part of any group trust (within the meaning of Internal Revenue Service Revenue Rulings 81-100 and 2011-1): (i) participation in the Trust is limited to (w) individual retirement accounts which are exempt from taxation under Code section 408(e) and Roth individual retirement accounts described in Code Section 408A pursuant to Internal Revenue Service Revenue Ruling 2004-67, (x) pension and profit-sharing trusts which are exempt from taxation under Code section 501(a) by qualifying under Code section 401(a), (y) eligible governmental plan trusts described in Code section 457(b) pursuant to Internal Revenue Service Revenue Ruling 2004-67, and (z) effective as provided in Internal Revenue Service Revenue Ruling 2011-1 (as modified by Internal Revenue Service Notice 2012-6 and any superseding guidance) the accounts and plans described in Internal Revenue Service Revenue Ruling 2011-1; (ii) no part of the corpus or income which equitably belongs to any individual retirement account or a plan's trust may be used for or diverted to any purposes other than for the exclusive benefit of the individual or the employees, respectively, or their beneficiaries who are entitled to benefits under such participating individual retirement account or a plan's trust; (iii) no part of the equity or interest in the Trust Fund shall be subject to assignment by a participating individual retirement account or a plan's trust; (iv) the Trustee shall maintain separate accounts for each Plan; (v) the group trust is created or organized in the United States and is maintained at all times as a domestic trust in the United States; and (vi) for the plans and accounts described in Internal Revenue Service Revenue Ruling 2011-1, the requirement of such ruling and superseding guidance is met.

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Section 10.02         DUTIES OF THE TRUSTEE

(a)          In General. The Trustee is not a party to, and has no duties or responsibilities under, the Plan other than those that may be expressly contained in this Article. The Trustee shall have no duties, responsibilities or liability with respect to the acts or omissions of any prior trustee. The Trustee shall discharge its assigned duties and responsibilities under this Article and the Plan with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

(b)          Contributions. The Trustee agrees to accept contributions that are paid to it by the Company (as well as rollover contributions and direct transfers from other eligible retirement plans) in accordance with the terms of this Article. Such contributions shall be in cash or in such other form that may be acceptable to the Trustee. In-kind contributions of other than qualifying employer securities are permitted only in non-pension plans provided that the contribution is discretionary and unencumbered. Qualifying employer securities may be contributed to both pension and non-pension plans subject to the requirements of ERISA section 408(e). The Trustee shall have no duty to determine or collect contributions under the Plan and shall have no responsibility for any property until it is received by the Trustee. The Company shall have the sole duty and responsibility for the determination of the accuracy or sufficiency of the contributions to be made under the Plan, the transmittal of the same to the Trustee and compliance with any statute, regulation or rule applicable to contributions.

(c)          Distributions. The Trustee shall make distributions out of the Trust Fund pursuant to instructions described in Section 10.05. The Trustee shall not have any responsibility or duty under this Article for determining that such are in accordance with the terms of the Plan and applicable law, including without limitation, the amount, timing or method of payment and the identity of each person to whom such payments shall be made. The Trustee shall have no responsibility or duty to determine the tax effect of any payment or to see to the application of any payment. In making payments, the Company acknowledges that the Trustee is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes. In the event that any dispute shall arise as to the persons to whom payment or delivery of any assets shall be made by the Trustee, the Trustee may withhold such payment or delivery until such dispute shall have been settled by the parties concerned or shall have been determined by a court of competent jurisdiction.

(d)          Records. The Trustee shall keep full and accurate accounts of all receipts, investments, disbursements and other transactions hereunder, including such specific records as may be agreed upon in writing between the Company and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by any authorized representative of the Company or the Plan Administrator. A Participant may examine only those individual account records pertaining directly to him.

(e)          Accounting. The Trustee shall file with the Plan Administrator a written account of the administration of the Trust Fund showing all transactions effected by the Trustee subsequent to the period covered by the last preceding account and all property held at the end of the accounting period. The Trustee shall use its best effort to file such written account within ninety (90) days, but not later than one hundred twenty (120) days after the end of each Plan Year. Upon approval of such accounting by the Plan Administrator, neither the Company nor the Plan Administrator shall be entitled to any further accounting by the Trustee. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within six (6) months from the date on which the accounting is delivered to the Plan Administrator.

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(f)          Participant Eligibility. The Trustee shall not be required to determine the facts concerning the eligibility of any Participant to participate in the Plan, the amount of benefits payable to any Participant or Beneficiary under the Plan, or the date or method of payment or disbursement. The Trustee shall be fully entitled to rely in good faith solely upon the written advice and directions of the Plan Administrator as to any such question of fact.

(g)          Indicia of Ownership. The Trustee shall not hold the indicia of ownership of any assets of the Trust Fund outside of the jurisdiction of the District Courts of the United States, unless in compliance with section 404(b) of ERISA and regulations thereunder.

(h)          Notice. The Trustee shall provide the Company with advance notice of any legal actions the Trustee may take with respect to the Plan and Trust and shall promptly notify the Company of any claim against the Plan and Trust.

(i)          Other Fiduciaries. The Trustee shall not be responsible for the acts or omissions of any other persons except as may be required by ERISA section 405.

Section 10.03         GENERAL INVESTMENT POWERS

In addition to all powers and authority under common law, statutory authority and other provisions of this Article, the Trustee shall have the following powers and authorities to be exercised in accordance with and subject to the provisions of Section 10.04 hereof:

(a)          Invest and reinvest the Trust Fund in any property, real, personal or mixed, wherever situated, and whether situated, and whether or not productive of income or consisting of wasting assets, including, without limitation, common and preferred stock, bonds, notes, debentures, options, mutual funds, leaseholds, mortgages (including without limitation, any collective or part interest in any bond and mortgage or note and mortgage), certificates of deposit, and oil, mineral or gas properties, royalties, interests or rights (including equipment pertaining thereto), without being limited to the classes of property in which trustees are authorized by law or any rule of court to invest trust funds and without regard to the proportion any such property may bear to the entire amount of the Trust Fund;

(b)          Hold property in nominee name, in bearer form, or in book entry form, in a clearinghouse corporation or in a depository, so long as the Trustee's records clearly indicate that the assets held are a part of the Trust Fund; and such property is held in conformance with DOL Reg. section 2550-403a-1(b);

(c)          Collect income payable to and distributions due to the Trust Fund and sign on behalf of the Trust any declarations, affidavits, certificates of ownership and other documents required to collect income and principal payments, including but not limited to, tax reclamations, rebates and other withheld amounts;

(d)          To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition;

(e)          Pursuant to the terms of Section 10.06, to vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

(f)          Take all action necessary to pay for authorized transactions or make authorized distributions, including exercising the power to borrow or raise moneys from any lender, upon such terms and conditions as are necessary to settle such transactions or distributions;

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(g)          To keep such portion of the Trust Fund uninvested in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

(h)          To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(i)          To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(j)          To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Trust Fund, to commence or defend suits or legal or administrative proceedings, and to represent the Plan and/or Trust Fund in all suits and legal and administrative proceedings;

(k)          To invest in Treasury Bills and other forms of United States government obligations;

(l)          Deposit cash in accounts in the banking department of the Trustee or an affiliated banking organization;

(m)          To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

(n)          Invest and reinvest all or any portion of the Trust Fund collectively with funds of other retirement plan trusts exempt from tax under Code section 501(a), including, without limitation, the power to invest collectively with such other funds through the medium of one or more common, collective or commingled trust funds which have been or may hereafter be operated by the Trustee, the instrument or instruments establishing such trust fund or funds, as amended from time to time, being made part of this Trust so long as any portion of the Trust Fund shall be invested through the medium thereof;

(o)          Sell, either at public or private sale, option to sell, mortgage, lease for a term of years less than or continuing beyond the possible date of the termination of the Trust created hereunder, partition or exchange any real property which may from time to time constitute a portion of the Trust Fund, for such prices and upon such terms as it may deem best, and to make, execute and deliver to the purchasers thereof good and sufficient deeds of conveyance therefor and all assignments, transfers and other legal instruments, either necessary or convenient for the passing of the title and ownership thereof to the purchaser, free and discharged of all trusts and without liability on the part of such purchasers to see to the proper application of the purchase price;

(p)          Repair, alter, improve or demolish any buildings which may be on any real estate forming part of the Trust Fund or to erect entirely new structures thereon;

(q)          Renew, extend or participate in the renewal or extension of any mortgage, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust Fund or the preservation of the value of the investment; to waive any default, whether in the performance of any covenant or condition of any mortgage or in the performance of any guarantee, or to enforce any such default in such manner and to such extent as may be deemed advisable; to exercise and enforce any and all rights of foreclosure, to bid on property in foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor, and in connection therewith to release the obligation on the bond or note secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect to any mortgage or guarantee;

(r)          Purchase any authorized investment at a premium or at a discount;

(s)          Establish, manage and administer a securities lending program on behalf of the Trust Fund, pursuant to which the Trustee shall have authority to cause any or all securities held in the Trust Fund to be lent to such one or more borrowers as the Trustee shall determine, in accordance with Prohibited Transaction Class Exemption 81-6. The Investment Fiduciary shall enter into a written agreement with the Trustee setting forth the terms and conditions of the Trustee's appointment, including without limitation the compensation to be paid to the Trustee for its services with respect to such securities lending program, in accordance with Prohibited Transaction Class Exemption 82-63;

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(t)          To purchase any annuity contract; and

(u)          To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

Section 10.04         OTHER INVESTMENT POWERS

(a)          Requirement for Preapproval. The powers granted the Trustee under Section 10.03 shall be exercised by the Trustee upon the written direction from the Investment Fiduciary pursuant to Sections 10.05 and 10.06. Any written direction of the Investment Fiduciary may be of a continuing nature, but may be revoked in writing by the Investment Fiduciary at any time. The Trustee shall comply with any direction as promptly as possible, provided it does not contravene the terms of the Plan or the provision of any applicable law. The Investment Fiduciary, by written direction, may require the Trustee to obtain written approval of the Investment Fiduciary before exercising such of its powers as may be specified in such direction. Any such direction may be of a continuing nature or otherwise and may be revoked in writing by the Investment Fiduciary at any time. The Trustee shall not be responsible for any loss that may result from the failure or refusal of the Investment Fiduciary to give any such required direction or approval.

(b)          Prohibited Transactions. The Trustee shall not engage in any prohibited transaction within the meaning of the Code and ERISA.

(c)          Legal Actions. The Trustee is authorized to execute all necessary receipts and releases and shall be under the duty to make efforts to collect such sums as may appear to be due (except contributions hereunder); provided, however, that the Trustee shall not be required to institute suit or maintain any litigation to collect the proceeds of any asset unless it has been indemnified to its satisfaction for counsel fees, costs, disbursements and all other expenses and liabilities to which it may in its judgment be subjected by such action. Notwithstanding anything to the contrary herein contained, the Trustee is authorized to compromise and adjust claims arising out of any asset held in the Trust Fund upon such terms and conditions as the Trustee may deem just, and the action so taken by the Trustee shall be binding and conclusive upon all persons interested in the Trust Fund.

(d)          Retention of Advisors. The Trustee, with the consent of the Investment Fiduciary, may retain the services of investment advisors to invest and reinvest the assets of the Trust Fund, as well as employ such legal, actuarial, medical, accounting, clerical and other assistance as may be required in carrying out the provisions of the Plan. The Trustee may also appoint custodians, subcustodians or subtrustees as to part or all of the Trust Fund.

Section 10.05         INSTRUCTIONS

(a)          Reliance on Instructions. Whenever the Trustee is permitted or required to act upon the directions or instructions of the Investment Fiduciary, Plan Administrator or Company, the Trustee shall be entitled to act in good faith upon any written communication signed by any person or agent designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Company. Such person or agent shall be so designated either under the provisions of the Plan or in writing by the Company and their authority shall continue until revoked in writing. The Trustee shall incur no liability for failure to act in good faith on such person's or agent's instructions or orders without written communication, and the Trustee shall be fully protected in all actions taken in good faith in reliance upon any instructions, directions, certifications and communications believed to be genuine and to have been signed or communicated by the proper person.

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(b)          Designation of Agent.

(1)         Company. The Company shall notify the Trustee in writing as to the appointment, removal or resignation of any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Company. After such notification, the Trustee shall be fully protected in acting in good faith upon the directions of, or dealing with, any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Company until it receives notice to the contrary. The Trustee shall have no duty to inquire into the qualifications of any person designated to act as or on behalf of the Investment Fiduciary, Plan Administrator or Company.

(2)         Trustee. To the extent provided in the Adoption Agreement, if there is more than one Trustee, the Trustees may designate one or more of the Trustees to act on behalf of the Trustees. Such designated Trustee shall be authorized to take any and all actions and execute and deliver such documents as may be necessary or appropriate.

(c)          Procedures. The Trustee may adopt such rules and procedures as it deems necessary, desirable, or appropriate including, but not limited to: (i) taking action with or without formal meetings; and (ii) in the event that there is more than one Trustee, a procedure specifying whether action may be taken by a less than unanimous vote.

(d)          Payment of Benefits. The Trustee shall pay benefits and expenses from the Trust Fund only upon the written direction of the Plan Administrator. The Trustee shall be fully entitled to rely in good faith on such directions furnished by the Plan Administrator, and shall be under no duty to ascertain whether the directions are in accordance with the provisions of the Plan.

Section 10.06         INVESTMENT OF THE FUND

(a)          Investment Funds. The Investment Fiduciary shall have the exclusive authority and discretion to select the Investment Funds available for investment under the Plan. In making such selection, the Investment Fiduciary shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Subject to Section 1.02 and the first sentence of Subsection (b) below, the available investments under the Plan shall be sufficiently diversified so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. The Investment Fiduciary shall notify the Trustee in writing of the selection of the Investment Funds currently available for investment under the Plan, and any changes thereto.

(b)          Participant Self-Direction. To the extent permitted by the Plan Administrator and the Adoption Agreement pursuant to Section 9.02, each Participant shall have the right, in accordance with the provisions of the Plan, to direct the investment by the Trustee of all amounts allocated to the separate accounts of the Participant under the Plan among any one or more of the available Investment Funds; provided, however, that during any transition period as may be determined by the Investment Fiduciary, the Investment Fiduciary may direct the investment by the Trustee into the Investment Funds available during such period with respect to which individual Participant's directions shall not have been made or shall not have been permitted to be made under the Plan. All investment directions by Participants shall be timely furnished to the Trustee by the Plan Administrator, except to the extent such directions are transmitted telephonically or otherwise by Participants directly to the Trustee or its delegate in accordance with rules and procedures established and approved by the Plan Administrator and communicated to the Trustee. In making any investment of the assets of the Fund, the Trustee shall be fully entitled to rely on such directions furnished to it by the Plan Administrator or by Participants in accordance with the Plan Administrator's approved rules and procedures, and shall be under no duty to make any inquiry or investigation with respect thereto. If the Trustee receives any contribution under the Plan that is not accompanied by instructions directing its investment, the Trustee shall notify the Plan Administrator of that fact, and the Trustee may, in its discretion, hold all or a portion of the contribution uninvested without liability for loss of income or appreciation pending receipt of proper investment directions.

(c)          Investment Managers.

(1)         Appointment of Investment Managers. The Investment Fiduciary may appoint one or more Investment Managers with respect to some or all of the assets of the Trust Fund as contemplated by section 402(c)(3) of ERISA. Any such Investment Manager shall acknowledge to the Investment Fiduciary in writing that it accepts such appointment and that it is an ERISA fiduciary with respect to the Plan and the Trust Fund. The Investment Fiduciary shall provide the Trustee with a copy of the written agreement (and any amendments thereto) between the Investment Fiduciary and the Investment Manager. By notifying the Trustee of the appointment of an Investment Manager, the Investment Fiduciary shall be deemed to certify that such Investment Manager meets the requirements of section 3(38) of ERISA. The authority of the Investment Manager shall continue until the Investment Fiduciary rescinds the appointment or the Investment Manager has resigned.

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(2)         Separation of Duties. The assets with respect to which a particular Investment Manager has been appointed shall be specified by the Investment Fiduciary and shall be segregated in a separate account for the Investment Manager (the "Separate Account") and the Investment Manager shall have the power to direct the Trustee in every aspect of the investment of the assets of the Separate Account. The Trustee shall not be liable for the acts or omissions of an Investment Manager and shall have no liability or responsibility for acting pursuant to the direction of, or failing to act in the absence of, any direction from an Investment Manager, unless the Trustee knows that by such action or failure to act it would be itself committing a breach of fiduciary duty or participating in a breach of fiduciary duty by such Investment Manager, it being the intention of the parties that each party shall have the full protection of section 405(d) of ERISA.

(d)          Proxies.

(1)         Delivery of Information. The Trustee shall deliver, or cause to be delivered, to the Company or Plan Administrator all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by the Trustee relating to securities held by the Trust or, if applicable, deliver these materials to the appropriate Participant or the Beneficiary of a deceased Participant.

(2)         Voting. The Trustee shall not vote any securities held by the Trust except in accordance with the written instructions of the Company, the Investment Fiduciary, or to the extent provided in the Adoption Agreement, the Participant or the Beneficiary of the Participant, if the Participant is deceased. However, the Trustee may, in the absence of instructions, vote "present" for the sole purpose of allowing such shares to be counted for establishment of a quorum at a shareholders' meeting. The Trustee shall have no duty to solicit instructions from Participants, Beneficiaries, the Investment Fiduciary or the Company.

(3)         Investment Manager. To the extent not delegated to Participants pursuant to Subsection (b), the Investment Manager shall be responsible for making any proxy voting or tender offer decisions with respect to securities held in the Separate Account and the Investment Manager shall maintain a record of the reasons for the manner in which it voted proxies or responded to tender offers.

(e)          Life Insurance. Any life insurance investment allowed under Article 9 shall be a permitted Investment Fund.

Section 10.07         COMPENSATION AND INDEMNIFICATION

(a)          Compensation. The Trustee shall be entitled to reasonable compensation for its services as is mutually agreed upon with the Company; provided that such compensation does not result in a prohibited transaction within the meaning of the Code and ERISA. If approved by the Plan Administrator, the Trustee shall also be entitled to reimbursement for all direct expenses properly and actually incurred on behalf of the Plan. Such compensation or reimbursement shall be paid to the Trustee out of the Trust Fund unless paid directly by the Company.

(b)          Indemnification. Unless otherwise provided in an Addendum to the Adoption Agreement, the Company shall indemnify and hold harmless the Trustee (and its delegates) from all claims, liabilities, losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Trustee in connection with its duties hereunder to the extent not covered by insurance, except when the same is due to the Trustee's own gross negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under the Plan or ERISA.

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Section 10.08         RESIGNATION AND REMOVAL

(a)          Resignation. The Trustee may resign at any time by written notice to the Plan Administrator which shall be effective 60 days after delivery unless prior thereto a successor Trustee assumes the responsibilities of Trustee hereunder.

(b)          Removal. The Trustee may be removed by the Company at any time.

(c)          Successor Trustee. The appointment of a successor Trustee hereunder shall be accomplished by and shall take effect upon the delivery to the resigning or removed Trustee, as the case may be, of written notice of the Company appointing such successor Trustee, and an acceptance in writing of the office of successor Trustee hereunder executed by the successor so appointed. Any successor Trustee may be either a corporation authorized and empowered to exercise trust powers or one or more individuals. All of the provisions set forth herein with respect to the Trustee shall relate to each successor Trustee so appointed with the same force and effect as if such successor Trustee had been originally named herein as the Trustee hereunder. If within 45 days after notice of resignation shall have been given under the provisions of this Article a successor Trustee shall not have been appointed, the resigning Trustee or the Plan Sponsor may apply to any court of competent jurisdiction for the appointment of a successor Trustee.

(d)          Transfer of Trust Fund. Upon the appointment of a successor Trustee, the resigning or removed Trustee shall transfer and deliver the Trust Fund to such successor Trustee, after reserving such reasonable amount as it shall deem necessary to provide for its expenses in the settlement of its account, the amount of any compensation due to it and any sums chargeable against the Trust Fund for which it may be liable. If the sums so reserved are not sufficient for such purposes, the resigning or removed Trustee shall be entitled to reimbursement for any deficiency from the Plan Sponsor.

Section 10.09         OTHER TRUST AGREEMENT

(a)          General. This Section 10.09 shall apply only to the extent provided in the Adoption Agreement. If this Section applies, the terms of a separate Trust Agreement shall apply and Sections 10.02 through 10.08 and Article 12 shall apply only to the extent that they are not superseded by the terms of the separate Trust Agreement. Other Sections of the Plan shall be construed in a manner compatible with the separate Trust Agreement.

(b)          Trustee. The Trustee shall be the person(s) or entity listed in the separate Trust Agreement. The Trustee shall be obligated under the terms and conditions of the separate Trust Agreement as executed by the Trustee and the Plan Administrator or Sponsor.

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ARTICLE 11

SPECIAL "TOP-HEAVY" RULES

Section 11.01         "TOP-HEAVY" STATUS

The special provisions set forth in this Article 11 shall apply during any Plan Year in which this Plan, together with any other retirement plans required to be aggregated under Code section 416(g) and the Treasury Regulations promulgated thereunder, is "Top-Heavy." This Plan is Top-Heavy for any Plan Year beginning after 1983:

(a)          If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans;

(b)          If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%; or

(c)          If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

Section 11.02         MINIMUM ALLOCATIONS

(a)          In General. Notwithstanding other provisions of this Plan, for any Plan Year during which this Plan is Top-Heavy and the Adoption Agreement does not provide that the Top-Heavy minimum allocation shall be met in another plan, a Participant who is (i) described in the Adoption Agreement; and (ii) employed by the Employer on the last day of the Plan Year, shall receive the minimum allocation or benefit requirement applicable to top-heavy plans to the extent provided in the Adoption Agreement, which shall not be less than the lesser of three percent (3%) of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code section 416, the largest percentage of Company contributions and forfeitures, as a percentage of Key Employee's Compensation, as limited by Code section 401(a)(17), allocated on behalf of any Key Employee for that Plan Year. If the Adoption Agreement does not indicate that the Top-Heavy minimum allocation shall be met in another plan and indicates that the Company also sponsors a defined benefit plan, "five percent (5%)" shall be substituted for "three percent (3%)" in the preceding sentence. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of: (i) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan); (ii) the Participant's failure to make mandatory employee contributions to the Plan; or (iii) compensation less than a stated amount.

(b)          Matching Contributions. Employer matching contributions may be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

(c)          Contributions under other Plans. The minimum allocation requirement discussed in Subsection 11.02(a) may be met solely or partially in another plan. If the minimum allocation requirement of this Section 11.02 for any Plan Year is met partially in another plan, this Plan may offset the minimum required allocation in Subsection 11.02(a) by the amount allocated in or the benefit accrued in the other plan.

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Section 11.03         MINIMUM VESTING

(a)          For any Plan Year in which this Plan is Top-Heavy, the Top-Heavy vesting schedule specified in the Adoption Agreement shall automatically apply to the Plan to the extent that it is more favorable than the vesting schedule provided for in Article 6.

For purposes of the Adoption Agreement, "2-6 Year Graded" and "3 Year Cliff" shall be determined in accordance with the following schedules:

Years of Vesting Service	Vesting Percentage

"2-6 Year Graded":
Less than Two Years	0%
Two Years but less than Three Years	20%
Three Years but less than Four Years	40%
Four Years but less than Five Years	60%
Five Years but less than Six Years	80%
Six or More Years	100%

"3 Year Cliff":
Less than Three Years	0%
Three or More Years	100%

(b)          The minimum vesting schedule applies to all benefits within the meaning of Code section 411(a)(7) except those attributable to employee contributions or those already subject to a vesting schedule which vests at least as rapidly as the schedule listed above, including benefits accrued before the effective date of Code section 416 and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the account balances of any Employee who does not have an hour of service after the Plan initially became Top-Heavy and such Employee's Account balance attributable to Company contributions and forfeitures will be determined without regard to this Section. The minimum allocation required (to the extent required to be nonforfeitable under Code section 416(b)) may not be forfeited under Code sections 411(a)(3)(B) or 411(a)(3)(D).

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ARTICLE 12

PLAN ADMINISTRATION

Section 12.01         PLAN ADMINISTRATOR

(a)          Designation. The Plan Administrator shall be specified in the Adoption Agreement. In the absence of a designation in the Adoption Agreement, the Plan Sponsor shall be the Plan Administrator. If a Committee is designated as the Plan Administrator, the Committee shall consist of one or more individuals who may be Employees appointed by the Plan Sponsor and the Committee shall elect a chairman and may adopt such rules and procedures as it deems desirable. The Committee may also take action with or without formal meetings and may authorize one or more individuals, who may or may not be members of the Committee, to execute documents in its behalf.

(b)          Authority and Responsibility of the Plan Administrator. The Plan Administrator shall be the Plan "administrator" as such term is defined in section 3(16) of ERISA, and as such shall have total and complete discretionary power and authority:

(i)          to make factual determinations, to construe and interpret the provisions of the Plan, to correct defects and resolve ambiguities and inconsistencies therein and to supply omissions thereto. Any construction, interpretation or application of the Plan by the Plan Administrator shall be final, conclusive and binding;

(ii)         to determine the amount, form or timing of benefits payable hereunder and the recipient thereof and to resolve any claim for benefits in accordance with this Article 12;

(iii)        to determine the amount and manner of any allocations and/or benefit accruals hereunder;

(iv)        to maintain and preserve records relating to Participants, former Participants, and their Beneficiaries and Alternate Payees;

(v)         to prepare and furnish to Participants, Beneficiaries and Alternate Payees all information and notices required under applicable law or the provisions of this Plan;

(vi)        to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

(vii)       to approve and enforce any loan hereunder including the repayment thereof;

(viii)      to provide directions to the Trustee with respect to the purchase of life insurance, methods of benefit payment, valuations at dates other than regular Valuation Dates and on all other matters where called for in the Plan or requested by the Trustee;

(ix)         to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable; and shall be entitled, to the extent permitted by law, to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by same;

(x)          to determine all questions of the eligibility of Employees and of the status of rights of Participants, Beneficiaries and Alternate Payees;

(xi)         to arrange for bonding, if required by law;

(xii)        to adjust Accounts in order to correct errors or omissions;

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(xiii)       to determine whether any domestic relations order constitutes a Qualified Domestic Relations Order and to take such action as the Plan Administrator deems appropriate in light of such domestic relations order;

(xiv)      to retain records on elections and waivers by Participants, their spouses and their Beneficiaries and Alternate Payees;

(xv)       to supply such information to any person as may be required;

(xvi)      to establish, revise from time to time, and communicate to the Trustee and/or the Investment Fiduciary and Investment Manager(s), a funding policy and method for the Plan; and

(xvii)     to perform such other functions and duties as are set forth in the Plan that are not specifically given to the Investment Fiduciary or Trustee.

(c)          Procedures. Unless otherwise provided in the Adoption Agreement and to the extent that the Adoption Agreement provides that the Board adopts procedures for the Plan Administrator and the Board fails to adopt such procedures, the Plan Administrator may adopt such rules and procedures as it deems necessary, desirable, or appropriate for the administration of the Plan. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished to it. The Plan Administrator's decisions shall be binding and conclusive as to all parties.

(d)          Allocation of Duties and Responsibilities. The Plan Administrator may designate other persons to carry out any of his duties and responsibilities under the Plan.

Section 12.02         INVESTMENT FIDUCIARY

(a)          Designation. The Plan Investment Fiduciary shall be designated by the Plan Sponsor. In the absence of a designation, the Plan Administrator shall be the Investment Fiduciary. The Investment Fiduciary may consist of a committee consisting of one or more individuals who may be Employees appointed by the Plan Sponsor. If a committee is appointed, the committee shall elect a chairman and may adopt such rules and procedures as it deems desirable. The committee may take action with or without formal meetings and may authorize one or more individuals, who may or may not be members of the committee, to execute documents in its behalf.

(b)          Authority and Responsibility of the Investment Fiduciary. The Investment Fiduciary shall have the following discretionary authority and responsibility:

(i)          to manage the investment of the Trust Fund;

(ii)         to appoint one or more Investment Managers;

(iii)        to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable;

(iv)        to establish, revise from time to time, and communicate to the Trustee and/or Investment Manager(s), an investment policy for the Plan; and

(v)         to supply such information to any person as may be required.

(c)          Procedures. Unless otherwise provided in the Adoption Agreement and to the extent that the Adoption Agreement provides that the Board adopts procedures for the Investment Fiduciary and the Board fails to adopt such procedures, the Investment Fiduciary may adopt such rules and procedures as it deems necessary, desirable, or appropriate in furtherance of its duties hereunder. When making a determination or calculation, the Investment Fiduciary shall be entitled to rely upon information furnished to it.

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Section 12.03         COMPENSATION OF PLAN ADMINISTRATOR AND INVESTMENT FIDUCIARY

The Plan Administrator and Investment Fiduciary shall serve without compensation for their services.

Section 12.04         PLAN EXPENSES

All direct expenses of the Plan, Trustee, Plan Administrator and Investment Fiduciary or any other person in furtherance of their duties hereunder shall be paid or reimbursed by the Company, and if not so paid or reimbursed, shall be proper charges to the Trust Fund and shall be paid therefrom.

Section 12.05         ALLOCATION OF FIDUCIARY RESPONSIBILITY

A Plan fiduciary shall have only those specific powers, duties, responsibilities and obligations as are explicitly given him under the Plan and Trust Agreement. It is intended that each fiduciary shall not be responsible for any act or failure to act of another fiduciary. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

Section 12.06         INDEMNIFICATION

Unless otherwise provided in an Addendum to the Adoption Agreement, the Company shall indemnify and hold harmless any person serving as the Investment Fiduciary and/or Plan Administrator (and their delegates) from all claims, liabilities, losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by such persons in connection with their duties hereunder to the extent not covered by insurance, except when the same is due to such person's own gross negligence, willful misconduct, lack of good faith, or breach of its fiduciary duties under this Plan or ERISA.

Section 12.07         CLAIMS PROCEDURES

(a)          Application for Benefits. A Participant or any other person entitled to benefits from the Plan (a "Claimant") may apply for such benefits by completing and filing a claim with the Plan Administrator. Any such claim shall be in writing and shall include all information and evidence that the Plan Administrator deems necessary to properly evaluate the merit of and to make any necessary determinations on a claim for benefits. The Plan Administrator may request any additional information necessary to evaluate the claim.

(b)          Timing of Notice of Denied Claim. The Plan Administrator shall notify the Claimant of any adverse benefit determination within a reasonable period of time, but not later than 90 days (45 days if the claim relates to a disability determination) after receipt of the claim. This period may be extended one time by the Plan for up to 90 days (30 additional days if the claim relates to a disability determination), provided that the Plan Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies the Claimant, prior to the expiration of the initial review period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If the claim relates to a disability determination, the period for making the determination may be extended for up to an additional 30 days if the Plan Administrator notifies the Claimant prior to the expiration of the first 30-day extension period.

(c)          Content of Notice of Denied Claim. If a claim is wholly or partially denied, the Plan Administrator shall provide the Claimant with a written notice identifying (1) the reason or reasons for such denial, (2) the pertinent Plan provisions on which the denial is based, (3) any material or information needed to grant the claim and an explanation of why the additional information is necessary, and (4) an explanation of the steps that the Claimant must take if he wishes to appeal the denial including a statement that the Claimant may bring a civil action under ERISA.

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(d)          Appeals of Denied Claim. If a Claimant wishes to appeal the denial of a claim, he shall file a written appeal with the Plan Administrator on or before the 60th day (180th day if the claim relates to a disability determination) after he receives the Plan Administrator's written notice that the claim has been wholly or partially denied. The written appeal shall identify both the grounds and specific Plan provisions upon which the appeal is based. The Claimant shall be provided, upon request and free of charge, documents and other information relevant to his claim. A written appeal may also include any comments, statements or documents that the Claimant may desire to provide. The Plan Administrator shall consider the merits of the Claimant's written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Plan Administrator may deem relevant. The Claimant shall lose the right to appeal if the appeal is not timely made. The Plan Administrator shall ordinarily rule on an appeal within 60 days (45 days if the claim relates to a disability determination). However, if special circumstances require an extension and the Plan Administrator furnishes the Claimant with a written extension notice during the initial period, the Plan Administrator may take up to 120 days (90 days if the claim relates to a disability determination) to rule on an appeal.

(e)          Denial of Appeal. If an appeal is wholly or partially denied, the Plan Administrator shall provide the Claimant with a notice identifying (1) the reason or reasons for such denial, (2) the pertinent Plan provisions on which the denial is based, (3) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits, and (4) a statement describing the Claimant's right to bring an action under section 502(a) of ERISA. The determination rendered by the Plan Administrator shall be binding upon all parties.

(f)          Determinations of Disability. If the claim relates to a disability determination, determinations of the Plan Administrator shall include the information required under applicable United States Department of Labor regulations.

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ARTICLE 13

AMENDMENT, MERGER AND TERMINATION

Section 13.01         AMENDMENT

The provisions of the Plan may be amended in writing at any time and from time to time by the Plan Sponsor, provided, however, that:

(a)          No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit and no amendment shall increase the duties and liabilities of the Trustee without the Trustee's consent. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under Code section 412(c)(8). For purposes of this Subsection, a Plan amendment which has the effect of decreasing a Participant's Account balance, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit.

No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her Account balance under a particular optional form of benefit if the amendment is permitted under applicable Treasury Regulations.

A Plan amendment may also provide exceptions from the general prohibition against the elimination or restriction of optional forms of benefit for in-kind distributions and elective transfers as specified under Treas. Reg. section 1.411(d)-4 Q&A 2 and 3.

(b)          If the Plan's vesting schedule is amended, in the case of an Employee who is a Participant as of the later of the date the amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's employer-derived accrued benefit will not be less than the percentage computed under the Plan without regard to such amendment.

(c)          If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least 3 years of vesting service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least 1 hour of service in any plan year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "5 years of service" for "3 years of service" where such language appears. The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(1)         60 days after the amendment is adopted;

(2)         60 days after the amendment becomes effective; or

(3)         60 days after the Participant is issued written notice of the amendment by the Plan Administrator.

The election provided for in this Section 13.01 shall be made in writing and shall be irrevocable when made.

(d)          Code section 411(d)(6) protected benefits will be available without regard to employer discretion in accordance with Treas. Reg. section 1.411(d)(4), Q & A's #8 & 9.

(e)          Amendment to Other Vesting Provisions.

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(1)         Except as provided in Subsection (e)(2), a plan amendment may not decrease a Participant's accrued benefits, or otherwise place greater restrictions or conditions on a Participant's rights to Code section 411(d)(6) protected benefits, even if the amendment merely adds a restriction or condition that is permitted under the vesting rules in Code section 411(a)(3) through (11).

(2)         An amendment described in Subsection (e)(2) does not violate Code section 411(d)(6) to the extent: (i) it applies with respect to benefits that accrue after the applicable amendment date; or (ii) the plan amendment changes the Plan's vesting computation period and it satisfies the applicable requirements under 29 CFR 2530.203-2(c).

Section 13.02         MERGER AND TRANSFER

(a)          Merger. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan (as if such plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than the benefit he would have had immediately before such merger, consolidation or transfer in the plan in which he was then a Participant had such plan been terminated at that time.

(b)          Transfer. The Plan Administrator may direct the Trustee to accept assets and related liabilities from another qualified plan provided that it receives sufficient evidence that the transferor plan is a tax-qualified plan. The Plan Administrator may direct the Trustee to transfer assets and related liabilities to another qualified plan provided that it receives sufficient evidence that the transferee plan is a tax-qualified plan.

(c)          Transfer to Non Qualified Trust. Subject to the conditions and limitations of Revenue Ruling 2008-40, a transfer of assets from the Plan's trust to a nonqualified foreign trust shall be treated as a distribution.

(d)          Transfer of Sponsorship. Sponsorship of the Plan may not be transferred to an unrelated taxpayer if such transfer would violate Revenue Ruling 2008-45.

Section 13.03         TERMINATION

(a)          It is the intention of the Plan Sponsor that this Plan will be permanent. However, the Plan Sponsor reserves the right to terminate the Plan at any time for any reason.

(b)          Each entity constituting the Company reserves the right to terminate its participation in this Plan. Each such entity constituting the Company shall be deemed to terminate its participation in the Plan if: (i) it is a party to a merger in which it is not the surviving entity and the surviving entity is not an affiliate of another entity constituting the Company, or (ii) it sells all or substantially all of its assets to an entity that is not an affiliate of another entity constituting the Company.

(c)          Any termination of the Plan shall become effective as of the date designated by the Plan Sponsor. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no termination shall cause any part of the funds or assets held to provide benefits under the Plan to be used other than for the benefit of Participants or to meet the administrative expenses of the Plan. In the event of the termination or partial termination of the Plan the Account balance of each affected Participant will be nonforfeitable. In determining whether a partial plan termination has occurred, the Plan Administrator shall employ the analysis set forth in IRS Revenue Ruling 2007-43. In the event of a complete discontinuance of contributions under the Plan, the Account balance of each affected Participant will be nonforfeitable. Upon termination of the Plan, Participant Accounts shall be distributed in a single lump sum payment unless otherwise required pursuant to Article 7.

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ARTICLE 14

MISCELLANEOUS

Section 14.01         NONALIENATION OF BENEFITS

(a)          Except as provided in Section 14.01(b), the Trust Fund shall not be subject to any form of attachment, garnishment, sequestration or other actions of collection afforded creditors of the Company, Participants or Beneficiaries under the Plan and all payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Company, Participant or Beneficiary. Except as provided in Section 14.01(b), no Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary. Any reference to a Participant or Beneficiary shall include an Alternate Payee or the Beneficiary of an Alternate Payee.

(b)          Notwithstanding the foregoing, the Trustee and/or Plan Administrator may:

(1)         Subject to Section 14.02 below, comply with the provisions and conditions of any Qualified Domestic Relations Order pursuant to the provisions of Code section 414(p).

(2)         Comply with any federal tax levy made pursuant to Code section 6331.

(3)         Subject to the provisions of Code section 401(a)(13), comply with the provisions and conditions of a judgment, order, decree or settlement agreement issued on or after August 5, 1997 between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA.

(4)         Bring action to recover benefit overpayments.

Section 14.02         RIGHTS OF ALTERNATE PAYEES

(a)          General. An Alternate Payee shall have no rights to a Participant's benefit and shall have no rights under this Plan other than those rights specifically granted to the Alternate Payee pursuant to a Qualified Domestic Relations Order that are consistent with this Section 14.02.

(b)          Distribution. Notwithstanding any provision of the Plan to the contrary, the Plan Administrator may direct the Trustee to distribute all or a portion of a Participant's benefits under the Plan to an Alternate Payee in accordance with the terms and conditions of a Qualified Domestic Relations Order. The Plan hereby specifically permits and authorizes distribution of a Participant's benefits under the Plan to an Alternate Payee in accordance with a Qualified Domestic Relations Order prior to the date the Participant has a Termination of Employment, or prior to the date the Participant attains his earliest retirement age as defined in Code section 414(p). Unless otherwise provided in the Adoption Agreement, the preceding sentence does not apply to the Participant's ESOP Account.

(c)          Investment Funds. If the Qualified Domestic Relations Order does not specify the Participant's Accounts, or Investment Funds in which such Accounts are invested, from which amounts that are separately accounted for shall be paid to an Alternate Payee, such amounts shall be distributed, or segregated, from the Participant's Accounts, and the Investment Funds in which such Accounts are invested (excluding any amounts invested as a Participant loan), on a pro rata basis. A Qualified Domestic Relations Order may not provide for the assignment to an Alternate Payee of an amount that exceeds the balance of the Participant's vested Accounts after deduction of any outstanding loan.

(d)          Default Rules. Unless a Qualified Domestic Relations Order establishing a separate account for an Alternate Payee provides to the contrary:

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(i)          Death Benefits. An Alternate Payee shall have the right to designate a Beneficiary who shall receive benefits payable to an Alternate Payee which have not been distributed at the time of the Alternate Payee's death. If the Alternate Payee does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed shall be paid to the Alternate Payee's estate. Any death benefit payable to the Beneficiary of an Alternate Payee shall be paid in a single sum as soon as administratively practicable after the Alternate Payee's death.

(ii)         Investment Direction. An Alternate Payee shall have the right to direct the investment of any portion of a Participant's Accounts payable to the Alternate Payee under such order in the same manner with respect to a Participant, which amounts shall be separately accounted for by the Trustee in the Alternate Payee's name.

(iii)        Voting Rights. An Alternate Payee shall have the right to direct the Trustee as to the exercise of voting rights in the same manner as provided with respect to a Participant.

(e)          Withdrawals/Loans. An Alternate Payee shall not be permitted to make any withdrawals under Article 8 and shall not be permitted to make a loan from the separate account established for the Alternate Payee pursuant to the Qualified Domestic Relations Order.

(f)          Treatment as Spouse. A former spouse may be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order.

(g)          Plan Procedures. The Plan Administrator shall be responsible for establishing reasonable procedures for determining whether any domestic relations order received with respect to the Plan qualifies as a Qualified Domestic Relations Order, and for administering distributions in accordance with the terms and conditions of such procedures and any Qualified Domestic Relations Order.

Section 14.03         NO RIGHT TO EMPLOYMENT

Nothing contained in this Plan shall be construed as a contract of employment between the Employer and the Participant, or as a right of any Employee to continue in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

Section 14.04         NO RIGHT TO TRUST ASSETS

No Employee, Participant, former Participant, Beneficiary or Alternate Payee shall have any rights to, or interest in, any assets of the Trust upon termination of employment or otherwise, except as specifically provided under the Plan. All Payments of benefits under the Plan shall be made solely out of the assets of the Trust.

Section 14.05         GOVERNING LAW

This Plan shall be construed in accordance with and governed by the laws of the state or commonwealth specified in the Adoption Agreement to the extent not preempted by Federal law.

Section 14.06         SEVERABILITY OF PROVISIONS

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

Section 14.08         HEADINGS AND CAPTIONS

The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

Section 14.09         GENDER AND NUMBER

Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

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